                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY



--------------------------------------------------------------------------------


                        POOLING AND SERVICING AGREEMENT

                                     among


                  WILSHIRE MORTGAGE FUNDING COMPANY IV, INC.,
                             as Unaffiliated Seller



                        WILSHIRE SERVICING CORPORATION,
                                  as Servicer


                   CS FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                  as Depositor



                                      and



                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                        as Trustee and Back-Up Servicer

    WILSHIRE FUNDING CORPORATION MORTGAGE BACKED CERTIFICATES, SERIES 1996-3

                          Dated as of December 1, 1996



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                      PAGE

ARTICLE I       DEFINITIONS................................................  1

      Section 1.01.     Certain Defined Terms..............................  1
      Section 1.02.     Provisions of General Application.................. 48
      Section 1.03.     Business Day Certificate........................... 48
      Section 1.04.     Trust Name......................................... 48

ARTICLE II      TRANSFER OF TRUST ASSETS................................... 49

      Section 2.01.     Conveyance of Trust Assets; Establishment of the
                        Trust.............................................. 49
      Section 2.02.     Purposes and Powers................................ 49
      Section 2.03.     Possession of Loan Files; Access to Loan Files..... 50
      Section 2.04.     Certification...................................... 52
      Section 2.05.     Further Action Evidencing Assignments.............. 52
      Section 2.06.     Grant of Security Interest; Intended
                        Characterization................................... 53
      Section 2.07.     Transmission of Loan File Documents................ 54
      Section 2.08.     Miscellaneous REMIC Provisions..................... 54

ARTICLE III     REPRESENTATIONS, WARRANTIES AND COVENANTS.................. 56

      Section 3.01.     Representations, Warranties and Covenants of the
                        Unaffiliated Seller................................ 56
      Section 3.02.     Representations and Warranties of the Servicer..... 60
      Section 3.03.     Representations and Warranties of the Depositor.... 62
      Section 3.04.     [Reserved.......................................... 63
      Section 3.05.     Representations and Warranties as to each Mortgage
                        Loan and the other Trust Assets.................... 63
      Section 3.06.     Repurchases and Remedies........................... 70

ARTICLE IV      SERVICING OF TRUST ASSETS.................................. 71

      Section 4.01.     Servicer and Sub-Servicers......................... 71
      Section 4.02.     Collection of Certain Mortgage Loan Payments....... 74
      Section 4.03.     Sub-Servicing Agreements Between Servicer and
                        Sub-Servicers...................................... 74
      Section 4.04.     Successor Sub-Servicers............................ 75
      Section 4.05.     Liability of Servicer.............................. 75

                                                                          Page
      Section 4.06.     No Contractual Relationship Between Sub-Servicer
                        and Persons other than the Servicer................ 75
      Section 4.07.     Assumption or Termination of Sub- Servicing
                        Agreements......................................... 76
      Section 4.08.     Establishment of Lock-Box and Lock-Box Account..... 76
      Section 4.09.     Deposits into Collection Account................... 77
      Section 4.10.     [Reserved]......................................... 78
      Section 4.11.     Servicer Reports................................... 78
      Section 4.12.     Delinquency Advances, Servicing Advances and
                        Prepayment Interest................................ 78
      Section 4.13.     Maintenance of Insurance and Tax Services.......... 79
      Section 4.14.     Due-on-Sale Clauses; Assumption and Substitution
                        Agreements......................................... 81
      Section 4.15.     Realization Upon Defaulted Mortgage Loans.......... 82
      Section 4.16.     Servicing Compensation............................. 83
      Section 4.17.     Records, Inspections............................... 83
      Section 4.18.     Assignment of Agreement............................ 84
      Section 4.19.     Removal of Servicer; Resignation of Servicer;
                        Term of Servicing.................................. 84
      Section 4.20.     Errors and Omissions Insurance; Fidelity Bond...... 88
      Section 4.21.     Change in Business of the Servicer................. 89
      Section 4.22.     Servicer Expenses.................................. 89
      Section 4.23.     The Back-Up Servicer............................... 89
      Section 4.24.     Escrows for Taxes, Insurance, Assessments and
                        Similar Items; Taxes and Insurance Accounts........ 90
      Section 4.25.     Servicer to Give Notice of Certain Events and to
                        Deliver Certain Information........................ 91

ARTICLE V       THE CERTIFICATES........................................... 92

      Section 5.01.     The Certificates; Denominations.................... 92
      Section 5.02.     Registration of Transfer and Exchange of
                        Certificates....................................... 93
      Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.. 95
      Section 5.04.     Persons Deemed Owners.............................. 96

                                                                          Page

      Section 5.05.     Limitation on Transfer of Residual Certificates.... 96

ARTICLE VI      DEPOSITS AND DISTRIBUTIONS................................. 96

      Section 6.01.     Rights of the Holders.............................. 96
      Section 6.02.     Establishment and Administration of the Collection
                        Account and Certificate Account.................... 97
      Section 6.03.     Investment of Amounts.............................. 97
      Section 6.04.     Collections........................................ 97
      Section 6.05.     Flow of Funds...................................... 98
      Section 6.06.     Disbursement of Funds..............................103
      Section 6.07.     Allocation of Realized Losses......................103
      Section 6.08.     Reports to Certificateholders......................105
      Section 6.09.     Presentation of Certificates.......................107

ARTICLE VII     REMEDIES...................................................108

      Section 7.01.     Limitation on Suits................................108
      Section 7.02.     Restoration of Rights and Remedies.................108
      Section 7.03.     Rights and Remedies Cumulative.....................109
      Section 7.04.     Delay or Omission Not Waiver.......................109
      Section 7.05.     Control by Certificateholders......................109
      Section 7.06.     Waiver of Past Defaults............................110
      Section 7.07.     Undertaking for Costs..............................110
      Section 7.08.     Waiver of Stay or Extension Laws...................110

ARTICLE VIII  LIMITATION ON LIABILITY; INDEMNITIES.........................111

      Section 8.01.     Liabilities of Mortgagors..........................111
      Section 8.02.     Liability of the Unaffiliated Seller, Back-Up
                        Servicer, Depositor and the Servicer...............111
      Section 8.03.  Relationship of Servicer..............................111
      Section 8.04.     Indemnities of the Servicer........................112

ARTICLE IX    THE TRUSTEE..................................................112

      Section 9.01.     Certain Duties.....................................112
      Section 9.02.     Notice of Defaults.................................115
      Section 9.03.     Certain Matters Affecting the Trustee..............115
      Section 9.04.     Trustee Not Liable for Certificates or Mortgages...116
      Section 9.05.     Trustee May Own Certificates.......................117

                                                                          Page

      Section 9.06.     Eligibility Requirements for Trustee...............117
      Section 9.07.     Resignation or Removal of Trustee..................117
      Section 9.08.     Successor Trustee..................................118
      Section 9.09.     Merger or Consolidation of Trustee.................119
      Section 9.10.     Appointment of Co-Trustee or Separate Trustee......119
      Section 9.11.     Tax Matters........................................120
      Section 9.12.     Trustee's Fees and Expenses........................120
      Section 9.13.     Reporting; Withholding.............................121

ARTICLE X     MISCELLANEOUS................................................122

      Section 10.01.    Termination of Agreement...........................122
      Section 10.02.    Optional Purchase of Trust Assets..................122
      Section 10.03.    Certain Notices upon Final Payment.................123
      Section 10.04.    Beneficiaries......................................123
      Section 10.05.    Amendment..........................................123
      Section 10.06.    Notices............................................124
      Section 10.07.    Merger and Integration.............................126
      Section 10.08.    Headings...........................................126
      Section 10.09.    Certificates Nonassessable and Fully Paid..........126
      Section 10.10.    Severability of Provisions.........................126
      Section 10.11.    No Proceedings.....................................127
      Section 10.12.    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF
                        JURY TRIAL.........................................127
      Section 10.13.    Counterparts.......................................127
      Section 10.14.    Tax Matters........................................128
      Section 10.15.    REMIC..............................................128
      Section 10.16.    REMIC Status; Taxes................................128
      Section 10.17.    Additional Limitation on Action and Imposition of
                        Tax............................................... 130
      Section 10.18.    Appointment of Tax Matters Person..................130


Exhibits
--------

Exhibit A         Form of Servicer's Monthly Report
Exhibit B-1       Form of Class A-1 Certificates
Exhibit B-2       Form of Class A-2-A Certificates
Exhibit B-3       Form of Class A-2-B Certificates
Exhibit B-4       Form of Class A-2-C Certificates
Exhibit B-5       Form of Class A-IO Certificates
Exhibit B-6       Form of Class PO Certificates

Exhibit B-7       Form of Class F-IO Certificates
Exhibit B-8       Form of Class M-1 Certificates
Exhibit B-9       Form of Class M-2 Certificates
Exhibit B-10      Form of Class M-3 Certificates
Exhibit B-11      Form of Class B-1 Certificates
Exhibit B-12      Form of Class B-2 Certificates
Exhibit B-13      Form of Class B-3 Certificates
Exhibit B-14      Form of Class RL Certificates
Exhibit B-15      Form of Class RU Certificates
Exhibit C         Loan File Documents
Exhibit D         Form of Trustee Certification
Exhibit E         Request for Release
Exhibit F         Form of Reassignment
Exhibit G         Form of FDIC Release
Exhibit H         Form of Liquidation Report
Exhibit I         Form of Transfer Certification
Exhibit J         Form of Residual Transfer Certification

Schedules
---------

Schedule I        Pool I Loans
Schedule II       Pool II Loans
Schedule III      Pool III Loans
Schedule IV       Pool IV Loans

          POOLING AND SERVICING AGREEMENT, dated as of December 1, 1996, among WILSHIRE MORTGAGE FUNDING COMPANY IV, INC., a Delaware corporation, its successors and permitted assigns, as Unaffiliated Seller (the "Unaffiliated Seller"), WILSHIRE SERVICING CORPORATION, a Delaware corporation ("WSC"), its successors and permitted assigns, as Servicer (the "Servicer"), CS FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as Depositor (the "Depositor"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association chartered under the laws of the United States, its successors and permitted assigns, as Trustee (the "Trustee") and as Back-Up Servicer (the "Back-Up Servicer").


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Unaffiliated Seller is a bankruptcy-remote corporation formed for the sole purpose of transferring certain assets to the Depositor which will in turn transfer certain assets to the Wilshire Funding Corporation Mortgage-Backed Trust 1996-3 (the "Trust") established pursuant to this Agreement;

          WHEREAS, the Unaffiliated Seller has entered into the Loan Sale Agreement, dated as of December 1, 1996, by and between the Unaffiliated Seller, Wilshire Credit Corporation ("WCC"), First Bank of Beverly Hills, F.S.B. ("First Bank") and Girard Savings Bank, FSB ("Girard") for the purpose of acquiring a portfolio of mortgage loans (the "Mortgage Loans");

          WHEREAS, the Unaffiliated Seller, pursuant to the Unaffiliated Seller's Agreement, has conveyed the Mortgage Loans to the Depositor and the Depositor, pursuant to this Agreement, will deposit the Mortgage Loans to the Trust;

          WHEREAS, WSC is willing to act as the Servicer hereunder and Bankers Trust Company of California, N.A. is willing to act as Trustee and as the Back-Up Servicer hereunder; and

          NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01.  Certain Defined Terms.  As used herein, the following
                         ---------------------
terms shall have the following meanings:

          "A-2-A POOL II FRACTION" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the lesser of
                                         -------------------------
(x) the Pool II Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date) and (y) the Class A-2-A Principal Balance immediately prior to such

Distribution Date and the denominator of which is the Pool II Pool Balance as of
                      ------------------------
the end of the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date).

          "A-2-B POOL III FRACTION" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the
                                               -------------------------
lesser of (x) the Pool III Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date) and (y) the Class A-2-B Principal Balance immediately prior to such Distribution Date and the denominator of which is the Pool III Pool
                              ------------------------
Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date).

          "A-2-C POOL IV FRACTION" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the lesser of
                                         -------------------------
(x) the Pool IV Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date) and (y) the Class A-2-C Principal Balance immediately prior to such Distribution Date and the denominator of which is the Pool IV Pool Balance as of the end of
         ------------------------
the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date).

          "ADJUSTED ARM GROSS WAC" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of
                                         -------------------------
(i) the product of (x) the Pool II Gross WAC and (y) the excess of (1) the Pool II Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date with respect to the first Distribution Date) over (2) the Extra Pool II Collateral Amount plus (ii) the product of (x) the Pool III Gross
                                ----
WAC and (y) the excess of (1) the Pool III Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date with respect to the first Distribution Date) over (2) the Extra Pool III Collateral Amount plus
                                                                           ----
(iii) the product of (x) the Pool IV Gross WAC and (y) the excess of (1) the Pool IV Pool Principal Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date with respect to the first Distribution Date) over (2) the Extra Pool IV Collateral Amount plus (iv) the product of (x) the
                                             ----
Cross-Support Gross WAC and (y) the sum of (1) the Pool II Deficit, (2) the Pool III Deficit and (3) the Pool IV Deficit and the denominator of which is (x) the
                                            ---------------------------
sum of the Pool II Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date with respect to the first Distribution Date), the Pool III Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date with respect to the first Distribution Date) and the Pool IV Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date with respect to the first Distribution Date) minus
                                                                        -----
(y) the sum of the Extra Pool II

Collateral Amount, the Extra Pool III Collateral Amount and the Extra Pool IV Collateral Amount plus (z) the sum of the Pool II Deficit, the Pool III Deficit
                  ----
and the Pool IV Deficit.

          "ADJUSTED FIXED UNSCHEDULED PRINCIPAL" means, with respect to any Distribution Date, the sum of (i) the product of (x) the aggregate of all Unscheduled Principal Collections with respect to the Pool I Loans (other than the PO Portion of any Discount Loan) included in the related Servicer Remittance Amount and (y) a fraction, the numerator of which is the Fixed Supporting Fixed Amount and the denominator of which is the Pool I Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date) and (ii) the product of (x) the Cross-Support Unscheduled Principal Distribution Amount and (y) a fraction, the numerator of which is the ARM Supporting Fixed Amount and the denominator of which is the Collateral Amount Available for Cross-Support.

          "ADJUSTED GROSS COUPON RATE" means, for any Mortgage Loan as of any Distribution Date, the percentage equivalent of a fraction, the numerator of
                                                            ----------------
which is the product of (x) the Principal Balance of such Mortgage Loan
-----
(exclusive of the amount of any Arrearage) as of the end of the second preceding Collection Period (or as of the Cut-Off Date with respect to the first Distribution Date) and (y) the Coupon Rate for such Mortgage Loan (as of the Due Date in the related Collection Period) and the denominator of which is equal to
                                           ------------------------
the Principal Balance (inclusive of the Arrearage) of such Mortgage Loan as of the end of the second preceding Collection Period (or as of the Cut-Off Date with respect to the first Distribution Date).

          "ADJUSTED NET COUPON RATE" means, with respect to any Mortgage Loan as of any Distribution Date, the Adjusted Gross Coupon Rate for such Mortgage Loan and Distribution Date, less 0.395%.
                       ----

          "ADJUSTED POOL I GROSS WAC" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum
                                               ----------------------
of (i) the product of (x) Pool I Gross WAC and (y) the Fixed Supporting Fixed Amount and (ii) the product of (x) the Cross-Support Gross WAC and (y) the ARM Supporting Fixed Amount and the denominator of which is the sum of (A) the Fixed
                            ------------------------
Supporting Fixed Amount and (B) the ARM Supporting Fixed Amount.

          "ADJUSTED POOL II GROSS WAC" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum
                                               ----------------------
of (i) the product of (x) the Pool II Gross WAC and (y) the Pool II Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date) and (ii) the product of (x) the Cross-Support Gross WAC and (y) the Pool II Collateral Deficit and the
                                                                       ---
denominator of which is the sum of (A) the Pool II Pool
--------------------

Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date) and (B) the Pool II Collateral Deficit.

          "ADJUSTED POOL III GROSS WAC" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum
                                               ----------------------
of (i) the product of (x) the Pool III Gross WAC and (y) the Pool III Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date) and (ii) the product of (x) the Cross-Support Gross WAC and (y) the Pool III Collateral Deficit and

the denominator of which is the sum of (A) the Pool III Pool Principal Balance
------------------------
as of the end of the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date) and (B) the Pool III Collateral Deficit.

          "ADJUSTED POOL IV GROSS WAC" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum
                                               ----------------------
of (i) the product of (x) the Pool IV Gross WAC and (y) the Pool IV Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date) and (ii) the product of (x) the Cross-Support Gross WAC and (y) the Pool IV Collateral Deficit and the
                                                                       ---
denominator of which is the sum of (A) the Pool IV Pool Balance as of the end of
--------------------
the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date) and (B) the Pool IV Collateral Deficit.

          "ADVANCE PAYMENT" means, with respect to any Mortgage Loan, a payment received from the related Mortgagor and intended as an early payment of one or more (but not more than three) upcoming Monthly Mortgage payments.

          "ADVANCES" means Delinquency Advances and Servicing Advances.

          "ADVERSE CLAIM" means any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest created under this Agreement.

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGGREGATE CERTIFICATE PRINCIPAL BALANCE" means, as of any date, the sum of the Class A-1 Principal Balance, the Class PO Principal Balance, the Class A-2-A Principal Balance, the Class A-2-B Principal Balance, the Class A-2-C Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance, the Class M-3 Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, and the Class B-3 Principal Balance as of such date.

          "AGGREGATE CLASS A-2 PRINCIPAL BALANCE" means, as of any date, the sum of the Class A-2-A of Principal Balance, the Class A-2-B Principal Balance and the Class A-2-C Principal Balance as of such date.

          "AGGREGATE FIXED RATE CERTIFICATE PRINCIPAL BALANCE" means, as of any date, the sum of the Class A-1 Principal Balance and the Aggregate Subordinate Certificate Principal Balance as of such date.

          "AGGREGATE PO ARREARAGE AMOUNT" means the aggregate of the Arrearage on all Fixed Rate Loans having an Adjusted Net Coupon Rate as of the Cut-Off Date of less than 7.00%. Any principal recovered in reduction of the Aggregate PO Arrearage Amount is considered Scheduled Principal.

          "AGGREGATE REALIZED LOSS AMOUNT" means, with respect to any Distribution Date, the aggregate amount of Realized Losses posted by the Servicer with respect to the Mortgage Loans during the related Collection Period.

          "AGGREGATE SUBORDINATE CERTIFICATE PRINCIPAL BALANCE" means, as of any date, the sum of the Class M-1 Principal Balance, the Class M-2 Principal Balance, the Class M-3 Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such date.

          "AGREEMENT" means this Pooling and Servicing Agreement, as amended or supplemented from time to time including all exhibits and schedules hereto and thereto.

          "ANCILLARY SERVICING INCOME" means, as of any Distribution Date, the amount then on deposit in the Collection Account equal to the sum of amounts received with respect to, or on account of, the Mortgage Loans representing penalty interest, late charges, prepayment penalties and premiums, charges of the Servicer for handling "insufficient funds" checks, modification, assumption, substitution and other similar fees, together with net investment earnings on the Collection Account and the Lockbox Account.

          "ARM COLLATERAL DEFICIT" means, with respect to any Distribution Date, the sum of the Pool II Collateral Deficit, the Pool III Collateral Deficit and the Pool IV Collateral Deficit.

          "ARM LOANS" means all Mortgage Loans having an adjustable rate of interest.

          "ARM POOL PRINCIPAL BALANCE" means, as of any date, the sum of the Pool II Pool Principal Balance, the Pool III Pool Balance and Pool IV Pool Balance as of such date.

          "ARM POOLS" means, collectively, Pool II, Pool III and Pool IV.

          "ARM SUPPORTING FIXED AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the ARM Pool Principal Balance as of the end of the second preceding Collection Period over (y) the Aggregate Class A-2 Principal Balance immediately prior to such Distribution Date.

          "ARM SUPPORTING FLOATING AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Aggregate Class A-2 Principal Balance immediately prior to such Distribution Date and (y) the ARM Pool Principal Balance as of the end of the second preceding Collection Period.

          "ARREARAGE" means, with respect to any Mortgage Loan, the portion of the related Mortgagor's prior delinquent payments which have been added to the principal balance of such Mortgage Loan pursuant to a plan adopted in a Chapter 13 bankruptcy proceeding.

          "ARREARAGE LOAN" means Mortgage Loans which have Arrearages which are not included in the Aggregate PO Arrearage Amount.

          "ASSIGNMENT" means with respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Loan Collateral is located to reflect of record the transfer of the Mortgage to the Trustee for the benefit of the Certificateholders.

          "AUTHORIZED OFFICER" means, with respect to any corpora tion or limited liability company, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or the members and manager of such limited liability company specifically authorized in resolutions of the Board of Directors of such corporation or limited liability company to sign agreements, instruments or other documents in connection with this Agreement on behalf of such corporation or limited liability company, as the case may be.

          "AVAILABLE FUNDS" means, with respect to any Distribution Date, the amount of the Servicer Remittance Amount transferred from the Collection Account to the Certificate Account on the related Servicer Remittance Date.

          "BUSINESS DAY" means any day other than a Saturday or a Sunday, or another day on which banks in the State of New York, the State of California or the State of Oregon (or such other states in which the Corporate Trust Office, the principal administrative offices of the Certificate Registrar and Transfer Agent, the principal offices of the Paying Agent or the principal offices of the Servicer are subsequently located, as specified in writing by such party to the other parties hereto) are required, or authorized by law, to close.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

          "CERTIFICATE REGISTER" has the meaning set forth in Section 5.02(a) hereof.

          "CERTIFICATE REGISTRAR AND TRANSFER AGENT" means the certificate registrar and transfer agent appointed pursuant to Section 5.03(a).

          "CIVIL RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          "CIVIL RELIEF ACT INTEREST SHORTFALL" means any shortfall in interest collections on any Mortgage Loan resulting from the application of the Civil Relief Act.

          "CLASS A CERTIFICATEHOLDER" means the Holder of a Class A Certificate.

          "CLASS A-1 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-1 hereto.

          "CLASS A-1 FORMULA INTEREST CURRENT AMOUNT" means, with respect to any Distribution Date, (i) the product of (x) one-twelfth of the Class A-1 Pass-Through Rate and (y) the Class A-1 Principal Balance immediately prior to such Distribution Date minus (ii) the pro rata portion (based upon the outstanding
                  -----          --- ----
principal balances of all Certificates (other than the Class PO, Class A-IO and Class F-IO Certificates) immediately prior to such Distribution Date) of any Prepayment Interest Shortfall for such Distribution Date.

          "CLASS A-1 FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class A-1 Formula Interest Current Amount and (ii) the Class A-1 Interest Shortfall Amount.

          "CLASS A-1 INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Class A-1 Formula Interest Distribution Amount and (y) the product of (i) the Senior Interest Distribution Amount and
(ii) a fraction, the numerator of which is the Class A-1 Formula Interest Distribution

Amount and the denominator of which is the Senior Formula Interest Distribution Amount.

          "CLASS A-1 INTEREST SHORTFALL AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate, cumulative amount of the Class A-1 Formula Interest Current Amounts due on all prior Distribution Dates over (y) the aggregate, cumulative amount distributed to the Class A-1
      ----
Certificateholders on all prior Distribution Dates pursuant to Section 6.05(a)(i) hereof.

          "CLASS A-1 PASS-THROUGH RATE" means 7.00% per annum.

          "CLASS A-1 PRINCIPAL BALANCE" means, as of any date, the Original Class A-1 Principal Balance minus the aggregate cumulative amount of (i) amounts described in Section 6.05(c)(i) hereof prior to such date, (ii) amounts described in Section 6.05(d)(i)(A) hereof prior to such date, (iii) amounts described in Section 6.05(d)(ii)(A) hereof prior to such date and (iv) amounts described in Section 6.07(h)(i) hereof prior to such date.

          "CLASS A-1 SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of

          (A)  the sum of (i) the product of (x) a fraction, the numerator of
                                                             ----------------
     which is the Fixed Supporting Fixed Amount and the denominator of which is
     -----
     the Pool I Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date with respect to the first Distribution
     Date) and (y) the Pool I Scheduled Principal Collections during the related Collection Period and (ii) the product of (x) a fraction, the numerator of
                                                               ----------------
     which is the ARM Supporting Fixed Amount and the denominator of which is
     -----                                        ------------------------
     the Collateral Amount Available for Cross-Support and (y) the Cross-Support Scheduled Principal Distribution Amount; and

          (B)  a fraction, the numerator of which is the Class A-1 Principal
                           -------------------------
     Balance immediately prior to such Distribution Date and the denominator of
                                                             ------------------
     which is the sum of the Class A-1 Principal Balance, the Class M-1
     --------
     Principal Balance, the Class M-2 Principal Balance, the Class M-3 Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance immediately prior to such Distribution Date.

          "CLASS A-1 UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of

          (A) the sum of (i) the product of (x) a fraction, the numerator of
                                                            ----------------
     which is the Fixed Supporting Fixed Amount and the denominator of which is
     -----
     the Pool I Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date with respect to the first Distribution
     Date) and

     (y) the aggregate Unscheduled Principal Collections with respect to the Pool I Loans (other than the PO Portion of any Discount Loan) during the related Collection Period and (ii) the product of (x) a fraction, the
                                                                       ---
     numerator of which is the ARM Supporting Fixed Amount and the denominator
     ------------------                                        ---------------
     of which is the Collateral Amount Available for Cross-Support and (y) the
     --------
     Cross-Support Unscheduled Principal Distribution Amount; and

          (B)  a fraction, the numerator of which is the Class A-1 Principal
                           -------------------------
     Balance immediately prior to such Distribution Date and the denominator of
                                                             ------------------
     which is the sum of the Class A-1 Principal Balance, the Class M-1
     --------
     Principal Balance, the Class M-2 Principal Balance, the Class M-3 Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance immediately prior to such Distribution Date.

          "CLASS A-2-A CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-2 hereto.

          "CLASS A-2-B CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-3 hereto.

          "CLASS A-2-C CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-4 hereto.

          "CLASS A-2 PRINCIPAL BALANCE" means, as of any date, the sum of the Class A-2-A Principal Balance, the Class A-2-B Principal Balance and the Class A-2-C Principal Balance as of such date.

          "CLASS A-2-A FORMULA INTEREST CURRENT AMOUNT" means, with respect to any Distribution Date, (i) the product of (x) one-twelfth of the Class A-2-A Pass-Through Rate applicable to such Distribution Date and (y) the Class A-2-A Principal Balance immediately prior to such Distribution Date minus (ii) the pro
                                                              -----          ---
rata portion (based upon the outstanding principal balances of all Certificates
----
(other than the Class PO, Class A-IO and Class F-IO Certificates) immediately prior to such Distribution Date) of any Prepayment Interest Shortfall for such Distribution Date.

          "CLASS A-2-A FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class A-2-A Formula Interest Current Amount and (ii) the Class A-2-A Interest Shortfall Amount.

          "CLASS A-2-A INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Class A-2-A Formula Interest Distribution Amount and (y) the product of (i) the Senior Interest Distribution Amount and (ii) a fraction, the numerator of which is the Class A-2-A Formula Interest Distribution

Amount and the denominator of which is the Senior Formula Interest Distribution Amount.

          "CLASS A-2-A INTEREST SHORTFALL AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate, cumulative amount of the Class A-2-A Formula Interest Current Amounts due on all prior Distribution Dates over (y) the aggregate, cumulative amount distributed to the
                   ----
Class A-2-A Certificateholders on all prior Distribution Dates pursuant to
Section 6.05(a)(ii) hereof.

          "CLASS A-2-A PASS-THROUGH RATE" means, with respect to any Distribution Date, a per annum rate equal to the lesser of (x) the Pool II Gross WAC for such Distribution Date less 0.25% and (y) the Adjusted Pool II Gross WAC for such Distribution Date, less 0.395%.
                            ----

          "CLASS A-2-A PRINCIPAL BALANCE" means, as of any date, the Original Class A-2-A Principal Balance minus the aggregate cumulative amount of (i) amounts described in Section 6.05(c)(ii) hereof prior to such date, (ii) amounts described in Section 6.05(d)(i)(B) hereof prior to such date, (iii) amounts described in Section 6.05(d)(ii)(B)(x) hereof prior to such date and (iv) amounts described in Section 6.07(h)(ii) hereof prior to such date.

          "CLASS A-2-A SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (x) the product of (1) the A-2-A Pool II Fraction and (2) the aggregate Scheduled Principal Collections with respect to the Pool II Loans during the related Collection Period and (y) the product of (1) a fraction, the numerator of which is the Pool II Collateral
                           ----------------------
Deficit and the denominator of which is the Cross-Support and (2) the Cross-
            ------------------------
Support Scheduled Principal Distribution Amount.

          "CLASS A-2-A UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (x) the product of (i) the A-2-A Pool II Fraction and (2) the aggregate Unscheduled Principal Collections with respect to the Pool II Loans during the related Collection Period and (y) the product of (1) a fraction, the numerator of which is the Pool II Collateral
                           ----------------------
Deficit and the denominator of which is the Collateral Amount Available for
            ------------------------
Cross-Support and (2) the Cross-Support Unscheduled Principal Distribution
Amount.

          "CLASS A-2-A SHIFTED UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on which the Class A-1 Principal Balance is zero, the product of (x) the Shifted Unscheduled Principal Distribution Amount for such Distribution Date less, on the Distribution Date on which the Class A-1 Principal Balance is reduced to zero, any portion thereof described in
Section 6.05(d)(ii)(B) hereof on such Distribution Date and (y) a fraction, the
                                                                            ---
numerator of which is an amount equal to the Class A-2-A Principal Balance
------------------
immediately prior to such Distribution

Date, less any amount distributed in reduction thereof on such Distribution Date
      ----
pursuant to Section 6.05(c)(ii) hereof and the denominator of which is the sum
                                           ---------------------------
of (i) the Class A-2-A Principal Balance immediately prior to such Distribution Date, less any amount distributed in reduction thereof on such Distribution Date pursuant to Section 6.05(c)(ii) hereof, (ii) the Class A-2-B Principal Balance immediately prior to such Distribution Date, less any amount distributed in
                                             ----
reduction thereof on such Distribution Date pursuant to Section 6.05(c)(iii) hereof, and (iii) the Class A-2-C Principal Balance immediately prior to such Distribution Date, less any amount distributed in reduction thereof on such
                   ----
Distribution Date pursuant to Section 6.05(c)(iv) hereof.

          "CLASS A-2-B FORMULA INTEREST CURRENT AMOUNT" means, with respect to any Distribution Date, (i) the product of (x) one-twelfth of the Class A-2-B Pass-Through Rate applicable to such Distribution Date and (y) the Class A-2-B Principal Balance immediately prior to such Distribution Date minus (ii) the pro
                                                              -----          ---
rata portion (based upon the outstanding principal balances of all Certificates
----
(other than the Class PO, Class A-IO and Class F-IO Certificates) immediately prior to such Distribution Date) of any Prepayment Interest Shortfall for such Distribution Date.

          "CLASS A-2-B FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class A-2-B Formula Interest Current Amount and (ii) the Class A-2-B Interest Shortfall Amount.

          "CLASS A-2-B INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Class A-2-B Formula Interest Distribution Amount and (y) the product of (i) the Senior Formula Interest Distribution Amount and (ii) a fraction, the numerator of which is the Class A-2-B Formula Interest Distribution Amount and the denominator of which is the Senior Formula Interest Distribution Amount.

          "CLASS A-2-B INTEREST SHORTFALL AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate, cumulative amount of the Class A-2-B Formula Interest Current Amounts due on all prior Distribution Dates over (y) the aggregate, cumulative amount distributed to the
                   ----
Class A-2-B Certificateholders on all prior Distribution Dates pursuant to
Section 6.05(a)(iii) hereof.

          "CLASS A-2-B PASS-THROUGH RATE" means, with respect to any Distribution Date, a per annum rate equal to the lesser of (x) the Pool III Gross WAC for such Distribution Date less 0.35% and (y) the Adjusted Pool III Gross WAC for such Distribution Date, less 0.395%.
                                      ----

          "CLASS A-2-B PRINCIPAL BALANCE" means, as of any date, the Original Class A-2-B Principal Balance minus the aggregate cumulative amount of (i) amounts described in Section 6.05(c)(iii) hereof prior to such date, (ii) amounts described in Section 6.05(d)(i)(C) hereof prior to such date, (iii) amounts described in Section 6.05(d)(ii)(B)(y) hereof prior to such date and (iv) amounts described in Section 6.07(h)(iii) hereof prior to such date.

          "CLASS A-2-B SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (x) the product of (1) the A-2-B Pool III Fraction and (2) the aggregate Scheduled Principal Collections with respect to the Pool III Loans during the related Collection Period and (y) the product of (1) a fraction, the numerator of which is the Pool III Collateral
                           ----------------------
Deficit and the denominator of which is the Collateral Amount Available for
            ------------------------
Cross-Support and (2) the Cross-Support Scheduled Principal Distribution Amount.

          "CLASS A-2-B SHIFTED UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on which the Class A-1 Principal Balance is zero, the product of (x) the Unscheduled Principal Distribution Amount for such Distribution Date less, on the Distribution Date on which the Class A-1 Principal Balance is reduced to zero, any portion thereof described in Section 6.05(d)(ii)(B) hereof on such Distribution Date and (y) a fraction, the
                                                                    ---
numerator of which is an amount equal to the Class A-2-B Principal Balance
------------------
immediately prior to such Distribution Date, less any amount distributed in
                                             ----
reduction thereof on such Distribution Date pursuant to Section 6.05(iii)(c) hereof and the denominator of which is the sum of (i) the Class A-2-A Principal
           ---------------------------
Balance immediately prior to such Distribution Date, less any amount distributed in reduction thereof on such Distribution Date pursuant to Section 6.05(c)(ii) hereof, (ii) the Class A-2-B Principal Balance immediately prior to such Distribution Date, less any amount distributed in reduction thereof on such
                   ----
Distribution Date pursuant to Section 6.05(c)(iii) hereof, and (iii) the Class A-2-C Principal Balance immediately prior to such Distribution Date, less any
                                                                     ----
amount distributed in reduction thereof on such Distribution Date pursuant to
Section 6.05(c)(iv) hereof.

          "CLASS A-2-B UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (x) the product of (1) the A-2-B Pool III Fraction and (2) the aggregate Unscheduled Principal Collections with respect to the Pool III Loans during the related Collection Period and (y) the product of (1) a fraction, the numerator of which is the Pool III Collateral
                           ----------------------
Deficit and the denominator of which is the Collateral Amount Available for
            ------------------------
Cross-Support and (2) the Cross-Support Unscheduled Principal Distribution
Amount.

          "CLASS A-2-C FORMULA INTEREST CURRENT AMOUNT" means, with respect to any Distribution Date, (i) the product of (x) one-twelfth of the Class A-2-C Pass-Through Rate applicable to such Distribution Date and (y) the Class A-2-C Principal Balance immediately prior to such Distribution Date minus (ii) the pro
                                                              -----          ---
rata
----
portion (based upon the outstanding principal balances of all Certificates (other than the Class PO, Class A-IO and Class F-IO Certificates) immediately prior to such Distribution Date) of any Prepayment Interest Shortfall for such Distribution Date.

          "CLASS A-2-C FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class A-2-C Formula Interest Current Amount and (ii) the Class A-2-C Interest Shortfall Amount.

          "CLASS A-2-C INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Class A-2-C Formula Interest Distribution Amount and (y) the product of (i) the Senior Interest Distribution Amount and (ii) a fraction, the numerator of which is the Class A-2-C Formula Interest Distribution Amount and the denominator of which is the Senior Formula Interest Distribution Amount.

          "CLASS A-2-C INTEREST SHORTFALL AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate, cumulative amount of the Class A-2-C Formula Interest Current Amounts due on all prior Distribution Dates over (y) the aggregate, cumulative amount distributed to the
                   ----
Class A-2-C Certificateholders on all prior Distribution Dates pursuant to
Section 6.05(a)(iv) hereof.

          "CLASS A-2-C PASS-THROUGH RATE" means, with respect to any Distribution Date, a per annum rate equal to the lesser of (x) the Pool IV Gross WAC for such Distribution Date less 1.75% and (y) the Adjusted Pool IV WAC for such Distribution Date, less 0.395%.
                        ----

          "CLASS A-2-C PRINCIPAL BALANCE" means, as of any date, the Original Class A-2-C Principal Balance minus the aggregate cumulative amount of (i) amounts described in Section 6.05(c)(iv) hereof prior to such date, (ii) amounts described in Section 6.05(d)(i)(D) hereof prior to such date, (iii) amounts described in Section 6.05(d)(ii)(B)(z) hereof prior to such date and (iv) amounts described in Section 6.07(h)(iv) hereof prior to such date.

          "CLASS A-2-C SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (x) the product of (1) the A-2-C Pool IV Fraction and (2) the aggregate Scheduled Principal Collections with respect to the Pool IV Loans during the related Collection Period and (y) the product of (1) a fraction, the numerator of which is the Pool IV Collateral
                           ----------------------
Deficit and the denominator of which is the Collateral Amount Available for
            ------------------------
Cross-Support and (2) the Cross-Support Scheduled Principal Distribution Amount.

     "CLASS A-2-C SHIFTED UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on which the Class A-1 Principal Balance is zero, the product of (x) the

Unscheduled Principal Distribution Amount for such Distribution Date less, on the Distribution Date on which the Class A-1 Principal Balance is reduced to zero, any portion thereof described in Section 6.05(d)(ii)(B) hereof on such Distribution Date and (y) a fraction, the numerator of which is an amount equal
                                      ----------------------
to the Class A-2-C Principal Balance immediately prior to such Distribution Date, less any amount distributed in reduction thereof on such Distribution Date
      ----
pursuant to Section 6.05(c)(iv) hereof and the denominator of which is the sum
                                           ---------------------------
of (i) the Class A-2-A Principal Balance immediately prior to such Distribution Date, less any amount distributed in reduction thereof on such Distribution Date pursuant to Section 6.05(c)(iv) hereof, (ii) the Class A-2-B Principal Balance immediately prior to such Distribution Date, less any amount distributed in
                                             ----
reduction thereof on such Distribution Date pursuant to Section 6.05(c)(iii) hereof, and (iii) the Class A-2-C Principal Balance immediately prior to such Distribution Date, less any amount distributed in reduction thereof on such
                   ----
Distribution Date pursuant to Section 6.05(c)(iv) hereof.

     "CLASS A-2-C SHIFTED UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on which the Class A-1 Principal Balance is zero, the product of (x) the Shifted Unscheduled Principal Distribution Amount for such Distribution Date, less, on the Distribution Date on which the Class A-1 Principal Balance is reduced to zero, any portion thereof described in Section 6.05(d)(ii)(B) hereof on such Distribution Date and (y) a fraction, the
                                                                    ---
numerator of which is an amount equal to the Class A-2-C Principal Balance
------------------
immediately prior to such Distribution Date, less any amount distributed in
                                             ----
reduction thereof on such Distribution Date pursuant to Section 6.05(c)(iv) hereof and the denominator of which is the sum of (i) the Class A-2-A Principal
           ---------------------------
Balance immediately prior to such Distribution Date, less any amount distributed in reduction thereof on such Distribution Date pursuant to Section 6.05(c)(iv) hereof, (ii) the Class A-2-B Principal Balance immediately prior to such Distribution Date, less any amount distributed in reduction thereof on such
                   ----
Distribution Date pursuant to Section 6.05(c)(iii) hereof, and (iii) the Class A-2-C Principal Balance immediately prior to such Distribution Date, less any
                                                                     ----
amount distributed in reduction thereof on such Distribution Date pursuant to
Section 6.05(c)(iv) hereof.

          "CLASS A-2-C UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (x) the product of (1) the A-2-C Pool IV Fraction and (2) the aggregate Unscheduled Principal Collections with respect to the Pool IV Loans during the related Collection Period and (y) the product of (1) a fraction, the numerator of which is the Pool IV Collateral
                           ----------------------
Deficit and the denominator of which is the Collateral Amount Available for
            ------------------------
Cross-Support and (2) the Cross-Support Unscheduled Principal Distribution
Amount.

          "CLASS A-IO CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-5 hereto.

          "CLASS A-IO FORMULA INTEREST CURRENT AMOUNT" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class A-IO Pass-Through Rate and (y) the Class A-IO Notional Principal Balance.

          "CLASS A-IO FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class A-IO Formula Interest Current Amount and (ii) the Class A-IO Interest Shortfall Amount.

          "CLASS A-IO INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Class A-IO Formula Interest Distribution Amount and (y) the product of (i) the Senior Interest Distribution Amount and (ii) a fraction, the numerator of which is the Class A-IO Formula Interest Distribution Amount and the denominator of which is the Senior Formula Interest Distribution Amount.

          "CLASS A-IO INTEREST SHORTFALL AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate, cumulative amount of the Class A-IO Formula Interest Current Amounts due on all prior Distribution Dates over (y) the aggregate, cumulative amount distributed to the Class A-IO
      ----
Certificateholders on all prior Distribution Dates pursuant to Section 6.05(a)(vi) hereof.

          "CLASS A-IO NOTIONAL PRINCIPAL BALANCE" means, as of any date, the sum of the Class A-2-A Principal Balance, the Class A-2-B Principal Balance and the Class A-2-C Principal Balance on such date.

          "CLASS A-IO PASS-THROUGH RATE" means, with respect to any Distribution Date, a per annum rate equal to the Adjusted ARM Gross WAC with respect to such Distribution Date less the weighted average of the Class A-2-A Pass-Through
                  ----
Rate, the Class A-2-B Pass-Through Rate and the Class A-2-C Pass-Through Rate for such Distribution Date, less 0.395%.
                            ----

          "CLASS B CERTIFICATES" means the Class B-1, Class B-2 and Class B-3 Certificates.

          "CLASS B-1 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-11 hereto.

          "CLASS B-1 FORMULA INTEREST CURRENT AMOUNT" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class B-1 Pass-Through Rate applicable to such Distribution Date and (y) the Class B-1 Principal Balance immediately prior to such Distribution Date.

          "CLASS B-1 FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class B-1

Formula Interest Current Amount and (ii) the Class B-1 Interest Shortfall
Amount.

          "CLASS B-1 INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Class B-1 Formula Interest Distribution Amount and (y) the excess of (i) the Subordinate Interest Distribution Amount over (ii) the sum of the Class M-1 Interest Distribution Amount, the Class M-2 Interest Distribution Amount and the Class M-3 Interest Distribution Amount.

          "CLASS B-1 INTEREST SHORTFALL AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate, cumulative amount of the Class B-1 Formula Interest Current Amounts due on all prior Distribution Dates over (y) the aggregate, cumulative amount distributed to the Class B-1
      ----
Certificateholders on all prior Distribution Dates pursuant to Section 6.05(e)(iv) hereof.

          "CLASS B-1 PASS-THROUGH RATE" means, with respect to any Distribution Date, a per annum rate equal to the Adjusted Pool I Gross WAC for such Distribution Date, less 0.395%.
                   ----

          "CLASS B-1 PERCENTAGE" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class B-1 Principal Balance immediately prior to such Distribution Date and the denominator of which is the Aggregate Subordinate Certificate Principal Balance immediately prior to such Distribution Date.

          "CLASS B-1 PRINCIPAL BALANCE" means, as of any date, the Original Class B-1 Principal Balance minus the aggregate cumulative amount of (i) amounts described in Section 6.05(l) hereof prior to such date, (ii) amounts described in Section 6.05(m) hereof, prior to such date and (iii) amounts described in
Section 6.07(d) hereof prior to such date.

          "CLASS B-1 SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (X) the Class B-1 Percentage applicable to such Distribution Date and (y) the Subordinate Scheduled Principal Distribution Amount.

          "CLASS B-1 UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means: (x) with respect to any Distribution Date on which the Class B-1 Certificates are not an Eligible Subordinate Class, zero; (y) with respect to any Distribution Date on which the Class B-1 Certificates are an Eligible Subordinate Class, the product of (i) the Subordinate Unscheduled Principal Distribution Amount and (ii) a fraction, the numerator of which is the Class B-1 Principal Balance and the denominator is the Eligible Subordinate Balance.

          "CLASS B-2 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-12 hereto.

          "CLASS B-2 FORMULA INTEREST CURRENT AMOUNT" means, with respect to any Distribution Date, (i) the product of (x) one-twelfth of the Class B-2 Pass-Through Rate applicable to such Distribution Date and (y) the Class B-2 Principal Balance immediately prior to such Distribution Date minus (ii) the pro
                                                              -----          ---
rata portion (based upon the outstanding principal balances of all Certificates
----
(other than the Class PO, Class A-IO and Class F-IO Certificates) immediately prior to such Distribution Date) of any Prepayment Interest Shortfall for such Distribution Date.

          "CLASS B-2 FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class B-2 Formula Interest Current Amount and (ii) the Class B-2 Interest Shortfall Amount.

          "CLASS B-2 INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Class B-2 Formula Interest Distribution Amount and (y) the excess of (i) the Subordinate Interest Distribution Amount over (ii) the sum of the Class M-1 Interest Distribution Amount, the Class M-2 Interest Distribution Amount, the Class M-3 Interest Distribution Amount and the Class B-1 Interest Distribution Amount.

          "CLASS B-2 INTEREST SHORTFALL AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate, cumulative amount of the Class B-2 Formula Interest Current Amounts due on all prior Distribution Dates over (y) the aggregate, cumulative amount distributed to the Class B-2
      ----
Certificateholders on all prior Distribution Dates pursuant to Section 6.05(e)(v) hereof.

          "CLASS B-2 PASS-THROUGH RATE" means, with respect to any Distribution Date, a per annum rate equal to the Adjusted Pool I Gross WAC for such Distribution Date, less 0.395%.
                   ----

          "CLASS B-2 PERCENTAGE" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class B-2 Principal Balance immediately prior to such Distribution Date and the denominator of which is the Aggregate Subordinate Certificate Principal Balance immediately prior to such Distribution Date.

          "CLASS B-2 PRINCIPAL BALANCE" means, as of any date, the Original Class B-2 Principal Balance minus the aggregate cumulative amount of (i) amounts described in Section 6.05(n) hereof prior to such date, (ii) amounts described in Section 6.05(o) hereof, prior to such date and (iii) amounts described in
Section 6.07(c) hereof prior to such date.

          "CLASS B-2 SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (x) the Class B-2 Percentage applicable to such Distribution Date and (y) the Subordinate Scheduled Principal Distribution Amount.

          "CLASS B-2 UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means: (x) with respect to any Distribution Date on which the Class B-2 Certificates are not an Eligible Subordinate Class, zero; (y) with respect to any Distribution Date on which the Class B-2 Certificates are an Eligible Subordinate Class, the product of (i) the Subordinate Unscheduled Principal Distribution Amount and (ii) a fraction, the numerator of which is the Class B-2 Principal Balance and the denominator is the Eligible Subordinate Balance.

          "CLASS B-3 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-13 hereto.

          "CLASS B-3 FORMULA INTEREST CURRENT AMOUNT" means, with respect to any Distribution Date, (i) the product of (x) one-twelfth of the Class B-3 Pass-Through Rate and (y) the Class B-3 Principal Balance immediately prior to such Distribution Date minus (ii) the pro rata portion (based upon the outstanding
                  -----          --- ----
principal balances of all Certificates (other than the Class PO, Class A-IO and Class F-IO Certificates) immediately prior to such Distribution Date) of any Prepayment Interest Shortfall for such Distribution Date.

          "CLASS B-3 FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class B-3 Formula Interest Current Amount and (ii) the Class B-3 Interest Shortfall Amount.

          "CLASS B-3 INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Class B-3 Formula Interest Distribution Amount and (y) the excess of (i) the Subordinate Interest Distribution Amount over (ii) the sum of the Class M-1 Interest Distribution Amount, the Class M-2 Interest Distribution Amount, the Class M-3 Interest Distribution Amount, the Class B-1 Interest Distribution Amount, and the Class B-2 Interest Distribution Amount.

          "CLASS B-3 INTEREST SHORTFALL AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate, cumulative amount of the Class B-3 Formula Interest Current Amounts due on all prior Distribution Dates over (y) the aggregate, cumulative amount distributed to the Class B-3
      ----
Certificateholders on all prior Distribution Dates pursuant to Section 6.05(e)(vi) hereof.

          "CLASS B-3 PASS-THROUGH RATE" means, with respect to any Distribution Date, a per annum rate equal to the Adjusted Pool I Gross WAC for such Distribution Date, less 0.395%.
                   ----

          "CLASS B-3 PERCENTAGE" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class B-3 Principal Balance immediately prior to such Distribution Date and the denominator of which is the

Aggregate Subordinate Certificate Principal Balance immediately prior to such Distribution Date.

          "CLASS B-3 PRINCIPAL BALANCE" means, as of any date, the Original Class B-3 Principal Balance minus the aggregate cumulative amount of (i) amounts described in Section 6.05(p) hereof prior to such date, (ii) amounts described in Section 6.05(q) hereof, prior to such date and (iii) amounts described in
Section 6.07(b) hereof prior to such date.

          "CLASS B-3 SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (x) the Class B-3 Percentage applicable to such Distribution Date and (y) the Subordinate Scheduled Principal Distribution Amount.

          "CLASS B-3 UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means: (x) with respect to any Distribution Date on which the Class B-3 Certificates are not an Eligible Subordinate Class, zero; (y) with respect to any Distribution Date on which the Class B-3 Certificates are an Eligible Subordinate Class, the product of (i) the Subordinate Unscheduled Principal Distribution Amount and (ii) a fraction, the numerator of which is the Class B-3 Principal Balance and the denominator is the aggregate Eligible Subordinate Balance.

          "CLASS F-IO CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-7 hereto.

          "CLASS F-IO FORMULA INTEREST CURRENT AMOUNT" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class F-IO Pass-Through Rate and (y) the Class F-IO Notional Balance immediately prior to such Distribution Date.

          "CLASS F-IO FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class F-IO Formula Interest Current Amount and (ii) the Class F-IO Interest Shortfall Amount.

          "CLASS F-IO INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Class F-IO Formula Interest Distribution Amount and (y) the product of (i) the Senior Interest Distribution Amount and (ii) a fraction, the numerator of which is the Class F-IO Formula Interest Distribution Amount and the denominator of which is the Senior Formula Interest Distribution Amount.

          "CLASS F-IO INTEREST SHORTFALL AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate, cumulative amount of the Class F-IO Formula Interest Current Amounts due on all prior Distribution Dates over (y) the aggregate, cumulative amount distributed to the Class F-IO
      ----
Certificateholders on all prior Distribution Dates pursuant to Section 6.05(a)(v) hereof.

          "CLASS F-IO NOTIONAL BALANCE" means, as of any date, the Class A-1 Principal Balance on such date.

          "CLASS F-IO PASS-THROUGH RATE" means with respect to any Distribution Date, a per annum rate equal to the lesser of (a) the excess of (x) the Pool I Adjusted Net WAC for such Distribution Date, over (y) the Class A-1 Pass-Through Rate and (b) zero.

          "CLASS M CERTIFICATES" means the Class M-1, Class M-2 and Class M-3 Certificates.

          "CLASS M-1 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-8 hereto.

          "CLASS M-1 FORMULA INTEREST CURRENT AMOUNT" means, with respect to any Distribution Date, (i) the product of (x) one-twelfth of the Class M-1 Pass-Through Rate applicable to such Distribution Date and (y) the Class M-1 Principal Balance immediately prior to such Distribution Date minus (ii) the pro
                                                              -----          ---
rata portion (based upon the outstanding principal balances of all Certificates
----
(other than the Class PO, Class A-IO and Class F-IO Certificates) immediately prior to such Distribution Date) of any Prepayment Interest Shortfall for such Distribution Date.

          "CLASS M-1 FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class M-1 Formula Interest Current Amount and (ii) the Class M-1 Interest Shortfall Amount.

          "CLASS M-1 INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Class M-1 Formula Interest Distribution Amount and (y) the Subordinate Interest Distribution Amount.

          "CLASS M-1 INTEREST SHORTFALL AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate, cumulative amount of the Class M-1 Formula Interest Current Amounts due on all prior Distribution Dates over (y) the aggregate, cumulative amount distributed to the Class M-1
      ----
Certificateholders on all prior Distribution Dates pursuant to Section 6.05(e)(i) hereof.

          "CLASS M-1 PASS-THROUGH RATE" means, with respect to any Distribution Date, a per annum rate equal to the Adjusted Pool I Gross WAC for such Distribution Date, less 0.395%.
                   ----

          "CLASS M-1 PERCENTAGE" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class M-1 Principal Balance immediately prior to such Distribution Date and the denominator of which is the Aggregate Subordinate Certificate Principal Balance immediately prior to such Distribution Date.

          "CLASS M-1 PRINCIPAL BALANCE" means, as of any date, the Original Class M-1 Principal Balance minus the aggregate cumulative amount of (i) amounts described in Section 6.05(f) hereof prior to such date, (ii) amounts described in Section 6.05(g) hereof, prior to such date and (iii) amounts described in
Section 6.07(g) hereof prior to such date.

          "CLASS M-1 SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (x) the Class M-1 Percentage applicable to such Distribution Date and (y) the Subordinate Scheduled Principal Distribution Amount.

          "CLASS M-1 UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (i) the Subordinate Unscheduled Principal Distribution Amount and (ii) a fraction, the numerator of which is the Class M-1 Principal Balance and the denominator is the Eligible Subordinate Balance.

          "CLASS M-2 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-9 hereto.

          "CLASS M-2 FORMULA INTEREST CURRENT AMOUNT" means, with respect to any Distribution Date, (i) the product of (x) one-twelfth of the Class M-2 Pass-Through Rate applicable to such Distribution Date and (y) the Class M-2 Principal Balance immediately prior to such Distribution Date minus (ii) the pro
                                                              -----          ---
rata portion (based upon the outstanding principal balances of all Certificates
----
(other than the Class PO, Class A-IO and Class F-IO Certificates) (immediately prior to such Distribution Date) of any Prepayment Interest Shortfall for such Distribution Date.

          "CLASS M-2 FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class M-2 Formula Interest Current Amount and (ii) the Class M-2 Interest Shortfall Amount.

          "CLASS M-2 INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Class M-2 Formula Interest Distribution Amount and (y) the excess of (i) the Subordinate Interest Distribution Amount over (ii) the Class M-1 Interest Distribution Amount.

          "CLASS M-2 INTEREST SHORTFALL AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate, cumulative amount of the Class M-2 Formula Interest Current Amounts due on all prior Distribution Dates over (y) the aggregate, cumulative amount distributed to the Class M-2
      ----
Certificateholders on all prior Distribution Dates pursuant to Section 6.05(e)(ii) hereof.

          "CLASS M-2 PASS-THROUGH RATE" means, with respect to any Distribution Date, a per annum rate equal to the Adjusted Pool I Gross WAC for such Distribution Date, less 0.395%.
                   ----

          "CLASS M-2 PERCENTAGE" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class M-2 Principal Balance immediately prior to such Distribution Date and the denominator of which is the Aggregate Subordinate Certificate Principal Balance immediately prior to such Distribution Date.

          "CLASS M-2 PRINCIPAL BALANCE" means, as of any date, the Original Class M-2 Principal Balance minus the aggregate cumulative amount of (i) amounts described in Section 6.05(h) hereof prior to such date, (ii) amounts described in Section 6.05(i) hereof, prior to such date and (iii) amounts described in
Section 6.07(f) hereof prior to such date.

          "CLASS M-2 SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (x) the Class M-2 Percentage applicable to such Distribution Date and (y) the Subordinate Scheduled Principal Distribution Amount.

          "CLASS M-2 UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means: (x) with respect to any Distribution Date on which the Class M-2 Certificates are not an Eligible Subordinate Class, zero; (y) with respect to any Distribution Date on which the Class M-2 Certificates are an Eligible Subordinate Class, the product of (i) the Subordinate Unscheduled Principal Distribution Amount and (ii) a fraction, the numerator of which is the Class M-2 Principal Balance and the denominator is the Eligible Subordinate Balance.

          "CLASS M-3 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-10 hereto.

          "CLASS M-3 FORMULA INTEREST CURRENT AMOUNT" means, with respect to any Distribution Date, (i) the product of (x) one-twelfth of the Class M-3 Pass-Through Rate applicable to such Distribution Date and (y) the Class M-3 Principal Balance immediately prior to such Distribution Date minus (ii) the pro
                                                              -----          ---
rata portion (based upon the outstanding principal balances of all Certificates
----
(other than the Class PO, Class A-IO and Class F-IO Certificates) immediately prior to such Distribution Date) of any Prepayment Interest Shortfall for such Distribution Date.

          "CLASS M-3 FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class M-3 Formula Interest Current Amount and (ii) the Class M-3 Interest Shortfall Amount.

          "CLASS M-3 INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Class M-3 Formula Interest Distribution Amount and (y) the excess of (i) the Subordinate Interest Distribution Amount over (ii) the Class M-1 Interest Distribution Amount plus the Class M-2 Interest Distribution Amount.

          "CLASS M-3 INTEREST SHORTFALL AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate, cumulative amount of the Class M-3 Formula Interest Current Amounts due on all prior Distribution Dates over (y) the aggregate, cumulative amount distributed to the Class M-3
      ----
Certificateholders on all prior Distribution Dates pursuant to Section 6.05(e)(iii) hereof.

          "CLASS M-3 PASS-THROUGH RATE" means, with respect to any Distribution Date, a per annum rate equal to the Adjusted Pool I Gross WAC for such Distribution Date, less 0.395%.
                   ----

          "CLASS M-3 PERCENTAGE" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class M-3 Principal Balance immediately prior to such Distribution Date and the denominator of which is the Aggregate Subordinate Certificate Principal Balance immediately prior to such Distribution Date.

          "CLASS M-3 PRINCIPAL BALANCE" means, as of any date, the Original Class M-3 Principal Balance minus the aggregate cumulative amount of (i) amounts described in Section 6.05(j) hereof prior to such date, (ii) amounts described in Section 6.05(k) hereof, prior to such date and (iii) amounts described in
Section 6.07(e) hereof prior to such date.

          "CLASS M-3 SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (x) the Class M-3 Percentage applicable to such Distribution Date and (y) the Subordinate Scheduled Principal Distribution Amount.

          "CLASS M-3 UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means: (x) with respect to any Distribution Date on which the Class M-3 Certificates are not an Eligible Subordinate Class, zero; (y) with respect to any Distribution Date on which the Class M-3 Certificates are an Eligible Subordinate Class, the product of (i) the Subordinate Unscheduled Principal Distribution Amount and (ii) a fraction, the numerator of which is the Class M-3 Principal Balance and the denominator is the Eligible Subordinate Balance.

          "CLASS PO CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-6 hereto.

          "CLASS PO DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (x) the Available Funds over (y) the Senior Interest Distribution Amount.

          "CLASS PO PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (A) the aggregate for all Discount Loans of the following amounts with respect to each Discount Loan: the product of (x) a fraction, the numerator of which is the Discount Percentage for such Discount Loan and the denominator of which is 7.00% and (y) the sum of (i) any Scheduled

Principal Collection with respect to such Discount Loan included in the related Servicer Remittance Amount, (ii) any Unscheduled Principal Collection with respect to such Discount Loan included in the related Servicer Remittance Amount and (iii) the amount of any Realized Loss experienced by such Discount Loan during the related Collection Period and (B) the reduction, during the related Collection Period, in the Aggregate PO Arrearage Amount.

          "CLASS R AMOUNT" means, as of any date, the Original Class R Amount less any reductions therein resulting from the allocation thereto of any Realized Losses, pursuant to Section 6.07(i) hereof prior to such date.

          "CLASS RL CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-14 hereto.

          "CLASS RU CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-15 hereto.

          "COLLATERAL AMOUNT AVAILABLE FOR CROSS-SUPPORT" means, with respect to any Distribution Date, the sum of the Extra Pool II Collateral Amount, the Extra Pool III Collateral Amount, the Extra Pool IV Collateral Amount and the Fixed Supporting Floating Amount.

          "COLLECTIONS" has the meaning set forth in Section 4.09 hereof.

          "COLLECTION PERIOD" means each calendar month.

          "CROSS-SUPPORT GROSS WAC" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum
                                               ----------------------
of (i) the product of (x) the Extra Pool II Collateral Amount and (y) the Pool II Gross WAC, (ii) the product of (x) the Extra Pool III Collateral Amount and
(y) the Pool III Gross WAC, (iii) the product of (x) the Extra Pool IV Collateral Amount and (y) the Pool IV Gross WAC and (iv) the product of (x) the Fixed Supporting Floating Amount and (y) the Pool I Gross WAC and the
                                                              -------
denominator of which is the Collateral Amount Available For Cross-Support.
--------------------

          "CROSS-SUPPORT SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of the Extra Pool II Scheduled Principal Distribution Amount, the Extra Pool III Scheduled Principal Distribution Amount, the Extra Pool IV Scheduled Principal Distribution Amount and the Fixed Supporting Floating Scheduled Principal Distribution Amount.

          "CROSS-SUPPORT UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of the Extra Pool II Unscheduled Principal Distribution Amount, the Extra Pool III Unscheduled Principal Distribution Amount, the Extra Pool IV Unscheduled Principal Distribution Amount and the Fixed Supporting Floating Unscheduled Principal Distribution Amount.

          "CUT-OFF DATE" means the opening of business on December 1, 1996, after application of payments due on or before December 1, 1996.

          "DCR" means Duff & Phelps Credit Rating Co.

          "DEBT" means for any Person, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obli gations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA.

          "DEFICIENT VALUATION" means, with respect to any Mortgage Loan, the dollar amount of any reduction in the principal balance owed by the related mortgagor, as ordered by a court in connection with a bankruptcy proceeding with respect to the related Mortgagor.

          "DELINQUENCY ADVANCE" means "Delinquency Advance" as that term is defined in Section 4.12(a) hereof.

          "DELINQUENCY RATIO" means, with respect to any Distribution Date, a fraction expressed as a percentage (a) the numerator of which equals the aggregate Principal Balances of all Mortgage Loans that are 61 or more days Delinquent, in foreclosure or converted to REO Properties, as the case may be, as of the last day of the immediately preceding calendar month and (b) the denominator of which is the aggregate Principal Balance of all of the Mortgage Loans as of the last day of such immediately preceding calendar month.

          "DELINQUENT" means a Mortgage Loan is "Delinquent" if any payment contractually due thereon is not made by the close of business on the Due Date therefor. Such Mortgage Loan is "31 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-
                                    ---
day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "61 days Delinquent", "91 days Delinquent", and so on.

          "DETERMINATION DATE" has the meaning set forth in Section 4.11 hereof.

          "DEPOSITORY" means The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

          "DIRECT PARTICIPANT" means any broker-dealer, bank or other financial institution for which the Depository holds the Class A Certificates from time to time as a securities depository.

          "DISCOUNT LOAN" means any Fixed Rate Loan having a Net Coupon Rate less than 7.00% per annum.

          "DISCOUNT PERCENTAGE" means, with respect to any Discount Loan, the excess of (x) 7.00% over (y) the Net Coupon Rate for such Discount Loan.

          "DISQUALIFIED ORGANIZATION" means "Disqualified Organiz ation" shall have the meaning set forth from time to time in the definition thereof at
Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

          "DISTRIBUTION DATE" means the 25th calendar day of each month (or the immediately succeeding Business Day if such day is not a Business Day), commencing in January 27, 1997.

          "DOLLAR" and "$" means lawful currency of the United States of America.

          "DUE DATE" means with respect to each Mortgage Loan, the day of the month on which the Monthly Payment on such Mortgage Loan is due as specified in the related Note, exclusive of any days of grace.

          "ELECTRONIC LEDGER" means the electronic master record of the Mortgage Loans maintained by the Servicer.

          "ELECTRONIC REPORT" means "Electronic Report" as that term is defined in Section 4.11(a).

          "ELIGIBLE ACCOUNT" means a segregated account, which may be an account maintained with the Trustee or with the Lockbox Bank, which is either (a) maintained with a depository institution or trust company that is not an Affiliate of either the Unaffiliated Seller or the Servicer whose long term unsecured debt obligations are rated at least AA or its equivalent by Standard & Poor's and Moody's, or (b) a trust account maintained with the trust department of a federally or state chartered depository institution that is acting in a fiduciary capacity and that is not an Affiliate of either the Unaffiliated Seller or the Servicer.

          "ELIGIBLE INVESTMENTS" means any of the following (which may be purchased by or through the Trustee or any of its Affiliates):

          (a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

          (b) repurchase agreements on obligations specified in clause (a);

     provided, that the short-term debt obligations of the party agreeing to
     --------
     repurchase are rated no less than A-1+ by Standard & Poor's and P-1 by Moody's;

          (c) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state; provided, that the short-term obligations of such
                          --------
     depository institution or trust company are rated no less than A-1 by Standard & Poor's and P-1 by Moody's;

          (d) commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated no less than A-1 by Standard & Poor's and P-1 by Moody's;

          (e) securities of money market funds or mutual funds rated AAm or better by Standard & Poor's and Aa1 by Moody's; and

          provided that no instrument described above is permitted to evidence
          --------
     either the right to receive (a) only interest or only principal with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that
                                                        --------  -------
     no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

          "ELIGIBLE SUBORDINATE BALANCE" means, with respect to any Distribution Date, the sum of the Certificate Principal Balances of all Eligible Subordinate Classes immediately prior to such Distribution Date.

          "ELIGIBLE SUBORDINATE CLASS" means, as of any Distribution Date, any Subordinate Class as to which the Related Subordination Percentage, calculated immediately prior to such Distribution Date, equals or exceeds the Related Original Subordination Percentage.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ESCROW AMOUNTS" means "Escrow Amounts" as that term is defined in
Section 4.24 hereof.

          "EVENT OF SERVICER DEFAULT" means "Event of Servicer Default" as that term is defined in Section 4.19.

          "EXCEPTION REPORT" has the meaning set forth in Section 2.04 hereof.

          "EXTRA POOL II COLLATERAL AMOUNT" means, with respect to any Distribution Date, the greater of (x) the excess of (i) the Pool II Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, in the case of the first Distribution Date) over (ii) the Class A-2-A Principal Balance immediately prior to such Distribution Date and (y) zero.

          "EXTRA POOL II SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (x) a fraction, the numerator
                                                                 -------------
of which is the Extra Pool II Collateral Amount and the denominator of which is
--------                                            ------------------------
the Pool II Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, in the case of the first Distribution Date) and (y) the aggregate Scheduled Principal Collections with respect to the Pool II Loans during the related Collection Period.

          "EXTRA POOL II UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (x) a fraction, the numerator
                                                                 -------------
of which is the Extra Pool II Collateral Amount and the denominator of which is
--------                                            ------------------------
the Pool II Pool Principal Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, in the case of the first Distribution Date) and (y) the aggregate Unscheduled Principal Collections with respect to the Pool II Loans during the related Collection Period.

          "EXTRA POOL III COLLATERAL AMOUNT" means, with respect to any Distribution Date, the greater of (x) the excess of (i) the Pool III Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, in the case of the first Distribution Date) over (ii) the Class A-2-B Principal Balance immediately prior to such Distribution Date and (y) zero.

          "EXTRA POOL III SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (x) a fraction, the numerator
                                                                 -------------
of which is the Extra Pool III Collateral
--------

Amount and the denominator of which is the Pool III Pool Balance as of the end
           ------------------------
of the second preceding Collection Period (or as of the Cut-Off Date, in the case of the first Distribution Date) and (y) the aggregate Scheduled Principal Collections with respect to the Pool III Loans during the related Collection Period.

          "EXTRA POOL III UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (x) a fraction, the numerator
                                                                 -------------
of which is the Extra Pool III Collateral Amount and the denominator of which is
--------                                             ------------------------
the Pool III Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, in the case of the first Distribution Date) and (y) the aggregate Unscheduled Principal Collections with respect to the Pool III Loans during the related Collection Period.

          "EXTRA POOL IV COLLATERAL AMOUNT" means, with respect to any Distribution Date, the greater of (x) the excess of (i) the Pool IV Principal Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, in the case of the first Distribution Date) over (ii) the Class A-2-C Principal Balance immediately prior to such Distribution Date and (y) zero.

          "EXTRA POOL IV SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (x) a fraction, the numerator
                                                                 -------------
of which is the Extra Pool IV Collateral Amount and the denominator of which is
--------                                            ------------------------
the Pool IV Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, in the case of the first Distribution Date) and (y) the aggregate Scheduled Principal Collections with respect to the Pool IV Loans during the related Collection Period.

          "EXTRA POOL IV UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (x) a fraction, the numerator
                                                                 -------------
of which is the Extra Pool IV Collateral Amount and the denominator of which is
--------                                            ------------------------
the Pool IV Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, in the case of the first Distribution Date) and (y) the aggregate Unscheduled Principal Collections with respect to the Pool IV Loans during the related Collection Period.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FHLMC" means the Federal Home Loan Mortgage Corporation.

          "FINAL SCHEDULED DISTRIBUTION DATE" means the August 25, 2032 Scheduled Distribution Date.

          "FIRST BANK" means First Bank of Beverly Hills, F.S.B.

          "FIRST DISTRIBUTION DATE" means January 27, 1997.

          "FITCH" means Fitch Investors Service, L.P.

          "FIXED SUPPORTING FIXED AMOUNT" means, with respect to any Distribution Date, the excess of (x) the Pool I Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date with respect to the first Distribution Date) over (y) the Fixed Supporting Floating Amount.

          "FIXED SUPPORTING FLOATING AMOUNT" means, with respect to any Distribution Date, the excess of (x) the Aggregate Class A-2 Principal Balance immediately prior to such Distribution Date over (y) the ARM Pool Principal Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date).

          "FIXED SUPPORTING FLOATING SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (i) a fraction, the
                                                                             ---
numerator of which is the Fixed Supporting Floating Amount and the denominator
------------------                                             ---------------
of which is the Pool I Pool Principal Balance as of the end of the second
--------
preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date) and (ii) the Pool I Scheduled Principal Collections during the related Collection Period.

          "FIXED SUPPORTING FLOATING UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (i) a fraction, the
                                                                             ---
numerator of which is the Fixed Supporting Floating Amount and the denominator
------------------                                             ---------------
of which is the Pool I Pool Principal Balance as of the end of the second
--------
preceding Collection Period (or as of the Cut-Off Date, with respect to the first Distribution Date) and (ii) the Pool I Unscheduled Principal Collections during the related Collection Period.

          "FNMA" means the Federal National Mortgage Association.

          "GAAP" means generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

          "GOVERNMENTAL AUTHORITY" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

          "GROSS COUPON RATE" means, with respect to any Arrearage Loan and Distribution Date, the Adjusted Gross Coupon Rate for such Arrearage Loan as of the Due Date in the related Collection Period and for any Mortgage Loan which is not an Arrearage Loan, the Gross Coupon Rate is equal to the gross rate of such Mortgage Loan.

          "GIRARD" means Girard Savings Bank F.S.B.

          "HOLDER" means a Person in whose name a Certificate is registered in the Certificate Register.

          "INDEPENDENT PUBLIC ACCOUNTANT" means any of (a) Arthur Andersen & Co., (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young (e) KPMG Peat Marwick and (f) Price Waterhouse (and any successors of the foregoing);

provided, that such firm is independent with respect to the Servicer or any
--------
Subservicer, as the case may be, within the meaning of the Securities Act.

          "INDIRECT PARTICIPANT" means any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

          "INSURANCE POLICY" means any hazard, title, flood or primary mortgage or other insurance policy relating to a Mortgage Loan.

          "INSURANCE PROCEEDS" means, for any Distribution Date, all insurance proceeds (other than Insurance Payments) received by the Servicer during the related Collection Period (including, without limitation, the proceeds of any hazard insurance, flood insurance or title insurance policies, and payments made by the Servicer pursuant hereto in respect of a deductible clause in any blanket policy) that are not Liquidation Proceeds, that are not applied to the restoration or repair of the related Property or other servicing expenses or released to the related Mortgagor in accordance with the normal servicing procedures of the Servicer, and were applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan or to pay interest on the related Mortgage Loan.

          "LIQUIDATED MORTGAGE LOAN" means "Liquidated Mortgage Loan" as that term is defined in Section 4.15(b) hereof.

          "LIQUIDATION EXPENSES" means customary and reasonable out-of-pocket expenses exclusive of overhead which are incurred by the Servicer or by the Back-Up Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, any unreimbursed Servicing Advances expended by the Servicer with respect to such Mortgage Loan.

          "LIQUIDATION PROCEEDS" means, with respect to any Liquidated Mortgage Loan, any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with such Liquidated Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

          "LIST OF LOANS" means a list containing the Required Information with respect to each Mortgage Loan and attached to the Sale Agreement and delivered to the Trustee on computer readable magnetic tape or disk.

          "LOAN COLLATERAL" means the personal or real property (if any) securing the related Mortgage Loan, including any lessor's interest in the Loan Collateral, whether characterized or recharacterized as an ownership or security interest.

          "LOAN FILE" means, with respect to each Mortgage Loan, the file containing related Loan File Documents.

          "LOAN FILE DOCUMENTS" means those items listed on Exhibit C hereto.

          "LOAN PREPAYMENT INTEREST SHORTFALL" means, with respect to any Mortgage Loan which is not 31 or more days Delinquent and as to which a Prepayment is received during a Collection Period, the excess of (x) 30 days' interest at the Coupon Rate on the Principal Balance of such Mortgage Loan as of the first day of such Collection Period over (y) the interest at the Coupon Rate paid by the related Mortgagor with respect to such Loan during such Collection Period; such amount shall exclude any Civil Relief Act Interest Shortfall.

          "LOCK-BOX" means "Lock-Box" as that term is defined in Section 4.08(a) hereof.

          "LOCKBOX ACCOUNT" means the account in the name of the Trust at the Lockbox Bank to which all Collections in respect of the Mortgage Loans shall be remitted by the Mortgagors and the Servicer, which shall be an Eligible Account.

          "LOCKBOX AGREEMENT" means the agreement between the Servicer and the Lockbox Bank providing that all funds received into a particular lockbox on a Business Day shall be remitted directly to the Collection Account by the close of the following Business Day.

          "LOCKBOX BANK" means Bank of America Oregon, N.A.

          "MONTHLY MORTGAGE PAYMENT" means, with respect to any Mortgage Loan and Due Date, the scheduled amount due on such Due Date, as calculated in accordance with the terms of the related Note.

          "MONTHLY PAYMENT" means the scheduled monthly payment on a Mortgage Loan for any month.

          "MOODY'S" means Moody's Investors Service, Inc., a nationally recognized statistical rating organization, and any successor thereto.

          "MORTGAGE" means the mortgage, deed of trust or other instrument creating a lien on the Loan Collateral that is Real Estate.

          "MORTGAGE LOAN" means:

          (a)  either

               (i) a fixed rate closed-end (which term includes a revolving line of credit under which no additional amounts may be drawn) mortgage loan and promissory note including the right to payment of any interest or finance charges and other obligations of the Mortgagor with respect thereto, listed on the List of Loans and conveyed to the Trust by the Depositor as part of the Trust Assets; or

               (ii) an adjustable rate closed-end (which term includes a revolving line of credit under which no additional amounts may be drawn) mortgage loan and promissory note including the right to payment of any interest or finance charges and other obligations of the Mortgagor with respect thereto, listed on the List of Loans and conveyed to the Trust by the Depositor as part of the Trust Assets;

          (b) all security interests or liens and real and personal property subject thereto from time to time purporting to secure payment by the related Mortgagor;

          (c) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, Uniform Commercial Code financing statements, certificates of title or other title documentation and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Mortgage Loan;

          (d) all Collections with respect to any of the foregoing;

          (e) all Records with respect to any of the foregoing; and

          (f) all proceeds of any of the foregoing.

          "MORTGAGOR" means, with respect to any Mortgage Loan, the Person or Persons primarily obligated to make payments in respect thereto.

          "NET COUPON RATE" means, with respect to an Arrearage Loan, its Adjusted Net Coupon Rate as of the Due Date in the related Collection Period. With respect to all other Mortgage Loans, the "Net Coupon Rate" is equal to such Mortgage Loan's Coupon Rate, less 0.395%.
                             ----

          "NET INSURANCE PROCEEDS" means, as to any Mortgage Loan, any Insurance Proceeds received with respect thereto net of amounts payable therefrom to the Servicer in respect of Servicing Advances and unreimbursed Delinquency Advances relating to such Mortgage Loan.

          "NET LIQUIDATION PROCEEDS" means, as to any Liquidated Mortgage Loan, Liquidation Proceeds net of amounts payable therefrom to the Servicer in respect of Liquidation Expenses and unreimbursed Delinquency Advances and Servicing Advances relating to such Mortgage Loan.

          "NON-IO CERTIFICATES" means all Certificates other than the Class A-IO and Class F-IO Certificates.

          "NON-RECOVERABLE ADVANCE" means any Delinquency Advance or Servicer Advance which the Servicer has determined will not ultimately be recovered from the related Mortgage Loan.

          "NOTE" means the original executed promissory note evidencing the indebtedness of an Mortgagor under a Mortgage Loan or if such Mortgage is not evidenced by a promissory note, the original executed document or other instrument primarily evidencing the indebtedness of the Mortgagor under such Mortgage Loan.

          "OFFICER'S CERTIFICATE" means, with respect to any Person, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President, a Vice President, Member or the Treasurer of such Person.

          "OPINION OF COUNSEL" means a written opinion of counsel (who may be counsel to the Unaffiliated Seller or the Servicer), which opinion is reasonably acceptable to the Trustee.

          "ORIGINAL CERTIFICATE PRINCIPAL BALANCE" means the following dollar amounts with respect to each Class:

                                                Original Certificate
       Class                                    Principal Balance
       -----                                    -----------------

Class A-1                                           $ 48,211,248.00
Class A-2-A                                         $ 90,635,697.00
Class A-2-B                                         $ 56,843,117.00
Class A-2-C                                         $ 19,098,571.00
Class PO                                            $  2,274,391.00
Class A-IO                                          $166,577,385.00(1)
Class F-IO                                          $ 48,211,248.00(2)
Class M-1                                           $  8,348,577.00
Class M-2                                           $ 15,305,726.00
Class M-3                                           $ 13,914,296.00
Class B-1                                           $  6,261,438.27
Class B-2                                           $  4,870,003.82
Class B-3                                           $ 12,522,866.96
Class RL                                                 (3)
Class RU                                                 (3)
__________________
(1)  Shown is the "Original Class A-IO Notional Balance",
(2)  Shown is the "Original Class F-IO Notional Balance",
(3) The Class RL and Class RU Certificates do not have a Certificate Principal Balance".

          "ORIGINAL POOL BALANCE" means the aggregate Principal Balance of the Mortgage Loans held by the Trust as of the Cut-Off Date.

          "ORIGINATOR" means the Person that originated the Mortgage Loan pursuant to a written agreement with the related Mortgagor.

          "OTHER SELLERS" means First Bank and Girard.

          "OUTSTANDING ADVANCES" means, as of any date with respect to a Mortgage Loan, the total amount of Delinquency Advances and Servicing Advances made on such Mortgage Loan for which the Servicer has not been reimbursed.

          "PERCENTAGE INTEREST" means the relative interests of all Certificateholders of a Class in their respective Certificates, all of which shall total 100% with respect to each Class in and which shall be set forth on the face of each Certificate.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

          "POOL I GROSS WAC" means, with respect to any Distribution Date, the weighted gross average Coupon Rate of all Pool I Loans with respect to the related Collection Period calculated using the Coupon Rates in effect on the related Due Dates, except in the case of a Discount Loan, in which case the gross Coupon Rate shall be deemed to be 7.395%).

          "POOL I LOAN" means any Mortgage Loan designated by the Seller as belonging to Pool I, as such Mortgage Loans are listed on Schedule I hereto.

          "POOL I NET WAC" means, with respect to any Distribution Date, the Pool I Gross WAC less 0.395%
                 ----

          "POOL I POOL BALANCE" means, as of any date, the sum of the Principal Balances of all Pool I Loans as of such date.

          "POOL I SCHEDULED PRINCIPAL COLLECTIONS" means, with respect to Pool I and for any Collection Period, the sum of all Scheduled Principal Collections with respect to the Pool I Loans other than (a) the PO Portion of any Discount Loan and (b) principal receipts in reduction of the Aggregate PO Arrearage Amount.

          "POOL II COLLATERAL DEFICIT" means, with respect to any Distribution Date, the excess of (i) the Class A-2-A Principal Balance immediately prior to such Distribution Date over (ii) the Pool II Pool Balance as of the end of the second preceding

Collection Period (or as of the Cut-Off Date, in the case of the first Distribution Date).

          "POOL II GROSS WAC" means, with respect to any Distribution Date, the weighted average gross Coupon Rate of all Pool II Loans with respect to the related Collection Period calculated using the gross Coupon Rates in effect on the related Due Dates.

          "POOL II LOAN" means any Mortgage Loan designated by the Seller as belonging to Pool II, as such Mortgage Loans are listed on Schedule II hereto.

          "POOL II NET WAC" means, with respect to any Distribution Date, Pool II Gross WAC less 0.395%.
             ----

          "POOL II POOL BALANCE" means, as of any date, the sum of the Principal Balances of all Pool II Loans as of such date.

          "POOL III COLLATERAL DEFICIT" means, with respect to any Distribution Date, the excess of (i) the Class A-2-B Principal Balance immediately prior to such Distribution Date over (ii) the Pool III Pool Principal Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, in the case of the first Distribution Date).

          "POOL III GROSS WAC" means, with respect to any Distribution Date, the weighted average gross Coupon Rate of all Pool III Loans with respect to the related Collection Period calculated using the gross Coupon Rates in effect on the related Due Dates.

          "POOL III LOAN" means any Mortgage Loan designated by the Seller as belonging to Pool III, as such Mortgage Loans are listed on Schedule III hereto.

          "POOL III NET WAC" means, with respect to any Distribution Date, the Pool III Gross WAC less 0.395%.
                   ----

          "POOL III POOL BALANCE" means, as of any date, the sum of the Principal Balances of all Pool III Loans as of such date.

          "POOL IV COLLATERAL DEFICIT" means, with respect to any Distribution Date, the excess of (i) the Class A-2-C Principal Balance immediately prior to such Distribution Date over (ii) the Pool IV Pool Balance as of the end of the second preceding Collection Period (or as of the Cut-Off Date, in the case of the first Distribution Date).

          "POOL IV GROSS WAC" means, with respect to any Distribution Date, the weighted average Coupon Rate of all Pool IV Loans with respect to the related Collection Period calculated using the Coupon Rates in effect on the related Due Dates.

          "POOL IV LOAN" means any Mortgage Loan designated by the Seller as being a Pool IV Loan Rate which is, as such Mortgage Loans are listed on
Schedule IV hereto.

          "POOL IV NET WAC" means, with respect to any Distribution Date, the Pool IV Gross WAC less 0.395%.
                  ----

          "POOL IV PRINCIPAL BALANCE" means, as of any date, the sum of the Principal Balances of all Pool IV Loans as of such date.

          "PO PERCENTAGE" means, with respect to any Discount Loan, the Discount Percentage divided by 7.00%.
           ----------

          "PO PORTION" means, with respect to any Discount Loan, the product of
(x) the PO Percentage for such Discount Loan and (y) the Principal Balance of such Discount Loan.

          "POTENTIALLY HAZARDOUS PROPERTY" means "Potentially Hazardous Property" as that term is defined in Section 4.15(a) hereof.

          "PREPAID INSTALLMENT" means, with respect to any Mortgage Loan, any Monthly Payment received prior to the Due Date for such Monthly Payment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan, to be applied in a manner consistent with the Servicer's standard procedures and applicable law.

          "PREPAYMENT" means, with respect to any Mortgage Loan, any payment made by the related Mortgagor other than (i) Monthly Mortgage Payments, (ii) amounts to be applied against arrearages in Monthly Mortgage Payments previously due but delinquent, and (iii) Advance Payments.

          "PREPAYMENT INTEREST" means, with respect to any Distribution Date, the least of (I) the excess of (x) the interest due on the Non-IO Certificates on such Distribution Date over (y) the Available Funds to be on deposit in the Certificate Account on such Distribution Date (including, without duplication, the amount of any Delinquency Advances made by the Servicer pursuant to Section 4.12(a) hereof with respect to such Distribution Date) and (II) the aggregate Loan Prepayment Interest Shortfalls for the related Collection Period and (III) the aggregate Servicing Fee for such Distribution Date.

          "PREPAYMENT INTEREST SHORTFALL" means, with respect to any Distribution Date, the excess, if any, of (x) the lesser of (a) the amount described in clause (I) of the definition of "Prepayment Interest" and (b) the amount described in clause (II) of the definition of "Prepayment Interest" over
(y) the aggregate Servicing Fee for such Distribution Date.

          "PRESERVATION EXPENSES" means reasonable and customary expenditures made by the Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes and assessments, payments to senior lienholders or holders of any ground lease, hazard insurance premiums, property restoration or preservation.

          "PRINCIPAL BALANCE" means, as to any Arrearage Loan the unpaid principal balance thereof, plus the Arrearage. For any Mortgage Loan which is not an Arrearage Loan, the Arrearage, if any, will not be included in the "Principal Balance" thereof (which "Principal Balance" will equal the unpaid principal balance). Notwithstanding any of the foregoing, on and after the date on which a Mortgage Loan becomes a Liquidated Mortgage Loan its "Principal Balance" shall be zero. The "Principal Balance" of any Mortgage Loan shall be reduced by the amount of any applicable Deficient Valuation.

          "PRINCIPAL PAYMENT" means, for any Distribution Date, each principal payment, including Prepayments, curtailments and the principal portion of all Prepaid Installments received by the Servicer during the related Collection Period from or on behalf of a Mortgagor applied or required to be applied by the Servicer to reduce the Principal Balance of such Mortgage Loan during such Collection Period.

          "PROPERTY" means the underlying property securing a Mortgage Loan.

          "QUALIFIED LIQUIDATION" means "Qualified Liquidation" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

          "RATING AGENCY" means any nationally recognized statistical organization rating the Class A Certificates at the request of the Unaffiliated Seller; as of the date hereof, Duff & Phelps Credit Rating Company, Fitch Investors Service, L.P. and Moody's Investors Service, Inc.

          "REAL ESTATE" means all Loan Collateral whose perfection is governed by state real estate statutes or other state real estate law.

          "REALIZED LOSS" means, with respect to any Mortgage Loan, the dollar amount of (a) a Deficient Valuation or (b) if such Mortgage Loan becomes a Liquidated Mortgage Loan, the excess of (x) the Principal Balance of such Mortgage Loan immediately prior to such Mortgage Loan's becoming a Liquidated Mortgage Loan over (y) the related Net Liquidation Proceeds.

          "RELATED ORIGINAL SUBORDINATION PERCENTAGE" means:

     (a)  with respect to and including the Class M-2 Certificates, 19%.

     (b)  with respect to and including the Class M-3 Certificates, 13.5%.

          "RELATED SUBORDINATION PERCENTAGE" means, as of any Distribution Date:

     (a) with respect to the Class M-2 Certificates, percentage equivalent of a fraction, the numerator of which is the sum of the Class M-2 Principal Balance, the Class M-3 Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, and the Class B-3 Principal Balance and the denominator of which is the Aggregate Certificate Principal Balance, all as calculated immediately prior to such Distribution Date;

     (b) with respect to the Class M-3 Certificates, the percentage equivalent of a fraction, the numerator of which is the sum of the Class M-3 Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance and the denominator of which is the Aggregate Certificate Principal Balance, all as calculated immediately prior to such Distribution Date;

     (c) with respect to the Class B-1 Certificates, the percentage equivalent of a fraction, the numerator of which is the sum of the Class B-1 Principal Balance, the Class B-2 Principal Balance, and the Class B-3 Principal Balance and the denominator of which is the Aggregate Certificate Principal Balance, all as calculated immediately prior to such Distribution Date;

     (d) with respect to the Class B-2 Certificates, the percentage equivalent of a fraction, the numerator of which is the sum of the Class B-2 Principal Balance, the Class B-3 Principal Balance and the denominator of which is the Aggregate Certificate Principal Balance, all as calculated immediately prior to such Distribution Date; and

     (e) with respect to the Class B-3 Certificates, the percentage equivalent of a fraction, the numerator of which is the Class B-3 Principal Balance and the denominator of which is the Aggregate Certificate Principal Balance, all as calculated immediately prior to such Distribution Date.

          "RECORD DATE" means, with respect to any Distribution Date the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "RECORDS" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Servicer or by or on behalf of the Unaffiliated Seller with respect to the Mortgage Loans and the related Mortgagors.

          "RECOVERIES OF ADVANCES" means, for any Collection Period, all Collections by the Servicer from or on behalf of Mortgagors during such Collection Period representing either (a) recoveries of amounts with respect to which Delinquency Advances or Servicing Advances were made by the Servicer for prior Collection Periods or (b) recoveries of advances made by the Servicer or one of its affiliates with respect to the Mortgage Loans made prior to the Cut-Off Date.

          "REGISTERED CERTIFICATES" means, collectively, the Senior Certificates, the Class M-1, Class M-2 and Class M-3 Certificates.

          "RELATED DOCUMENTS" means the Sale Agreement, the Unaffiliated Seller's Agreement, the Insurance Agreement and all documents and instruments required to be delivered hereunder and thereunder.

          "REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "REMIC PROVISIONS" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "REO PROPERTY" means a Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          "REPRESENTATION LETTER" means letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Certificate Register under the nominee name of the Depository.

          "REPURCHASE PRICE" means, with respect to any Mortgage Loan, the amount equal to the sum of (i) the Principal Balance of such Mortgage Loan immediately prior to the repurchase date, (ii) any accrued and unpaid interest thereon, calculated at the Coupon Rate and (iii) all Outstanding Advances related to such Mortgage Loan at the time of the repurchase minus any Net
                                                            -----
Liquidation Proceeds received with respect thereto and not previously applied to reduce the Principal Balance of such Mortgage Loan, which amount has been deposited into the Collection Account pursuant to Section 4 of the Sale Agreement or Sections 3.06 or 10.02 of this Agreement.

          "REQUEST FOR RELEASE" means the form set forth as Exhibit E hereto.

          "REQUIRED CERTIFICATEHOLDERS" means Holders who hold Senior Certificates evidencing at least 51% of the Senior Certificates or, Senior Certificates are no longer outstanding, Holders who hold at least 51% in aggregate Percentage Interest in the Subordinate Certificates; provided,
                                                               --------
however, that for purposes of Section 10.03(b), such percentage shall be
-------
increased from 51% to 66 2/3%.

          "REQUIRED INFORMATION" means with respect to a Mortgage Loan, (a) the name and address of the Mortgagor, (b) the outstanding principal balance of the Mortgage Loan, (c) the maturity date and (d) the interest rate; provided, that
                                                                --------
the Servicer's obligation to furnish any portion of the Required Information to any Person shall not require the Servicer to fail to observe any applicable law prohibiting disclosure of information regarding the Mortgagors.

          "RESIDUAL CERTIFICATES" means, together, the Class RL and the Class RU Certificates.

          "RESPONSIBLE OFFICER" means any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Corporate Trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "RTC" means the Resolution Trust Corporation.

          "SALE AGREEMENT" means the Loan Sale Agreement dated as of December 1, 1996, by and between the Unaffiliated Seller, WCC and the Other Sellers, providing for the transfer of the Mortgage Loans to the Unaffiliated Seller.

          "SCHEDULED INTEREST COLLECTION" means, with respect to any Mortgage Loan and Collection Period, the portion of the Monthly Mortgage Payment due on the Due Date occurring in such Collection Period which relates to interest, as calculated in accordance with the terms of the related Note.

          "SCHEDULED PRINCIPAL COLLECTION" means, with respect to any Mortgage Loan and Collection Period, the portion of the Monthly Mortgage Payment due on the Due Date occurring in such Collection

Period which relates to principal, as calculated in accordance with the terms of the related Note.

          "SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the aggregate of all Scheduled Principal Collections included in the related Servicer Remittance Amount and (y) the amount remaining on deposit in the Certificate Account after the payment of the amounts described in Sections 6.05(a) and 6.05(b) hereof.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SELLER" means WCC and each Other Seller in their capacity as "Seller" under the Sale Agreement.

          "SENIOR CERTIFICATES" means, collectively, the Class A-1, Class A-2-A, Class A-2-B, Class A-2-C, Class PO, Class F-IO and Class A-IO Certificates.

          "SENIOR FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of the Class A-1 Formula Interest Distribution Amount, the Class A-2-A Formula Interest Distribution Amount, the Class A-2-B Formula Interest Distribution Amount, the Class A-2-C Formula Interest Distribution Amount, the Class A-IO Formula Interest Distribution Amount and the Class F-IO Formula Interest Distribution Amount.

          "SENIOR INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Available Funds as of such Distribution Date and (y) the Senior Formula Interest Distribution Amount.

          "SENIOR PERCENTAGE" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Senior Principal Balance immediately prior to such Distribution Date and the denominator of which is the Aggregate Certificate Principal Balance immediately prior to such Distribution Date.

          "SENIOR PRINCIPAL BALANCE" means, as of any date, the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance and the Class PO Principal Balance as of such date.

          "SENIOR SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (x) the Available Funds over (y) the sum of (i) the Senior Interest Distribution Amount and (ii) the Class PO Principal Distribution Amount.

          "SENIOR UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the amount of Available

Funds remaining after application of the Senior Scheduled Principal Distribution Amount.

          "SERVICER REMITTANCE AMOUNT" means, with respect to any Servicer Remittance Date, the sum of:

          (i) all Scheduled Interest Collections due during the related Collection Period and on deposit in the Collection Account at the opening of business on the related Servicer Remittance Date, together, without duplication, with the interest portion of any Delinquency Advances and Prepayment Interest relating thereto;

          (ii) all Scheduled Principal Collections due during the related Collection Period and on deposit in the Collection Account at the opening of business on the related Servicer Remittance Date, together, without duplication, with the principal portion of any Delinquency Advances relating thereto;

         (iii) all Unscheduled Interest Collections on deposit in the Collection Account at the opening of business on the related Servicer Remittance Date; and

          (iv) all Unscheduled Principal Collections on deposit in the Collection Account at the opening of business on the related Servicer Remittance Date.

          "SERVICER REMITTANCE DATE" means the date on or prior to which the Servicer is required to direct the Trustee to transfer the Available Funds to the Certificate Account which shall be the twenty-fourth (24th) day of each calendar month, commencing in January, 1997 (or, if such twenty-fourth day is not a Business Day, the next preceding Business Day).

          "SERVICER'S MONTHLY REPORT" means the report in substantially the form of Exhibit A hereto.

          "SERVICING ADVANCE" means "Servicing Advance" as that term is defined in Section 4.12(b) and Section 4.15(a) hereof.

          "SERVICING FEE" means, with respect to each Distribution Date, the product of (a) Servicing Fee Rate, (b) the Pool Balance as of the beginning of the related Collection Period (or, in the case of the First Distribution Date, the Cut-Off Date) and (c) one-twelfth.

          "SERVICING FEE RATE" means 0.375%.

          "SERVICING OFFICER" means any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans whose name appears on a list of servicing officers attached to Officer's Certificates furnished to the Trustee, the Back-Up Servicer, as such lists may be amended from time to time.

          "SERVICING STANDARD" means servicing, collection and investor reporting systems and procedures consistent with (i) those systems and procedures set forth in the WSC Servicing Guide, (ii) this Agreement, (iii) applicable law and (iv) customary and prudent practices in the residential mortgage loan servicing industry.

          "SHIFTED PERCENTAGE" means, (a) with respect to any Distribution Date occurring prior to the January 2002 Distribution Date, 100%,; (b) with respect to any Distribution Date occurring on or after the January 2002 Distribution Date and prior to the January 2003 Distribution Date, 70%; (c) with respect to any Distribution Date occurring on or after the January 2003 Distribution Date and prior to the January 2004 Distribution Date, 60%; (d) with respect to any Distribution Date occurring on or after the January 2004 Distribution Date and prior to the January 2005 Distribution Date, 40%; (e) with respect to any Distribution Date occurring on or after the January 2005 Distribution Date and prior to the January 2006 Distribution Date, 20%; (f) with respect to any Distribution Date on or after the January 2006 Distribution Date, 0%. Notwithstanding the foregoing, the Shifted Percentage shall not, at the commencement of any such period, be reduced, but shall remain at its prior level, if the Cumulative Loss Percentage, calculated as of the Distribution Date on which such period commences, exceeds the Trigger Percentage for such Distribution Date. Notwithstanding the foregoing:

          (I) if the Senior Percentage on any Distribution Date exceeds 78%, the Shifted Percentage shall be 100% for that Distribution Date; and

          (II) no reduction of the Shifted Percentage below the level in effect for the most recent prior period specified above shall be effective on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either:

          (A) (i) the aggregate Principal Balances of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgaged Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) does not exceed 50% of the Aggregate Subordinate Certificate Principal Balance as of such date and
     (ii) cumulative Realized Losses do not exceed (a) 30% of the Aggregate Subordinate Certificate Principal Balance as of the date of issuance of the Certificates (the "Original Subordinate Balance") if such Distribution Date occurs between and including January 2002 and December 2002, (b) 35% of the Original Subordinate Principal if such Distribution Date occurs between and including January 2003 and December 2003,

     (c) 40% of the Original Subordinate Balance if such Distribution Date occurs between and including January 2004 and December 2004, (d) 45% of the Original Subordinate Balance if such Distribution Date occurs between and including January 2005 and December 2005, and (e) 50% of the Original Subordinate Balance if such Distribution Date occurs during or after January 2006; or

          (B) (i) the aggregate Principal Balances of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgaged Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last three months, as a percentage of the aggregate Principal Balance of all Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses do not exceed (a) 10% of the Original Subordinate Balance if such Distribution Date occurs between and including January 2002 and December 2002, (b) 15% of the Original Subordinate Balance if such Distribution Date occurs between and including January 2003 and December 2003, (c) 20% of the Original Subordinate Balance if such Distribution Date occurs between and including January 2004 and December 2004, (d) 25% of the Original Subordinate Balance if such Distribution Date occurs between and including January 2005 and December 2005, and (e) 30% of the Original Subordinate Balance if such Distribution Date occurs during or after January 2006.

          (III) while the Class A-1 Certificates are still outstanding, the Shifted Percentage may not be below 70%.

          "SHIFTED UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the product of (x) the Shifted Percentage, and
(y) a fraction, the numerator of which is the Aggregate Subordinate Certificate
                ----------------------
Principal Balance and the denominator of which is the Aggregate Fixed Rate
                      ------------------------
Certificate Principal Balance and (z) the Adjusted Fixed Unscheduled Principal.

          "SUBORDINATE CERTIFICATES" means the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

          "SUBORDINATE FORMULA INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of the Class M-1 Formula Interest Distribution Amount, the Class M-2 Formula Interest Distribution Amount, the Class M-3 Formula Interest Distribution Amount, the Class B-1 Formula Interest Distribution Amount, the Class B-2 Formula Interest Distribution Amount and the Class B-3 Formula Interest Distribution Amount.

          "SUBORDINATE INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the Subordinate Formula Interest Distribution Amount and (y) the excess of (i) the

Available Funds as of such Distribution Date over (ii) the sum of the amounts
                                             ----
described in clauses (a) through (d) of Section 6.05.

          "SUBORDINATE PERCENTAGE" means, with respect to any Distribution Date, 100% minus the Senior Percentage.
     -----

          "SUBORDINATE SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (x) the Scheduled Principal Distribution Amount with respect to such Distribution Date over (y) amounts described in Section 6.05(c) hereof on such Distribution Date.

          "SUBORDINATE UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (x) the Unscheduled Principal Distribution Amount less the PO Portion of such Unscheduled Principal
                    ----
Distribution Amount over (y) amounts described in Section 6.05(d) hereof on such Distribution Date.

          "SUB-SERVICER" means any Person with whom the Servicer has entered into a Sub-Servicing Agreement as permitted by Section 4.03 hereof.

          "SUB-SERVICING AGREEMENT" means any written contract between the Servicer and any Subservicer, relating to servicing, and collection of the Mortgage Loans.

          "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

          "SUCCESSOR SERVICER" means any successor to the Servicer, which may include the Back-Up Servicer.

          "SUCCESSOR SERVICER FEE RATE" means 0.375% per annum.

          "T&I ACCOUNT" means "T&I Account" as that term is defined in Section
4.25 hereof.

          "TAX" or "TAXES" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, profits, withholding, excise, property, sales, use, occupation and franchise taxes (including, in each such case, any interest, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees or other assessments) imposed by the United States, any state or political subdivision thereof, any foreign government or any other jurisdiction or taxing authority.

          "TRUST ASSETS" means the Mortgage Loans and related properly transferred to the Trust pursuant to Section 2.01 hereof.

          "TRIGGER PERCENTAGE" means (a) with respect to the January 2002 Distribution Date, 30%; (b) with respect to the January 2003 Distribution Date, 35%; (c) with respect to the January 2004 Distribution Date, 40%; (d) with respect to the January 2005 Distribution Date, 45%; (e) with respect to the January 2006 Distribution Date, 50%.

          "TRUST TERMINATION DATE" means "Trust Termination Date" as that term is defined in Section 10.01.

          "TRUSTEE FEE" means an amount payable to the Trustee on each Distribution Date pursuant to Section 9.12 hereof and in accordance with Section
6.05 hereof, and equal to one-twelfth of the product of (i) the Trustee's Fee Rate and (ii) the aggregate Principal Balances of the Mortgage Loans as of the opening of business on the first day of the related Collection Period (or, in the case of the first Distribution Date, as of the Cut-Off Date).

          "TRUSTEE'S FEE RATE" means 0.020% per annum.

          "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States or any state thereof, or an estate or trust, the income of which is subject to United States Federal income taxation regardless of its source.

          "UNAFFILIATED SELLER'S AGREEMENT" means the Unaffiliated Sellers' Agreement dated as of December 1, 1996 between the Unaffiliated Seller and the Depositor.

          "UNREGISTERED CERTIFICATES" means, collectively, the Class B-1, Class B-2, Class B-3, Class RL and Class RU Certificates.

          "UNSCHEDULED COLLECTION" means, with respect to any Mortgage Loan, each of the following: the amount of any related Prepayment, the amount of any related Net Liquidation Proceeds, the amount of any related Net Insurance Proceeds, the amount of any related Repurchase Price or any related amount resulting from the early termination of the Trust, in each case to the extent deposited into the Collection Account with respect to such Mortgage Loan.

          "UNSCHEDULED INTEREST COLLECTION" means, with respect to any Mortgage Loan, the portion, if any, of any Unscheduled Collection relating to such Mortgage Loan which is applied on account of accrued interest thereon, pursuant to the terms of the related Note.

          "UNSCHEDULED PRINCIPAL COLLECTION" means, with respect to any Mortgage Loan, the portion, if any, of any Unscheduled Collection relating to such Mortgage Loan which is applied on account of the Principal Balance thereof, pursuant to the terms of the related Note.

          "UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the lesser of (x) the aggregate of all Unscheduled Principal Collections included in the related Servicer Remittance Amount and (y) the amount remaining on deposit in the Certificate Account after the payment of the amounts described in clauses (a), (b) and (c) of Section 6.05 hereof.

          "WSC" means Wilshire Servicing Corporation, a Delaware corporation, and its successors.

          Section 1.02.  Provisions of General Application.  For all purposes of
                         ---------------------------------
this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

          (b) All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

          (c) The terms defined in this Article include the plural as well as the singular.

          (d) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

          (e) References to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

          Section 1.03.  Business Day Certificate.  On the Closing Date (with
                         ------------------------
respect to the remainder of the calendar year 1996) and thereafter, within 15 days prior to the end of the calendar year while this Agreement remains in effect (with respect to the succeeding calendar years), the Servicer shall provide the Trustee and the Back-Up Servicer a certificate of a Servicing Officer specifying the days other than Saturdays or Sundays on which banks in the States of Oregon, California and New York are required, or authorized by law, to close.

          Section 1.04.  Trust Name.  The trust created hereby shall be
                         ----------
designated the "Wilshire Funding Corporation Mortgage Backed Trust 1996-3" and all legal actions maintained or taken by the Servicer or the Trustee in respect of the Trust Assets, except as otherwise required by law, shall indicate that they are taken by the Servicer or the Trustee in such capacity on behalf of the Trust.


                                   ARTICLE II

                            TRANSFER OF TRUST ASSETS

          Section 2.01.  Conveyance of Trust Assets; Establishment of the Trust.
                         -------------------------------------------------------
(a) On the Closing Date, the Depositor, with the execution and delivery of this Agreement and on the terms set forth herein does hereby grant, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Holders of the Certificates, without recourse (except to the extent specified herein), all right, title and interest of the Depositor in, to and under the Trust Assets including, without limitation, the Mortgage Loans set forth on the List of Loans. Such property together with all funds on deposit in the Collection Account, the Lock-Box Account, the Certificate Account and the Escrow Accounts shall constitute the assets of the Trust (the "Trust Assets").

          In connection with such transfer and assignment, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee all of its rights under the Unaffiliated Seller's Agreement.

          In connection with the Depositor's assignment, the Depositor shall direct, and hereby represents and warrants that it has directed, the Unaffiliated Seller to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee, on or before the Closing Date, the Loan File Documents for each Mortgage Loan so assigned. Neither the Trustee, the Depositor nor the Servicer shall be liable for any failure by the Unaffiliated Seller to comply with the document delivery requirements.

          (b) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Wilshire Funding Corporation Mortgage-Backed Trust 1996-3" and does hereby appoint Bankers Trust Company of California, N.A. as Trustee in accordance with the provisions of this Agreement.

          (c) On the Closing Date the Trustee shall issue the Certificates, registered in such names as the Depositor shall direct, and shall deliver the Certificates as directed by the Depositor.

          Section 2.02.  Purposes and Powers.  The purpose of the Trust is to
                         -------------------
engage in the following activities, and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of the Mortgage Loans and the Trust Assets in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Assets and distributions to the Holders of the Certificates.

          Section 2.03.  Possession of Loan Files; Access to Loan Files.  (a)
                         ----------------------------------------------
The Trustee, by its execution of this Agreement, does hereby acknowledge the conveyance of the Trust Assets and declares that the Trustee will hold such Trust Assets conveyed by the Depositor and all other Trust Assets in trust, for the use and benefit of the Holders of the Certificates subject to the terms and provisions hereof. The Trustee shall act as the custodian with respect to the Loan File Documents; provided, however, that the Trustee may, upon receipt of a
                     --------  -------
Request for Release from the Servicer, release any Loan File Document to the Servicer, for the limited purpose, if necessary, of temporarily assisting the Servicer to conduct collection and other servicing activities. The Trustee shall not be under any duty or obligation to inspect, review or examine any document, instrument, certificate, agreement or other papers to determine that they are valid, legal, genuine, enforceable, in recordable form, sufficient, duly authorized or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          (b) The Trustee shall hold and acknowledges that it is holding the Loan File Documents (except for those noted on the Exception Report given to the Unaffiliated Seller and the Servicer on the Closing Date) as the Trustee with respect thereto. The Trustee shall not have any responsibility, duty, obligation or liability with respect to the Servicer acting as a custodian hereunder or with respect to any document, agreement, certificate or instrument held or purported to be held by the Servicer.

          (c) The Servicer, upon receipt of any Loan File Documents in accordance with Section 2.03(a) hereof, shall have and perform the following powers and duties:

               (i) hold such Loan File Documents on behalf of the Trustee for the benefit of the Trust and the Holders of the Certificates, and maintain a current inventory thereof;

               (ii) implement policies and procedures in accordance with the Servicer's normal business practices with respect to the handling and custody of such Loan File Documents so that the integrity and physical possession of the Loan File Documents will be maintained; and

               (iii) attend to all details in connection with maintaining custody of such Loan File Documents on behalf of the Trustee on behalf of the Trust, the Holders of the Certificates.

          (d) The Servicer, upon receipt of any Loan File Documents in accordance with Section 2.03(a) hereof, agrees that it does not and will not have or assert any beneficial ownership interest in the related Mortgage Loans or the Loan File Documents or any other Trust Asset. Promptly upon the Trust's acquisition thereof, the Servicer shall mark conspicuously each original or copy of a contractual document with an Mortgagor, and its master data processing records evidencing each Mortgage Loan with a legend, evidencing that each Mortgage Loan has been assigned to the Trustee for the benefit of the Trust, together with all right and title thereto and interest therein as provided herein.

          (e) The Servicer, upon receipt of any Loan File Documents in accordance with Section 2.03(a) hereof, shall maintain such Loan File Documents in its possession at its office located in Portland, Oregon, or at such other offices of the Servicer as shall from time to time be identified by prior written notice to the Trustee. Subject to the foregoing, the Servicer may temporarily move individual Loan File Documents or any portion thereof without notice as necessary to conduct collection and other servicing activities.

          (f) The Depositor authorizes the Trustee and does hereby make, constitute and appoints the Trustee, with full power of substitution, as the true and lawful attorney-in-fact of the Depositor with power, in its own name or in the name of the Depositor, (i)(A) in the case of an Assignment by the RTC or the FDIC in blank, to fill in the blank (B) and the case of a Note with an endorsement by the RTC or the FDIC in blank, to endorse the Note, using a stamp provided to the Trustee by WSC which reads as follows:

          "Pay to the order of Bankers Trust Company of California, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of December 1, 1996 for Wilshire Funding Corporation Mortgage-Backed Trust 1996-3; without recourse."

The Depositor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement.

          (g) WSC will provide to the Trustee the stamps described in Section 2.03(f) hereof within 15 days of the Closing Date. The Trustee will complete the assignments and endorsements as described above within thirty Business Days of receipt of such stamps.

          (h) If WSC is in possession of such policy, WSC shall deliver to the Trustee the original lender's title insurance policy with respect to each Mortgage Loan, together with any endorsements thereto, by the twenty-first Business Day following the Closing

Date. Within 30 days following the Closing Date, the Trustee will notify the Servicer if the Trustee has not yet received all of such title insurance policies.

          (i) The Trustee shall segregate and maintain continuous custody of all mortgage documents constituting the Loan File Documents in secure and fireproof facilities in accordance with customary standards for such custody. The Trustee makes no representations as to and shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness of any document in the Loan File Documents or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any Mortgage Loan.

          Section 2.04.  Certification.  On the Closing Date, the Trustee shall
                         -------------
ascertain that all documents listed in clause 1 of Exhibit C hereto as a "Loan File Document" are in its possession, and shall deliver to the Unaffiliated Seller, the Servicer, and the Depositor a certification in the form of Exhibit D hereto (the "Exception Report") to the effect that, as to each Mortgage Loan (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), with the exception of the documents listed on the schedule attached thereto: (i) all documents required to be delivered pursuant to Section 2.03 hereof are in its possession and (ii) such documents have been reviewed by it and appear regular on their face and relate to such Loan.

          Section 2.05.  Further Action Evidencing Assignments.  (a)  The
                         -------------------------------------
Unaffiliated Seller agrees that it shall cooperate with the Servicer and the Trustee, and the Servicer agrees to cause the Unaffiliated Seller to, from time to time, at the Unaffiliated Seller's expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer may reasonably request, in order to perfect, protect or more fully evidence the transfer of the Trust Assets to the Trust or to enable the Trustee to exercise or enforce any of its rights hereunder.

          (b) The Servicer shall promptly (and in no event later than 180 days following the Closing Date) submit for recording in the appropriate public office for real property records, each Assignment. With respect to any Assignment, as to which the related recording information is unavailable within such 180-day period following the Closing Date, such Assignment shall be submitted for recording not later than 60 days after receipt of such information but in no event later than one year after the Closing Date. The Servicer shall supply the Trustee with, and the Trustee shall retain, a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Unaffiliated Seller shall, pursuant to the Sale Agreement require the related

Seller promptly to prepare a substitute Assignment or cure such defect, as the case may be, and thereafter the Servicer shall submit each such Assignment for recording. Within 210 days of the Closing Date, the Unaffiliated Seller shall deliver to the Trustee each original Assignment, with evidence of recording thereon, and a copy of each Assignment which has been submitted for recording but has not yet been returned from the recording office.

          (c) Within 360 days after the Closing Date, the Trustee shall notify the Servicer in writing indicating the loans for which the Trustee has not received the original Assignment, or a copy of an Assignment as set forth in subparagraph (b) above.

          (d) The Trustee hereby grants to the Servicer a power of attorney to execute all documents on behalf of the Trustee as may be necessary or desirable to effectuate the foregoing.

          Section 2.06.  Grant of Security Interest; Intended Characterization.
                         -----------------------------------------------------
(a) The acquisition by the Trust of the Mortgage Loans and the other Trust Assets constitutes a sale to the Trust of such Property. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Unaffiliated Seller and the Depositor shall be deemed to have granted to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Unaffiliated Seller's right, title and interest in, to and under the Trust Assets and the other Trust Asset. The conveyance by the Unaffiliated Seller of the Trust Assets to the Depositor and by the Depositor of the Trust Assets to the Trustee on behalf of the Trust on the Closing Date shall not constitute and is not intended to result in an assumption by the Trustee or any Certificateholder of any obligation of the Unaffiliated Seller to the Mortgagors, the originators of the Mortgages, the insurers under any insurance policies or any other Person in connection with the Trust Assets.

          (b) Neither the Unaffiliated Seller nor the Depositor shall take any action inconsistent with the sale by the Unaffiliated Seller and the Depositor of all of their respective right, title and interest in and to the Trust Assets to the Trust and shall indicate or shall cause to be indicated in their respective records and records held on their respective behalf that ownership of each Mortgage Loan and the other Trust Assets is held by the Trustee on behalf of the Trust. In addition, the Unaffiliated Seller and the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other Transferred Asset by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other Transferred Asset is held by the Trustee on behalf of the Trust.

          Section 2.07.  Transmission of Loan File Documents.  Written
                         -----------------------------------
instructions as to the method of shipment and shipper(s) the Trustee is directed to utilize in connection with transmission of files and loan documents in the performance of the Trustee's duties hereunder shall be delivered by the Servicer to the Trustee prior to any shipment of any Loan Files and loan documents hereunder. In the event that the Servicer fails to provide such written instructions, the Trustee shall be hereby authorized by the Servicer to use a nationally recognized courier servicer. The Servicer will arrange for the provision of such services at its sole cost and expense (or, at the Trustee's option, reimburse the Trustee for all costs and expenses incurred by the Trustee consistent with such instructions or for having used an overnight courier service) and will maintain such insurance in connection with shipment of the Loan Files against loss or damage to files and loan documents as the Servicer deems appropriate. Without limiting the generality of the provisions of Section 8.04(b) hereof, it is expressly agreed that in no event shall the Trustee have any liability for any losses or damages to any Person with respect to the Loan Files arising out of actions of the Trustee consistent with instructions of the Servicer.

          Section 2.08.  Miscellaneous REMIC Provisions.
                         ------------------------------
(a) The Trust shall elect that the Upper-Tier REMIC and the Lower-Tier REMIC shall be treated as REMICs under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such REMIC elections.

          (b) The Class A-1, Class F-IO, Class A-IO, Class A-2-A, Class A-2-B, Class A-2-C, Class PO, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, and Class B-3 Certificates are hereby designated as "regular interests" with respect to the Upper-Tier REMIC and the Class RU Certificates are hereby designated as the single class of "residual interest" with respect to the Upper-Tier REMIC. The Class LT-1, LT-2, LT-3, LT-4, LT-5, LT-6, LT-7, LT-8, LT-9, LT-10 and LT-11 Certificates are hereby designated as "regular interests" with respect to the Lower-Tier REMIC and the Class RL Certificates are hereby designated as the single class of "residual interest" with respect to the Lower-Tier REMIC.

          (c) The beneficial ownership interest of the Lower-Tier REMIC shall be evidenced by the interests (the "Lower-Tier Interests") having the characteristics and terms as follows:


                                     Original                      Final
   Class         Companion          Principal    Interest         Payment
Designation       Classes              Balance     Rate            Date
-----------       -------          -----------     ----            ----

   LT-1         A-1, F-IO      $48,211,248.00       (1)       August 25, 2032
   LT-2        A-2-A, A-IO     $90,635,697.00       (2)       August 25, 2032
   LT-3        A-2-B, A-IO     $56,843,117.00       (3)       August 25, 2032
   LT-4        A-2-C, A-IO     $19,098,571.00       (4)       August 25, 2032
   LT-5            PO          $ 2,274,391.00       (5)       August 25, 2032

                                     Original                      Final
   Class         Companion          Principal    Interest         Payment
Designation       Classes              Balance     Rate            Date
-----------       -------          -----------     ----            ----

   LT-6            M-1         $ 8,348,577.00       (6)       August 25, 2032
   LT-7            M-2         $15,305,726.00       (7)       August 25, 2032
   LT-8            M-3         $13,914,296.00       (8)       August 25, 2032
   LT-9            B-1         $ 6,261,438.27       (9)       August 25, 2032
   LT-10           B-2         $ 4,870,003.82      (10)       August 25, 2032
   LT-11           B-3         $12,522,866.96      (11)       August 25, 2032

(1)  Sum of Class A-1 Pass-Through Rate and Class F-IO Pass-Through Rate.
(2)  Sum of Class A-2-A Pass-Through Rate and Class A-IO Pass-Through Rate
(3)  Sum of Class A-2-B Pass-Through Rate and Class A-IO Pass-Through Rate
(4)  Sum of Class A-2-C Pass-Through Rate and Class A-IO Pass-Through Rate.
(5)  None.
(6)  Class M-1 Pass-Through Rate
(7)  Class M-2 Pass-Through Rate
(8)  Class M-3 Pass-Through Rate
(9)  Class B-1 Pass-Through Rate
(10) Class B-2 Pass-Through Rate
(11) Class B-3 Pass-Through Rate

The Lower-Tier Interests shall be issued as non-certificated interests and recorded on the records of the Lower-Tier REMIC as being issued to and held by the Trustee on behalf of the Upper-Tier REMIC.

          (d) On each Payment Date, the Available Funds shall be applied as principal and interest of particular Lower-Tier Interests, other than the RL Certificate, in amounts corresponding to the aggregate respective amounts required to be applied as principal and interest of their related Companion Classes (as set forth above).

          (e) The Available Funds shall be applied as interest to particular Lower-Tier Interests in an amount corresponding to the interest accrued on the Certificate Principal Balances of such Classes at the interest rate for such Class as stated above.

          No distributions will be made on the Class RL Certificate, except that any distribution of the proceeds of the final remaining assets of the Lower Tier REMIC shall be distributed to the holder thereof upon presentation and surrender of the Class RL Certificate.

          (f) The Startup Day is hereby designated as the "startup day" of each REMIC within the meaning of Section 860G(a)(9) of the Code.


                                  ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 3.01.  Representations, Warranties and Covenants of the
                         ------------------------------------------------
Unaffiliated Seller.  The Unaffiliated Seller represents and warrants to the
-------------------
Servicer, the Trustee, for its own benefit and for the benefit of the Holders of the Certificates and the Depositor, as of the Closing Date, as follows:

          (i) The Unaffiliated Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of organization and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified;

         (ii) The Unaffiliated Seller has the power and authority to own and convey all of its properties and assets and to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby;

        (iii) The execution, delivery and performance by the Unaffiliated Seller of this Agreement, the Sale Agreement, the Unaffiliated Seller's Agreement and the Related Documents to which is a party and the transactions contemplated hereby and thereby, (A) have been duly authorized by all necessary action on the part of the Unaffiliated Seller, (B) do not, in any material respect, contravene or cause the Unaffiliated Seller to be in default under (x) the Unaffiliated Seller's "Certificate of Incorporation" or "Bylaws", (y) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Unaffiliated Seller or its property or (z) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Unaffiliated Seller or its property and (C) do not result in or require the creation of any material Adverse Claim upon or with respect to any of the property of the Unaffiliated Seller;

         (iv) This Agreement, the Certificates and any Related Documents to which the Unaffiliated Seller is a party have each been duly executed and delivered on behalf of the Unaffiliated Seller;

          (v) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Unaffiliated Seller of this Agreement, or the Related Documents;

         (vi) Each of this Agreement and each of the Related Documents is the legal, valid and binding obligation of the Unaffiliated Seller enforceable against the Unaffiliated Seller in accordance with its respective terms, subject to bankruptcy laws and other similar laws of general application affecting creditors, and subject to the application of rules of equity, including those respecting the availability of specific performance;

        (vii) There is no pending or, to the best knowledge of the Unaffiliated Seller, threatened action, suit, proceeding or investigation, against or affecting the Unaffiliated Seller, its officers or managers, or the property of the Unaffiliated Seller, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority which may result in a material adverse change in the business, condition (financial or otherwise) or operations of the Unaffiliated Seller or its performance hereunder;

       (viii) No injunction, writ, restraining order or other order against or affecting the Unaffiliated Seller, its officers, managers or property has been issued by a Governmental Authority;

         (ix) The Unaffiliated Seller has complied in all material respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Mortgages and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Unaffiliated Seller or its property;

          (x) The Unaffiliated Seller has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments, and other governmental charges due from the Unaffiliated Seller (if any);

         (xi) With respect to the Unaffiliated Seller, there has occurred no event which has a material adverse effect on the Unaffiliated Seller's operations, including its ability to perform its obligations under this Agreement;

        (xii) The Unaffiliated Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Unaffiliated Seller has not incurred Debts beyond its ability to pay; the Unaffiliated

     Seller, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future; and the transfer of the Mortgage Loans hereunder is made in good faith and without intent to hinder, delay or defraud present or future creditors of the Unaffiliated Seller;

       (xiii) For federal income tax reporting and accounting purposes, the Unaffiliated Seller will treat the transfer of each Mortgage Loan pursuant to the Sale Agreement as an absolute assignment of the Unaffiliated Seller's right, title and ownership interest in, such Mortgage Loan to the Unaffiliated Seller and has not in any other manner accounted for or treated the transactions in the Mortgage Loans by the Unaffiliated Seller contemplated thereby;

        (xiv) The principal place of business and chief executive office of the Unaffiliated Seller are located at the address of the Unaffiliated Seller set forth in Section 10.04 and there are currently no, and during the past four months there have not been any, other locations where the Unaffiliated Seller is located (as that term is used in the UCC) or keeps Records;

         (xv) Each Mortgage Loan was purchased by the Unaffiliated Seller on the Closing Date pursuant to the Sale Agreement; any amendments or waivers in respect thereto have been delivered to the Trustee; no such amendment or waiver is material in any respect; and all conditions precedent for the purchase under the Sale Agreement were satisfied;

        (xvi) The Sale Agreement represents the entire agreement of WCC and the Unaffiliated Seller with respect to the subject matter thereof;

       (xvii) The stock of the Unaffiliated Seller is 100% owned by Wilshire Funding Corporation;

        (xviii) Neither the Unaffiliated Seller nor the Trust is an "investment company" or "under the control of an investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

        (xix) The Trust will not be treated as an association taxable as a corporation, and the Unaffiliated Seller will take no action inconsistent with such treatment;

        (xx) Neither the Trust is a "taxable mortgage pool"; the Unaffiliated Seller will take no action inconsistent with such tax characterization;

        (xxi) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Unaffiliated Seller contains or will contain any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

        (xxii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Unaffiliated Seller of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Unaffiliated Seller and the performance by the Unaffiliated Seller of its obligations under this Agreement.

         (xxiii) The Unaffiliated Seller will not incur, create, assume or suffer to exist any Adverse Claim on any of its properties, revenues or assets, whether now owned or hereafter acquired;

          (xxiv) The Unaffiliated Seller will not engage in any business activity other than issuing the Certificates, acquiring and holding Mortgages securing the Certificates and entering into and performing its obligations under those agreements contemplated hereby, together with the Sale Agreement and the other Related Documents and engaging in any activities incidental thereto;

         (xxv) The Unaffiliated Seller will not incur, create, assume or suffer to exist or otherwise become or be liable in respect of any Debt, obligation or certificate other than in respect of or relating to (a) the Certificates, (b) the related placement agent agreement, or (c) taxes, assessments or governmental charges not yet due and payable;

        (xxvi) The Unaffiliated Seller will not make, incur, assume or suffer to exist any ownership interest or investment in any Person other than the Trust;

       (xxvii) Except for the transactions contemplated hereby, and by the Sale Agreement, the Unaffiliated Seller will not sell, transfer, release or otherwise dispose of any of, or grant options, warrants or other rights with respect to any of, its assets to any Person other than as contemplated or permitted by the Unaffiliated Seller's Agreement. The Unaffiliated Seller will not merge with or consolidate with or into any other Person;

         (xxviii) The Unaffiliated Seller will promptly deliver to the Trustee any amendment or waiver of any Mortgage Loan;

          (xxix) The Unaffiliated Seller will not impede the Servicer or the Trustee from exercising any right or remedy to which it is entitled under a Mortgage Loan; and

          (xxx) The statistical information regarding the Mortgage Loans set forth in the Prospectus Supplement dated December 19, 1996 relating to the Class A Certificates is a fair and accurate presentation of such statistical information, which is accurate in all material respects as of its date.


          Section 3.02.  Representations and Warranties of the Servicer.  The
                         ------------------------------------- --------
Servicer hereby represents, warrants and covenants to the Unaffiliated Seller, the Depositor, the Trustee for its own benefit and for the benefit of the Holders of the Certificates that, as of the Closing Date:

          (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

          (b) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Servicer.

          (c) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (d) The Servicer is not in violation of, and the execution, delivery and performance of this Agreement by the Servicer and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would have consequences that would materially adversely affect the condition

     (financial or other) or operations of the Servicer or its properties or would have consequences that would materially adversely affect its performance hereunder. The execution, delivery and performance of this Agreement by the Servicer and its compliance with the terms hereof will not in any material respect conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any lien encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

          (e) No litigation, actions, proceedings or investigations are pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or would have consequences that would materially adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation on the part of the Servicer of any of the transactions contemplated by this Agreement.

          (f) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Servicer contains or will contain any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (g) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Servicer of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Servicer and the performance by the Servicer of its obligations under this Agreement.

          Section 3.03.  Representations and Warranties of the Depositor.  The
                         -----------------------------------------------
Depositor hereby represents and warrants to the Servicer, the Unaffiliated Seller, the Back-Up Servicer, the Trustee for its own benefit and for the benefit of the Holders of the Certificates that as of the Closing Date:

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

          (b) The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor.

          (c) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (d) The Depositor is not in violation of, and the execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would have consequences that would materially adversely affect the condition (financial or other) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder. The execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Depositor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any lien encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

          (e) No litigation, actions, proceedings or investigations are pending or, to the best of the Depositor's knowledge, threatened against the Depositor which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation on the part of the Depositor of any of the transactions contemplated by this Agreement.

          (f) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact.

          (g) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Depositor of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement.

          (h) The Depositor is conveying to the Trust the entire interest in the Mortgage Loans which the Depositor has acquired from the Unaffiliated Seller, free and clear of any Adverse Claims created by, or for the benefit of, the Depositor.

          Section 3.04.  [Reserved].
                         ----------

          Section 3.05.  Representations and Warranties as to each Mortgage Loan
                         -------------------------------------------------------
and the other Trust Assets.  The Unaffiliated Seller represents and warrants to
--------------------------
the Servicer, the Depositor, the Back-Up Servicer, the Trustee for its own benefit and for the benefit of the Holders of the Certificates, as to each Mortgage Loan, that, as of the Closing Date:

          (a) it has entered into the Sale Agreement with the Sellers, that each Mortgage Loan was purchased from a Seller pursuant to the Sale Agreement, and that WCC has made the following representations and warranties in respect of the Mortgage Loans conveyed pursuant to the Sale Agreement, which representations and warranties are or will be true and correct as of the Closing Date:

                    (i) (A) the information with respect to each Mortgage Loan set forth in the List of Loans is true and correct; (B) such Mortgage Loan is denominated and payable in Dollars; (C) each Mortgage Loan will provide for a schedule of payments which are, if timely paid, sufficient to fully pay the principal balance of such Mortgage Loan on or before its maturity date and to pay interest at the applicable interest rate (without giving effect to any contingent interest or shared appreciation feature); (D) to the best of its knowledge, the down payment, if any, described in the Loan File was paid in the manner stated in the Loan File; (E) to the best of WCC's or the Unaffiliated Seller's knowledge, the Loan Collateral, if any, the purchase of which was financed by the seller thereof under the Mortgage Loan, has been delivered to and accepted by the Mortgagor;
          (F) except as otherwise noted on the Exception Report and to the best of WCC's or the Unaffiliated Seller's knowledge, the related Loan File is complete and the contractual documents contained therein constitute the entire agreement with respect to the Mortgage Loan with respect to the Mortgagor, the Originator and the Unaffiliated Seller; and (G) each Loan File contains a true and complete original of any (1) Note and (2) Mortgage;

                    (ii) no Mortgage Loan was more than 91 days Delinquent, not more than 9.11% by aggregate Principal Balance were 31-60 days Delinquent and not more than 1.65% by aggregate Principal Balance were 61-90 days Delinquent, in each case as of the opening of business on the Cut-Off Date;

                    (iii) (A) the proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of any Person to make future advances thereunder; (B) any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;
          (C) all costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

                    (iv) (A) such Mortgage Loan has not been satisfied, subordinated or rescinded, and no provision of the Mortgage Loan has been waived, altered or modified in any respect, except by instruments or documents identified in the Loan File; and (B) such Mortgage Loan is not and will not be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the

          Mortgage Loan between the Mortgagor and the originator of the Mortgage Loan or otherwise, and no such claim has been asserted with respect thereto;

                    (v) (A) immediately prior to assigning such Mortgage Loan to the Unaffiliated Seller, the related Seller was the sole owner and had full right to transfer the Mortgage Loan to the Unaffiliated Seller and such Mortgage Loan has not been sold, assigned or pledged to any other Person; (B) the Sale Agreements constitute valid transfers, assignments, set-overs and conveyances to the Unaffiliated Seller of all right, title and interest of each Seller in and to the Mortgage Loans sold thereunder, free and clear of any Adverse Claim (except for any Permitted Liens on the related Loan Collateral, as set forth in the List of Loans); (C) without limiting the generality of the foregoing, each Seller has duly fulfilled all obligations on its part to be fulfilled under or in connection with the Mortgage Loan and has done nothing to impair the rights of the Unaffiliated Seller or the Trust in the Mortgage Loan or the proceeds with respect thereto, including, without limitation, paid in full all taxes and other charges payable in connection with the Mortgage Loan and the transfer of the Mortgage Loan to the Unaffiliated Seller or the Trust, which could impair or become an Adverse Claim to the Unaffiliated Seller or the Trust's interest in such Mortgage Loan; and (D) the transfer, assignment and conveyance of the related Mortgage Loans by the related Seller pursuant to the Sale Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                    (vi) to the best knowledge of WCC and of the Unaffiliated Seller, (A) there is no Adverse Claim in respect of the Loan Collateral (including any mechanics' lien or claim for work, labor or material or tax or assessment lien) and (B) either (1) no consent for the Mortgage Loan is required by the holder of any Permitted Lien or
          (2) such consent has been obtained and is contained in the Loan File;

                    (vii) to the best knowledge of WCC and of the Unaffiliated Seller, (A) there is no default, breach, violation, or event permitting acceleration under the Mortgage Loan, and no event has occurred which, with notice and the expiration of any grace or cure period or both, would constitute a default, breach, violation, or event permitting acceleration under such Mortgage Loan; (B) there are no proceedings or investigations pending or threatened before any Governmental Authority (1) asserting the invalidity of such Mortgage Loan, (2) except with respect to any Mortgage Loans having

          Arrearage, asserting the bankruptcy or insolvency of the related Mortgagor, (3) seeking the payment of such Mortgage Loan or (4) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Mortgage Loan; and (C) to the best of WCC's or the Unaffiliated Seller's knowledge, no Mortgagor on such Mortgage Loan is bankrupt, insolvent, or is unable to make payment of its obligations when due;

                    (viii) the Mortgage Loan (1) constitutes the legal, valid and binding obligation of the Mortgagor thereunder enforceable against the Mortgagor in accordance with its terms (except as may be limited by laws affecting creditors' rights generally) and (2) the Mortgage Loan contains customary enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Loan Collateral for the benefit of the security afforded thereby;

                    (ix) the Mortgage Loan was assigned by the related Seller to the Unaffiliated Seller without any conduct constituting fraud or misrepresentation on the part of such Seller, and has no knowledge of any specific fact which should have led it to expect at the time of assignment of such Mortgage Loan that the Mortgage Loan would not be paid in full when due;

                    (x) (A) all parties which have had any ownership interest or servicing rights in the Mortgage Loan, including WCC, are (or, during the period in which they held and disposed of such interest, were) in compliance in all material respects with any and all applicable licensing requirements of the laws of the state wherein the Mortgagor and the Loan Collateral is located; and (B) the Mortgage Loan was not originated in, nor is subject to the laws of any jurisdiction, the laws of which would make the transfer of the Mortgage Loan to the Unaffiliated Seller or the Trust unlawful;

                    (xi) such Mortgage Loan does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

                   (xii) each Mortgage Loan immediately prior to its sale pursuant to the Sale Agreement was being serviced by WSC or WCC;

                  (xiii) (A) the related Seller has performed any and all acts required to be performed (if any) to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans; and (B) each insurance policy with respect to the Mortgage Loan or the Loan Collateral is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect;

                   (xiv) to the best knowledge of WCC and of the Unaffiliated Seller, the Loan Collateral is in good repair and free and clear of any damage that would affect materially and adversely the value of the Mortgage Loan Collateral as security for the Mortgage Loan;

                    (xv) to the best knowledge of the Unaffiliated Seller and
          WCC:

                         (A) (1) all of the improvements which were included for the purpose of determining the appraised value of the Loan Collateral lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Loan Collateral and (2) no improvement located on or being part of the Loan Collateral is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Loan Collateral and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Loan Collateral is lawfully occupied under applicable law;

                         (B) with respect to each Mortgage Loan secured by a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such deed of trust, and no fees or expenses are or will become payable by the Unaffiliated Seller or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                         (C) the Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

                         (D) the Loan Collateral constituting residential Real Estate is lawfully occupied under applicable law and the Unaffiliated Seller has no actual knowledge that such Loan Collateral is not so occupied;

                         (E) except as otherwise noted in the Exception Report, the Mortgage is contained in the Loan File, each such document was recorded, and all subsequent assignments have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator;

                         (F) except as otherwise noted in the Exception Report,
               a lender's title insurance policy, issued in standard American Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Loan Collateral is situated, together with any applicable endorsement, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage Loan was in full force and effect on the date of the origination of such Mortgage Loan and as of the Closing Date a true and complete original copy thereof is in the Loan File;

                         (G) the improvements relating to any Loan Collateral are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage customarily applicable in the mortgage industry;

                         (H) a flood insurance policy, if customarily required in the mortgage industry in the area in which the Loan Collateral is situated, is in effect with respect to each Loan Collateral with a generally acceptable carrier in an amount representing coverage customarily applicable in the mortgage industry;

                         (I) either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or
               (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including, without limitation, taxes and insurance payments, the Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of the Mortgage Loan or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest; and

                         (J) there is no proceeding pending or, to the best of the Unaffiliated Seller's or WCC's knowledge, threatened for the total or partial condemnation of the Loan Collateral, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect materially and adversely the value of the Loan Collateral as security for the Mortgage Loan or the use for which the premises were intended;

                    (xvi) Upon receipt of each Mortgage Loan by the Trust pursuant to Article II hereof, the Trust has a perfected, first-priority security interest in each Mortgage Loan and the proceeds thereof; and

                    (xvii) each Mortgage is a "Qualified Mortgage" for purposes of the REMIC Provisions and is a first-lien mortgage which was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

          (b) The Depositor hereby assigns to the Trustee on behalf of the Trust its rights under the Sale Agreement (such rights having been assigned to the Depositor by the Unaffiliated Seller) to cause WCC to repurchase any Mortgage Loan conveyed by the Sellers as to which there has occurred an uncured breach of a representation or warranty (without regard to any qualification as to knowledge) which materially and adversely affects the value of, or the interests of the Trust in, any Mortgage Loan in respect of the representations and warranties with respect to the Mortgage Loans set forth in such Sale Agreement. The Trustee hereby acknowledges such assignment, and the Servicer on the Trustee's behalf agrees to exercise such rights as provided herein.

          (c) The representations and warranties described in this Section 3.05 shall survive the assignment of the Mortgage Loans to the Trust.

          Section 3.06.  Repurchases and Remedies.  (a)  Upon discovery by any
                         ------------------------
of the Unaffiliated Seller, the Servicer, the Back-Up Servicer, or actual knowledge of a Responsible Officer of the Trustee, of (i) a breach of any of the representations and warranties set forth in Section 3.05, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the WCC or the Unaffiliated Seller as to the facts stated therein, or, with respect to the completeness of any Loan File, without regard to any exceptions set forth on the Exception Report or (ii) a failure to make any filing or take any action required by Section 2.05 hereof, which materially and adversely affects the value of, or the interests of the Trust in, any Mortgage Loan, the party discovering such breach shall give prompt written notice to the others and the Depositor. Any exception set forth on the Exception Report shall not, in and of itself be deemed material and adverse to such value or interests unless otherwise determined to be so.

          If, on the Distribution Date in the month following the expiration of a 60 day period following the date of the notice referred to in the immediately preceding sentence, such breach or failure shall remain uncured, the Mortgage Loan as to which the breach or failure relates shall be repurchased or purchased for the Repurchase Price as follows:

          (i) in respect of matters set forth in Section 3.05(a), or due to a failure to make any filing or take any action required by Section 2.05 hereof, by the Unaffiliated Seller; and

          (ii) in respect of matters set forth in Section 3.05(b) the Servicer on the Trustee's behalf shall enforce the Unaffiliated Seller's right to effect a repurchase of such Mortgage Loan against WCC.

          (b) Following confirmation that the Repurchase Price has been deposited in the Collection Account and receipt by the Trustee of a written Request for Release in the form of Exhibit E hereto from the Servicer, the Trustee on behalf of the Trust shall release such Mortgage Loan and the related Loan File to the Unaffiliated Seller or WCC, as the case may be, and the Trustee on behalf of the Trust shall assign to such party or its designee, all of the Trust's right, title and interest in such purchased or repurchased Mortgage Loan, and all property and rights conveyed to the Trustee relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee and except as to liens, charges or encumbrances created or arising out of this Agreement. The Trustee and the Unaffiliated Seller shall execute and deliver to the Unaffiliated Seller or WCC, as the case may be, an assignment, prepared and furnished to the Trustee substantially in the form of Exhibit F to vest ownership of the repurchased Mortgage Loan in such party. The repurchase and purchase obligations pursuant to this Section 3.06 constitute the sole remedy available to the Trustee and the Holders of the Certificates for a breach of a representation or warranty or agreement of the Unaffiliated Seller or WCC, set forth in this Article III. For the purposes of this Agreement, a Mortgage Loan has not been "repurchased" or "purchased" by the Unaffiliated Seller, WCC or the Servicer, as the case may be, pursuant to this Section 3.06 unless the Repurchase Price therefor has been deposited into the Collection Account.


                                   ARTICLE IV

                           SERVICING OF TRUST ASSETS

          Section 4.01.  Servicer and Sub-Servicers. (a) Acting directly or
                         --------------------------
through one or more Sub-Servicers as provided in Section 4.03 hereof, the Servicer shall service and administer the Mortgage Loans in accordance with the Servicing Standard. Unless otherwise specified herein with respect to specific obligations of the Servicer, the Servicer shall service and administer the Mortgage Loans in accordance with the Servicing Standard, and, subject only to the terms of the respective Mortgage Loans, shall have full power and authority, acting alone or through Sub-Servicers as provided herein, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer shall promptly notify the Back-Up Servicer in writing of any event, circumstance or occurrence which materially adversely affects the ability of the Servicer to service the Mortgage Loans or to otherwise perform and carry out its duties, responsibilities and obligations under and in accordance with the Servicing Standard.

          (b) The duties of the Servicer shall include, without limitation, collecting and posting of all payments, responding to inquiries by Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and all applicable law, accounting for collections and furnishing monthly and annual statements to the Back-Up Servicer and the Trustee with respect to distributions and making Delinquency Advances and Servicing Advances pursuant hereto. The Servicer's duties and obligations hereunder shall commence on the date hereof, and the Servicer shall have no obligations or liabilities hereunder with respect to the prior servicing of the Mortgage Loans. The Servicer shall follow the provisions of this Agreement and the Servicing Standard. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.

          (c) Consistent with the Servicing Standard, the Servicer may, on behalf of itself, the Holders of the Certificates, the Trust and the Trustee, effect modifications of any Mortgage Loan if, in the Servicer's reasonable determination made in good faith, such modification is necessary to maximize collections with respect to such Loan.

          The Servicer shall include in each Servicer's Monthly Report the aggregate Principal Balances of all Mortgage Loans which were subject to such modifications during the related Collection Period, as well as the aggregate Principal Balances of all Mortgage Loans which were subject to such modifications since the Cut-Off Date and through the end of the related Collection Period.

          The Servicer agrees that it will not renew, extend, renegotiate, compromise, settle or release any Note or Mortgage Loan, except upon payment in full thereof, unless all Mortgagors on such Note or Mortgage Loan shall first release and discharge the FDIC, the Depositor, each Seller, the Unaffiliated Seller, the Trust and the Trustee, the Back-Up Servicer and the Servicer, their agents and assigns (the "Released Parties"), from and against all claims, demands and causes of action which any such Mortgagor may have against any such Released Party arising from or growing out of any act or omission occurring prior to the date of such release. Such release is to be in the form of Exhibit G hereto. To the extent the Servicer does not obtain such release, it will not renew, extend, renegotiate, compromise, settle or release any Note or Mortgage Loan, except upon payment in full thereof. If the Servicer fails to obtain such release, and renews, extends, renegotiates, compromises or settles any Note or Mortgage Loan in violation of this Section, the Servicer agrees to indemnify and hold the Released Parties harmless from any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and other costs, fees, and expenses suffered by the Released Parties as a result of the Servicer's failure to obtain a release.

          (d) Consistent with the Servicing Standard the Servicer may, on behalf of itself, the Holders of the Certificates, the Trust and the Trustee, enter into an assumption agreement whereby a new Mortgagor agrees to assume liability on a Mortgage Loan, provided, that (i) at the time of such assumption
                              --------
(x) the related Loan is either a defaulted Mortgage Loan or the Servicer reasonably believes that such Loan's becoming a defaulted Mortgage Loan is imminent and (y) the new Mortgagor agrees to repay a principal balance on such Mortgage Loan which is at least equal to the Servicer's good faith estimate of the Net Liquidation Proceeds which would be recovered with respect to such loan (excluding any potential for a deficiency judgment against the prior Mortgagor) if the related Loan Collateral were to be liquidated in a commercially reasonably manner and (ii) no such assumption shall extend the maturity date of such Mortgage Loan beyond the latest maturity date of any other Mortgage Loan then held by the Trust. The ability of the Servicer to effect assumptions pursuant to this Section 4.01(d) is independent of the Servicer's rights and obligations under Section 4.14 hereof.

          (e) Subject to Sections 4.03 through 4.07 hereof, the Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Servicer from any of its obligations under this Agreement.

          (f) Without limiting the generality of the foregoing, but subject to
Section 4.15 hereof, the Servicer on behalf of the Trustee, is authorized and empowered, pursuant to a special or limited power of attorney hereby granted by the Trust and the Trustee, to execute and deliver, on behalf of itself, the Trust and the Trustee, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property on behalf of the Trust and (iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure in the name of the Servicer on behalf of the Trust. Subject to
Section 4.17 hereof, the Trust and the Trustee shall promptly sign and return to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents as the Servicer or such Sub-Servicer shall reasonably request to enable the Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder as are delivered to the Trustee accompanied by a certificate of an Authorized Officer to the effect that the Trustee's signature is required pursuant to this Agreement (and neither the Trust nor the Trustee shall have any liability for any misuse of any such special or limited powers of attorney).

          (g) The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

          (h) Servicing Advances incurred by the Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by the Servicer or such Sub-Servicer to the extent described in
Section 4.12(b) hereof.

          (i) All accounting and loan servicing records pertaining to the Mortgage Loans shall be maintained in a manner consistent with the Servicing Standard, and in such manner as will permit the Trustee, the Back-Up Servicer or their respective duly authorized representatives and designees to examine and audit and make legible reproductions of records during reasonable business hours upon reasonable notice. All such records, including but not limited to all transaction registers and loan ledger histories, shall be maintained for the period required under applicable law.

          Section 4.02.  Collection of Certain Mortgage Loan Payments.  (a)  The
                         --------------------------------------------
Servicer shall, as required by the Servicing Standard, make all reasonable efforts to collect payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures with respect to the Mortgage Loans as it follows with respect to comparable mortgage loans in its own servicing portfolio; provided, that the Servicer shall always at least
                         --------
follow collection procedures that are consistent with or better than the Servicing Standard. Consistent with the foregoing, the Servicer may in its discretion and subject to Section 4.01(c) hereof (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with the Servicer's general policies relating to comparable mortgage loans subject to such Act.

          The Servicer may modify and extend the maturity of a Balloon Loan which matures, to protect against a Realized Loss and which is not otherwise paid in full at such maturity date by the related Mortgagor; provided that the
                                                             --------
rescheduled final maturity date of such Mortgage Loan is not for a period in excess of one year, the related Coupon Rate is not decreased, the Mortgagor does not receive any additional proceeds and that such Mortgage Loan fully amortizes by such rescheduled final maturity date.

          (b) The Servicer shall apply all Prepaid Installments received by it with respect to any Mortgage Loan as set forth in the related Note, and in a manner consistent with the Servicer's standard procedures and applicable law.

          Section 4.03.  Sub-Servicing Agreements Between Servicer and Sub-
                         -------------------------------------------------
Servicers.  The Servicer may enter into Sub-Servicing Agreements for the
---------
servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under any such Sub-Servicing Agreement. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. The Servicer covenants that any such Sub-Servicing Agreement shall be consistent with and not in violation of the provisions of this Agreement. The Servicer shall give written notice to the Back-Up Servicer, the Depositor, the Trustee of the appointment of any Sub-Servicer, and shall provide to each of them a copy of the related Sub-Servicing Agreement.

          Section 4.04.  Successor Sub-Servicers.  The Servicer may terminate
                         -----------------------
any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicer that qualifies under Section 4.03 hereof.

          In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer. The Sub-Servicer shall give written notice to the Back-Up Servicer of the termination of any Sub-Servicer.

          Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated, without cause and without payment of any penalty or fee, by (x) the Back-Up Servicer or (y) the Trustee, in either case in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicer default), together with a provision stating that none of the Depositor, the Back-Up Servicer or the Trustee shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer, except as set forth herein.

          Section 4.05.  Liability of Servicer.  The Servicer shall not be
                         ---------------------
relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or otherwise, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. Nothing contained in any such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer.

          Section 4.06.  No Contractual Relationship Between Sub-Servicer and
                         ----------------------------------------------------
Persons other than the Servicer.  Any Sub-Servicing Agreement and any other
-------------------------------
transactions or services
relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and none of the Depositor, the Unaffiliated Seller, the Back-Up Servicer or the Trustee shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer, except as set forth in Sections 4.05 and 4.07 hereof. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

          Section 4.07.  Assumption or Termination of Sub-Servicing Agreements.
                         -----------------------------------------------------
Subject to the second paragraph of Section 4.04 hereof, in connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder pursuant to Section 4.19 hereof, it is understood and agreed that the Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer may be assumed or terminated by the assuming party at its option.

          The Servicer shall, upon request of the Trustee or of the Back-Up Servicer, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held thereunder and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

          Section 4.08.  Establishment of Lock-Box and Lock-Box Account.  (a)
                         ----------------------------------------------
Prior to the Closing Date, the Servicer shall (i) establish and maintain the Lock-Box Account, (ii) enter into the Lock-Box Agreement and (iii) within 30 days of the Closing Date, notify each Mortgagor to remit all payments with respect to the Mortgage Loans to the Lock-Box Account. If, at any time, the Lock-Box Account ceases to be maintained at the Lock-Box Bank, the Servicer shall within ten Business Days of obtaining actual knowledge of such cessation establish a new lock-box account which shall be an Eligible Account, transfer any cash and/or any investments from the Lock-Box Account to such new lock-box account and from the date such new lock-box account is established, it shall be the "Lock-Box Account", provided that notice of such new lock-box account is given to each Rating Agency. In the event that a Successor Servicer is appointed, the Trustee, the Lock-Box Bank and such Successor Servicer will enter into a new lock-box agreement replacing the Lock-Box Agreement and such new lock-box agreement shall be the "Lock-Box Agreement" for all purposes hereunder.

          (b) The Servicer shall instruct, or to cause any Sub-Servicer to instruct, all Mortgagors to make payments only to the Lock-Box, unless, due to special collection circumstances (by way of illustration, a delinquent Mortgagor who is willing to send payment by Federal Express courier, "mailgram" or other manner not in a form eligible for receipt directly by the Lock-Box Account) such payment must be made to the Servicer, in which event such amounts shall be deposited by the Servicer in the Lock-Box Account in accordance with paragraphs (a) and (d) of this
Section 4.08. The Servicer shall instruct the Lock-Box Bank to remit by wire transfer of immediately available funds (x) Escrow Amounts to the appropriate T&I Account, as directed by the Servicer and (y) all other Collections in the Lock-Box Account to the Collection Account, in each case on the next Business Day following their receipt by the Lock-Box Bank.

          (c) For all purposes of this Agreement, no amounts shall be considered to be on deposit in the Lock-Box Account unless such amounts are available for withdrawal therefrom in "good funds"; i.e., until any check or "Automated
                                      ----
Clearing House" transfer has "cleared". The Servicer shall have the right to withdraw from the Lock-Box Account the amount of any misapplied payment or other amount deposited therein in error. The Servicer is not required to deposit any amounts received by the Servicer to the Lock-Box Account in accordance with the provisions hereof until the Servicer has determined that such amounts relate to the Mortgage Loans and such amounts are available as "good funds".

          Section 4.09.  Deposits into Collection Account.  The Servicer shall
                         --------------------------------
deposit (with respect to any such amounts it receives directly), or cause to be deposited, to the Collection Account, on a daily basis in accordance with
Section 4.08(b) hereof, the following payments and collections received or made by it, without duplication, except to the extent that such Collections include Escrow Amounts, which shall be deposited to the appropriate T&I Account, together with all Delinquency Advances made, and Prepayment Interest paid, by the Servicer on the related Servicer Remittance Date, pursuant to Section 4.12 hereof; (such amounts set forth below together with such Delinquency Advances and Prepayment Interest, "Collections"):

               (i) all payments on the Mortgage Loans;

               (ii) all payments received as a result of the enforcement of the Trustee's rights under the Unaffiliated Seller's Agreement or the Unaffiliated Seller's rights under the Sale Agreement the Servicer shall be permitted to fund Delinquency Advances from its own funds and from amounts then on deposit in the Collection Account in excess of the Servicer Remittance Amount for the related Servicer Remittance Date;

               (iii) all Net Liquidation Proceeds or Net Insurance Proceeds with respect to the Mortgage Loans;

               (iv) all amounts required to be deposited by the Servicer pursuant to Section 4.13(c) hereof;

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

               (v) any amount required to be deposited by the Servicer in connection with losses with respect to funds invested pursuant to Section
     4.10 hereof; and

               (vi) any other amounts required to be deposited in the Collection Account pursuant to the terms hereof.

          Section 4.10.  [Reserved].
                         ----------

          Section 4.11.  Servicer Reports.  Not later than 12:00 noon Pacific
                         ----------------
time on the tenth calendar day of each month (or the immediately succeeding business day if such calendar day falls on a Saturday or a Sunday or a holiday), the Servicer shall deliver or cause to be delivered to the Back-Up Servicer the related Servicer's Monthly Report on computer readable magnetic tape or diskette. This report shall also contain (i) a summary report of Mortgage Loan payment activity for such month, (ii) exception payment reports for Mortgage Loans with respect to which scheduled payments due in such month were not made,
(iii) an itemization by category of all amounts to be paid on the Date, and (iv) a trial balance in the form of a computer tape. Not later than 12:00 noon Pacific time on the fifteenth calendar day of each month (or the immediately succeeding business day if such calendar day falls on a Saturday or Sunday or a holiday) (each a "Determination Date"), the Servicer shall deliver or cause to be delivered to the Trustee such Servicer's Monthly Report on computer readable magnetic tape or diskette.

          Section 4.12.  Delinquency Advances, Servicing Advances and Prepayment
                         -------------------------------------------------------
Interest.  (a)  Not later than 10:00 a.m. Pacific time on each Servicer
--------
Remittance Date, the Servicer shall advance funds (each such advance, a "Delinquency Advance") to the Collection Account in the amount of any Delinquent Payment, with respect to the related Collection Period, with respect to each Mortgage Loan; provided, however, that the Servicer will not be required to make
               --------  -------
any such Delinquency Advance if the Servicer determines in reasonable good faith that such Delinquency Advance will ultimately not be recoverable from subsequent amounts reasonably expected to be received by the Servicer with respect to such Mortgage Loan. Each Delinquency Advance shall increase the Outstanding Advances with respect to the related Mortgage Loan. The Servicer shall be permitted to fund Delinquency Advances from its own funds, and from amounts then on deposit in the Collection Account in excess of the Servicer Remittance Amount for the related Servicer Remittance Date.

          The Servicer may recover Delinquency Advances (i) from the Collection Account out of collections on the Mortgage Loan whose delinquency gave rise to such Delinquency Advance subsequent to the related Collection Period, from Liquidation Proceeds and/or Insurance Proceeds recovered on account of such Mortgage Loan to the extent of the amount of such Delinquency Advance prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance

Proceeds in the Collection Account and (ii) from the Collection Account generally, if such Delinquency Advance has been determined to be a Non-Recoverable Advance.

          (b) The Servicer will advance all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations with respect to defaulted Mortgage Loans, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, and any reasonable legal expenses in connection with the assertion by a Mortgagor of any claim or defense that the Mortgagor may have had against the originator in connection with the sale, financing or construction of such Mortgagor's home and which the Mortgagor asserts against the Servicer and (iii) the management and liquidation of REO Property, but shall only pay such costs and expenses to the extent the Servicer reasonably believes such costs and expenses will be recovered from the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such expenditure, if customary and reasonable, and exclusive of overhead, together with any Servicing Advance as defined in Section 4.15(a) hereof, will constitute a "Servicing Advance." The Servicer may recover a Servicing Advance from the Mortgagor to the extent permitted by the related Mortgage Loan, from the Collection Account out of collections on the related Mortgage Loan, or from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, from Insurance Proceeds collected with respect to the related Mortgage Loan prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Collection Account.

          (c) In the event that, on any Servicer Remittance Date, the Servicer determines that there will not be a sufficient amount of Scheduled Interest Collections (less the amount of the Servicer's Fee and the Trustee's Fee) together with the interest portion of Delinquency Advances, solely as a result of Prepayments, to fund the interest accrued on the Class A-1, Class A-2-A, Class A-2-B, Class A-2-C, Class M-1, Class M-2 and Class M-3 Certificates, the Servicer shall, not later than 10:00 a.m. Pacific time on the related Servicer Remittance Date deposit in the Collection Account the Prepayment Interest, if any, as required to be deposited in accordance with the definition thereof, for the related Collection Period.

          Section 4.13.  Maintenance of Insurance and Tax Services.  (a)  The
                         -----------------------------------------
Servicer shall cause to be maintained with respect to each Mortgage Loan with an unpaid Principal Balance of $2,000 or greater a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Servicer on behalf of the Trust and its assignees of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the improvements which are a part of the related Property, but in any case not less than the amount necessary to avoid the application of any co-insurance clause.

          (b) If a Mortgage Loan with an unpaid Principal Balance of $2,000 or greater relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, at the time of origination, and if such loan has been specifically identified as being in such an area in the List of Loans or other writing delivered to the Servicer by the FDIC, the Servicer shall cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount that provides for coverage, and which provides for a recovery by the Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to fully compensate for damage or loss to the improvements which are a part of the related Property on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, the National Flood Insurance Act of 1968 or Flood Insurance Reform Act of 1994, as amended, but in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The Servicer shall indemnify the Trust out of the Servicer's own funds for any loss to the Trust resulting from the Servicer's failure to maintain such flood and hazard insurance required by this Section.

          (c) In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate Principal Balance of the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this Section 4.13, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire, flood and hazard insurance coverage under this Section 4.13, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Property a policy complying with Sections 4.13(a) and (b) hereof, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with Sections 4.13(a) and (b) and the amount paid under such blanket policy. Upon the request of the Back-Up Servicer, the Servicer shall cause to be delivered to the requesting party a copy of such policy.

          (d) If any Person asserts that on any Mortgage Loan the borrower has procured credit, life, accident, health or disability insurance or the like, the Servicer's sole obligation shall be to examine the related file maintained by the Servicer and, if evidence corroborating the assertion is found, refer such Person to the underwriter of such insurance.

          Section 4.14.  Due-on-Sale Clauses; Assumption and Substitution
                         ------------------------------------------------
Agreements.  When a Property has been or is about to be conveyed by the
----------
Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable under the Note and/or Mortgage), the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise the Trust's rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, that the Servicer shall not exercise any such right
                  --------
if the "due-on-sale" clause is not enforceable under applicable law or under the related Note or if the Servicer is prohibited by law from doing so or (y) that the Servicer may not exercise such right if, in the reasonable belief of the Servicer, determined in accordance with the Servicing Standard the value of the Mortgage Loan would be enhanced by waiving such provision. In such event, the Servicer, subject to Section 4.01(d) hereof, shall enter into an assumption and modification agreement with the person to whom such Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the documents in the related File, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law or the documents in the related File, the Servicer is authorized, subject to Section 4.01(d) hereof, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, that the Mortgage Loan, as assumed,
                               --------
shall conform in all respects to the requirements, representations and warranties of the Unaffiliated Seller's Agreement.

          The Servicer shall forward to the Trustee the original of such assumption or substitution agreement, which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, no material term of the Note (including but not limited to the related Coupon Rate and the Monthly Payment on the related Mortgage Loan) may be changed and all such terms shall remain as in effect immediately prior to the assumption or substitution, the stated maturity and the Principal Balance of such Mortgage Loan shall not be changed nor shall any required Monthly Payments of principal or interest be deferred or forgiven.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

          Section 4.15.  Realization Upon Defaulted Mortgage Loans. (a)  The
                         -----------------------------------------
Servicer shall, consistent with the Servicing Standard, foreclose upon or otherwise comparably effect the ownership in the name of the Servicer on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments.
The foregoing is subject to the proviso that the Servicer shall not advance its own funds unless it shall reasonably believe that it can recover such funds from future payments and doing so will increase Net Liquidation Proceeds on the Mortgage Loans. Any amounts so advanced, if customary and reasonable, and exclusive of overhead, shall constitute "Servicing Advances" within the meaning of Section 4.12.(b) hereof. Notwithstanding the foregoing, with respect to any Mortgage Loan as to which the Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Property (a "Potentially Hazardous Property"), the Servicer shall not, on behalf of the Trust, either (i) obtain title to such Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Property, if, as a result of any such action, the Trust would be considered to hold title to, be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") from time to time, or any comparable law.
The Servicer shall not be required to make Delinquency Advances with respect to a Mortgage Loan relating to a Potentially Hazardous Property. In the event the Servicer requires any professional guidance with respect to CERCLA, the Servicer may, at the expense of the Servicer, obtain an Opinion of Counsel experienced in CERCLA matters, and shall be fully protected in relying on any such Opinion of Counsel.

          (b) The Servicer shall determine with respect to each defaulted Mortgage Loan when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts (other than from deficiency judgments) it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan". Any such determination shall be evidenced by delivery of a Liquidation Report in substantially the form of Exhibit H hereto to the Back-Up Servicer.

          (c) The Servicer shall sell any REO Property within 23 months of its acquisition by the Trust, unless the Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust of such REO Property for a greater specified period will not result in the imposition of taxes on "Prohibited Transactions" of the Lower-Tier REMIC or Upper-Tier REMIC as defined in Section 860F of the Code or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding.

          (d) Notwithstanding the generality of the foregoing provisions, the Servicer shall manage, conserve, protect and operate each REO Property for the Holders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Lower-Tier REMIC or Upper-Tier REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Holders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The net income from the sale of an REO Property shall be deposited in the Collection Account.

          (e) The Servicer shall file reports of foreclosure and abandonment as required by Section 6050J of the Code.

          Section 4.16.  Servicing Compensation.  As compensation for its
                         ----------------------
activities hereunder, the Servicer shall be entitled to the Servicing Fee from amounts available therefor in the Collection Account, as provided in Section 6.04(d) hereof. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement or except as otherwise provided herein. Notwithstanding the foregoing, the Servicer may pay any portion of the Servicing Fee to a Sub-Servicer.

          Section 4.17.  Records, Inspections.  (a)  The Servicer, during the
                         --------------------
period it is servicer hereunder, shall, consistent with standard industry practices, maintain such books of account and other records as will enable the Trustee and/or the Back-Up Servicer (if either so elects, in its sole discretion) to determine the status of each Mortgage Loan.

          (b) The Servicer shall provide to representatives of the Trustee and the Depositor, without charge, reasonable access on reasonable prior notice during normal business hours and with reasonable frequency to the documentation regarding the Mortgage Loans. The Servicer will permit, without charge, any representative designated by the Depositor or the Trustee to visit and inspect the servicing operations and its records relating to the Loans on reasonable prior notice during normal business hours with reasonable frequency during the term of the Class A Certificates, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Servicer with its principal officers, as applicable, and its independent accountants. Any expense incidental to the exercise by the Depositor of any right under this Section 4.17(b) shall be borne by such Person and, with respect to the Trustee, by the Person requesting the Trustee to undertake such inspection. Nothing in this
Section 4.17(b) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Servicer to provide access as provided in this Section 4.17(b) as a result of such obligation shall not constitute a breach of this Section 4.17(b).

          To the extent that such information is not otherwise available to the public, none of the Trustee, the Depositor, the Back-Up Servicer, nor any representative thereof shall disseminate any information relating to the Servicer obtained pursuant to this Agreement without the Servicer's written consent, except to the extent provided for in this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, rating agencies, liquidity and credit providers, taxing authorities, or other regulatory bodies or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Trustee, the Depositor, the Back-Up Servicer, and the Trustee, and the Back-Up Servicer shall use all reasonable efforts to assure the confidentiality of any such disseminated non-public information.

          (c) Upon any change in the format of the computer tape maintained by the Servicer in respect of the Mortgage Loans, the Servicer shall notify the Back-Up Servicer and the Trustee in advance and shall deliver a copy of such new format to the Depositor, the Back-Up Servicer and the Trustee; provided, that
                                                               --------
the Servicer agrees to co-operate reasonably and in good faith with the Trustee and the Back-Up Servicer with respect to any and all issues relating to such format change.

          Section 4.18.  Assignment of Agreement.  The Servicer may not assign
                         -----------------------
its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee, and the Depositor.

          Section 4.19.  Removal of Servicer; Resignation of Servicer; Term of
                         -----------------------------------------------------
Servicing.  (a) If any of the following events (each, and "Event of Servicer
---------
Default") shall occur and be continuing:

               (i) Any failure by the Servicer (x) to deposit to the Collection Account all Collections received by the Servicer directly within two Business Days following the Business Day on which such amounts are deposited by the Servicer to its general account (which shall be within one Business Day following the Business Day of the Servicer's receipt of such amount) and are determined by the Servicer to relate to the Mortgage Loans or (y) to deposit to the Collection Account any amount required to be deposited thereon pursuant to Section 4.12(a) or 4.12(c) hereof by the related Servicer Remittance Date; or

               (ii) Failure on the part of the Servicer or of the Unaffiliated Seller to observe or perform any term, covenant or agreement in this Agreement (other than those covered by clause (i) above) or a failure to comply with the provisions of the Servicing Standard, which failure materially adversely affects the rights of the Holders of the Certificates and which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Unaffiliated Seller, the Depositor, the Trustee, or Certificateholders who, in the aggregate, hold Certificates evidencing Percentage Interests of 10% or more; or

               (iii) Any proceeding shall be instituted against the Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substan tial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

               (iv) The commencement by the Servicer of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admis sion by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action;

               (v) The Servicer shall fail to deliver a report expressly required by this Agreement, and the continuance of such failure for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Seller, the Depositor, or the Trustee (except that such three Business Day period shall be deemed not to run as to any portion of such report during such time as the Servicer's failure to provide such information is for cause or inability beyond its control and the Servicer provides the Trustee, the Depositor with an Officer's Certificate of the Servicer to such effect);

     then the Trustee at the direction of the Required Certificateholders shall, in each case by delivery to the Servicer of a written notice specifying the occurrence of any of the foregoing events terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer, at which such time the Back-Up Servicer shall become the Successor Servicer; provided, that, in the event any of the events described in
               --------
     subsections (iii) or (iv) shall have occurred, termination of the duties and responsibilities of the Servicer shall automatically occur, without, demand, protest, or further notice of any kind, all of which are expressly waived by the Servicer; provided that in the case of a proceeding described
                             --------
     in subsection (iii) brought by a third party and not consented to by the Servicer, an Event of Servicer Default shall not be deemed to have occurred until the earliest to occur of (A) the failure of the relevant court to grant the Servicer's motion to dismiss such proceeding within 90 days of the filing of such motion, (B) the denial of the Servicer's motion to dismiss such proceeding by the relevant court, (C) the failure of the Servicer to file such a motion within 30 days of the notice of the proceeding and (D) the subsequent withdrawal by the Servicer of its motion to dismiss such proceeding.

          The Trustee shall give notice of the occurrence of any Event of Servicer Default to the Seller, the Depositor, the Servicer, the Rating Agencies, the Trustee, the Back-Up Servicer and each Certificateholder.

          In the event that the Back-Up Servicer becomes the Successor Servicer, the parties hereby agree that there shall no longer be the requirement to have a Back-Up Servicer.

          (b) The Servicer shall not resign from the obligations and duties hereby imposed on it, except with the consent of the Required Certificateholders or upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to the effect that such duties are not so permissible (the cost of which shall be borne by the Servicer) to such effect which shall be delivered to the Trustee and to the Back-up Servicer. Promptly upon any resignation pursuant to this clause (c), the Unaffiliated Seller shall notify each Rating Agency, the Depositor and the Trustee thereof.

          (c) Except as may be required by law, no removal or resignation of the Servicer shall become effective until the Back-Up Servicer or other Successor Servicer shall have assumed all of the Servicer's responsibilities and obligations hereunder.

          (d) If, at the time the Servicer is removed or resigned there is no Back-Up Servicer or the Back-Up Servicer is unable to act as Successor Servicer and the Trustee does not appoint a different Successor Servicer, then the Trustee shall become the Successor Servicer.

          (e) Upon removal or resignation of the Servicer, the Servicer also shall promptly (and in any event no later than five Business Days subsequent to such removal or resignation) deliver or cause to be delivered to the Back-Up Servicer all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession. The Servicer may retain copies of any such books and records.

          (f) Any collections received by the Servicer after removal or resignation shall be endorsed by it and remitted directly and immediately to the Back-Up Servicer. The Servicer shall be entitled to receive the Servicing Fee through the day on which it is terminated as Servicer (which may be pro rated for a partial month).

          To the extent that the Servicer, at the time of its removal or resignation, has theretofore expended any amounts as Delinquency Advances or as Servicing Advances with respect to any Mortgage Loan, which Delinquency Advances or Servicing Advances remain unreimbursed as of such date ("Unrecovered Advances") the Servicer shall thereafter be entitled to receive from the Back-Up Servicer, monthly, such information as may be generated by the Back-Up Servicer as may be reasonably necessary to enable the

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

Servicer to monitor the recovery of, and collection efforts undertaken with respect to, the Unrecovered Advances, which information will include details of collection activities, payment records and trial balances. To the extent that the Back-Up Servicer or other Successor Servicer receives any amounts which relate to reimbursement for Unrecovered Advances made by the prior Servicer, such amounts shall be remitted to the prior Servicer on the related Distribution Date. To the extent that the Servicer, based upon the information supplied by the Back-Up Servicer, believes that any discrepancies exist between actual Unrecovered Advances received by the Back-Up Servicer and the amounts forwarded to the Servicer as recovered Unrecovered Advances, the Servicer and the Back-Up Servicer shall attempt in good faith to reconcile such discrepancies.

          (g) The Back-Up Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any succession to become the Successor Servicer. The Servicer agrees to cooperate reasonably with the Back-Up Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide to the Back-Up Servicer all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Back-Up Servicer all amounts which then have been or should have been deposited in the Lock-Box Account, or in the Collection Account, or which are thereafter received with respect to the Mortgage Loans. The Back-Up Servicer shall not be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

          (h) The Servicer which is being removed or is resigning shall give notice to the Mortgagors of the transfer of the servicing to the Back-Up Servicer. Said notice shall be a joint notice of servicing transfer in the form required by applicable law.

          Section 4.20.  Errors and Omissions Insurance; Fidelity Bond.  The
                         ---------------------------------------------
Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable (but may be transferred to a different carrier) without thirty days prior written notice to the Trustee. Upon the request of the Trustee, the Servicer shall furnish copies of all binders and policies or certificates evidencing that such bonds and insurance policies are in full force and effect. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements set forth above. The Servicer (and any affiliated Sub-Servicer) will be deemed to have satisfied its obligations under this Section 4.20 if an Affiliate of the Servicer maintains such insurance, and if the coverage thereunder applies to the Servicer.

          Section 4.21.  Change in Business of the Servicer.  The Unaffiliated
                         ----------------------------------
Seller has entered into this Agreement with the Servicer in reliance upon its ability to perform the servicing duties without any delegation thereof; the adequacy of its plant, personnel, records and procedures; its integrity, reputation and financial standing and the continuance of each of the foregoing. The Servicer shall not (a) make any material change in the character of its servicing business; or (b) merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of, any other corporation, unless (x) the Servicer has notified each Rating Agency, and the Trustee, at least 30 days prior to such action and (y) the Trustee has consented to such action (such consent not to be unreasonably withheld). It is acknowledged by all parties hereto that it is the intent of the Servicer hereafter to assume the business of Wilshire Credit Corporation.

          Section 4.22.  Servicer Expenses.  Unless otherwise provided or
                         -----------------
contemplated herein, the Servicer shall be required to pay all expenses incurred by it in connection with its obligations under this Agreement, including fees and disbursements of independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to the Depositor, the Back-Up Servicer and/or to the Trustee, all costs and expenses of filing and recording, including the costs of any searches deemed necessary or appropriate by the Servicer from time to time to establish and determine the validity and the continuing lien priority of the Trustee's security interest in the Trust Asset, the ongoing fees and reasonable expenses of each Rating Agency, and shall not be entitled to reimbursement therefor.

          Section 4.23.  The Back-Up Servicer.  (a) Prior to assuming any of the
                         --------------------
Servicer's rights and obligations hereunder the Back-Up Servicer shall only be responsible to perform those duties specifically imposed upon it by the provisions hereof. Such duties generally relate to following procedures which would permit the

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

Back-Up Servicer to assume some or all of the Servicer's rights and obligations hereunder with reasonable dispatch, following notice.

          The Back-Up Servicer, prior to assuming any of the Servicer's duties hereunder may not resign hereunder unless it arranges for a successor Back-Up Servicer reasonably acceptable to each Rating Agency, the Servicer and the Depositor with not less than 60 days' notice delivered to the Servicer and the Depositor. Prior to its becoming Successor Servicer, the Back-Up Servicer shall have only those duties and obligations imposed by it under this Agreement, and shall have no obligations or duties under any agreement to which it is not a party, including but not limited to the various agreements named herein. In its capacity as Successor Servicer and as Back-Up Servicer, Bankers Trust Company of California, N.A. shall in no event be liable for any obligations of the Unaffiliated Seller or the Servicer to any party, whether hereunder or under any other agreement, which are not related to servicing functions, including, without limitation, any repurchase obligations.

          (b) The Back-Up Servicer agrees to indemnify the Trust, the Trustee, the Depositor, each Holder of a Trust Interest, the Servicer and the Unaffiliated Seller, and any of their respective directors, officers, employees or agents from, and hold them harmless against, any and all costs, expenses (including reasonable attorney fees and disbursements), losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Trust, the Trustee, the Depositor, the Holder of such Trust Interest, the Servicer, or the Unaffiliated Seller and their respective directors, officers, employees and agents through the Back-Up Servicer's acts or omissions in violation of this Agreement, except to the extent such indemnified party's own bad faith, willful misconduct or negligence contributes to the costs, expense, loss, claim, damage or liability.

          (c) The Servicer shall have not liability, direct or indirect, to any party, for the acts or omissions of the Back-Up Servicer, whenever such acts or omissions occur whenever such liability is imposed.

          (d) The Back-Up Servicer shall not be obligated to maintain the Lock-Box Account or to follow the WSC Servicing Guide, but may instead follow the Servicing Standards set forth in clauses (ii) through (iv) of such definition.

          Section 4.24.  Escrows for Taxes, Insurance, Assessments and Similar
                         -----------------------------------------------------
Items; Taxes and Insurance Accounts.  The Servicer shall establish and maintain
-----------------------------------
one or more taxes and insurance accounts ("T&I Accounts") as impound accounts and shall deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, primary mortgage insurance premiums, if applicable, or comparable items for the account of the Mortgagors as required by the terms of the Mortgage Loans (collectively, "Escrow Amounts"). T&I Accounts shall be maintained in banking or savings institutions whose accounts are insured by the FDIC. Withdrawals of amounts so collected from the T&I Accounts may be made only to effect timely payment of taxes, assessments, primary mortgage insurance policy premiums, if applicable, or comparable items, to reimburse the Servicer out of related collections for any payments made, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest to the Mortgagors on balances in the T&I Accounts or to clear and terminate the T&I Accounts as their respective termination days. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in the T&I Accounts to the extent required by law.

          Section 4.25.  Servicer to Give Notice of Certain Events and to
                         ------------------------------------------------
Deliver Certain Information.  (a)  The Servicer shall deliver to the Trustee and
---------------------------
the Depositor as soon as available, but in any event within 120 days after the end of each of its fiscal years, a consolidated balance sheet of its parent company, as at such last day of the fiscal year, and a statement of income and retained earnings, for each such fiscal year, each prepared in accordance with GAAP, in reasonable detail, and certified without qualification by an Independent Public Accountant, who may also render other services to the Servicer, or any of its Affiliates and certified by the chief financial officer of its parent company as fairly presenting the financial position and the results of operations of its parent company as at and for the year ending on its date and as having been prepared in accordance with GAAP. For as long as the Servicer is Wilshire Servicing Corporation, the delivery of the financial statements of Wilshire Financial Services Group Inc. shall be deemed to satisfy the Servicer's obligations hereunder.

          (b) The Servicer shall, and shall cause any Subservicer (to the extent such Person is in any manner receiving Collections) hereunder to, deliver to the Trustee, and the Depositor on or before March 31st of each year, beginning with March 31, 1998 an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer or the Subservicer, as the case may be, during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer or Subservicer, as the case may be, has fulfilled all its respective obligations under this Agreement throughout such year in all material respects, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and remedies therefor being pursued.

          (c) The Servicer shall promptly (but in any event within three Business Days) notify the Trustee and the Depositor upon receiving actual knowledge of any event which constitutes an Event of Servicer Default.

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

          (d) The Trustee shall promptly deliver to each Rating Agency a copy of any report or certificate delivered to the Trustee pursuant to this Section
4.25 and notify each Rating Agency and each Holder of a Certificate upon obtaining knowledge of any event described in Section 4.25(c).

          (e) On or before the last day of June of each year, commencing in 1998, the Servicer, at its own expense, shall cause to be delivered to the Trustee, the Depositor, and each Rating Agency a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Servicer's or the Sub-Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.


                                   ARTICLE V

                                THE CERTIFICATES

          Section 5.01.  The Certificates; Denominations.  All Certificates
                         -------------------------------
shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the manual or facsimile signature of an authorized officer. Certificates bearing the signatures of individuals who were at the time of the execution of the Certificates the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

          The Certificates shall be in the forms set forth in Exhibit B-1 through B-15 hereto.

          The Class A-1, Class A-2-A, Class A-2-B, Class A-IO, Class F-IO, Class PO, Class A-2-C, Class M-1, Class M-2 and Class M-3 Certificates are issuable in minimum denominations of $1,000 original principal amount (or original notional amount) and integral multiples of $1 in excess thereof (with the exception of one odd-denomination Certificate of each Class).

          The Class B-1, Class B-2, and Class B-3 are issuable in minimum denominations of $250,000 original principal amount (or original notional amount) and integral multiples of $1 in excess thereof (with the exception of one odd-denomination Certificate of each Class).

          The Class RL and RU Certificates are issuable in minimum denominations of 10% Percentage Interest.

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

          Section 5.02.  Registration of Transfer and Exchange of Certificates.
                         -----------------------------------------------------
(a) The Trustee, as registrar, shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided.

          (b) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement, and shall represent, in the aggregate, the same Percentage Interests, as the Certificates surrendered upon such registration of transfer or exchange.

          (c) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

          (d) It is intended that the Registered Certificates be registered so as to participate in a book-entry system with the Depository, as set forth herein. The Registered Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully Registered Certificate of each class. Upon initial issuance, the ownership of each such Registered Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.
The Servicer and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository. With respect to Registered Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Unaffiliated Seller, the Servicer, the Back-Up Servicer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Registered Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Unaffiliated Seller, the Servicer, the Back-Up Servicer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Holder of a Trust Interest, of any notice with respect to the Registered Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, of any amount with respect to any distribution of principal or interest on the Registered Certificates. Upon delivery by the Depository to the Trustee of written notice to the

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

effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the holder of a Registered Certificate appearing as holders of Certificates at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

          (e) In the event that (i) the Depository or the Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Registered Certificates and the Servicer or the Depositor is unable to locate a qualified successor or (ii) the Servicer at its sole option elects to terminate the book-entry system through the Depository, the Registered Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Registered Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Registered Certificates, upon surrender to the Trustee of the Registered Certificates registered to Cede & Co., may be registered in definitive form and in whatever name or names holders of the Certificates transferring Registered Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such
                                       --------  -------
reregistration shall be at the expense of the Servicer.

          (f) Notwithstanding any other provision of this Agreement to the contrary, so long as any Registered Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Registered Certificates, as the case may be, and all notices with respect to such Registered Certificates, as the case may be, shall be made and given, respectively, in the manner provided in the Representation Letter.

          (g) No transfer, sale or other disposition of any Unregistered Certificate shall be made unless such transfer, sale or other disposition is made pursuant to an effective registration statement under the Securities Act of 1933, as amended and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction that does not require such registration or qualification as evidenced by delivery to the Trustee of an Opinion of Counsel. The transferee and the transferor shall in addition deliver a transfer certificate in the form of Exhibit I hereto. None of the Servicer, the Depositor, the Unaffiliated Seller, the Back-Up Servicer or the Trustee is obligated under this Agreement to register any Unregistered Certificate under the Securities Act of 1933, as amended or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Unregistered Certificate without such registration or qualification or an exemption therefrom.

          (h) No transfer of any portion of any Certificate shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA, or the Code (each, a "Plan") or to any entity the assets of which constitute assets of a Plan, unless the prospective transferee of any Certificate provides the Servicer and the Trustee with a certification of facts and, at the prospective transferee's expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or cause the Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under
Section 4975 of the Code.

          (i) Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee located in New York, New York, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate dated the date of authentication by the Trustee, and evidencing, in the aggregate the same Percentage Interests. At the option of the Holders of the Certificates, Certificates may be exchanged for other Certificates representing in the aggregate the same Percentage Interests upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Holders of the Certificate making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be cancelled by the Trustee.

          Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                         -------------------------------------------------
(a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Servicer and the Trustee such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer and the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 5.03, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and their fees and expenses connected therewith. Any duplicate Certificate issued pursuant to this Section
5.03 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

          Section 5.04.  Persons Deemed Owners.  Prior to due presentation of a
                         ---------------------
Certificate for registration of transfer and subject to the provisions of
Section 5.02 hereof, the Servicer, the Depositor, the Unaffiliated Seller, the Back-Up Servicer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.05 hereof and for all other purposes whatsoever, and the Servicer, the Depositor, the Unaffiliated Seller, the Back-Up Servicer, and the Trustee shall not be affected by notice to the contrary.

          Section 5.05.  Limitation on Transfer of Residual Certificates.  No
                         -----------------------------------------------
sale or other transfer of record or beneficial ownership of a Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization. The transfer, sale or other disposition of a Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Residual Certificate nor authenticate and make available any new Residual Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit J. Each holder of a Residual Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.05.


                                   ARTICLE VI

                           DEPOSITS AND DISTRIBUTIONS

          Section 6.01.  Rights of the Holders.  (a)  Amounts held by the
                         ---------------------
Trustee for future distribution to the Certificateholders, including, without limitation, in the Collection Account, shall not be distributed except in accordance with the terms of this Agreement.

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

          Section 6.02.  Establishment and Administration of the Collection
                         --------------------------------------------------
Account and Certificate Account.  The Trustee shall cause to be established and
-------------------------------
maintained at all times the Collection Account and Certificate Account on behalf of and in the name of the Trustee for the benefit of the Trust. The Collection Account and Certificate Account shall each be an Eligible Account initially established at the office of the Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust. The Trustee, in its capacity as Trustee, shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in the Certificate Account and in all proceeds thereof, and such Accounts shall be under the sole dominion and control of the Trustee.

          If, at any time, the Collection Account or the Certificate Account ceases to be an Eligible Account, the Trustee shall within 10 Business Days establish a new Account which shall be an Eligible Account, transfer any cash and/or any investments to such new Account and from the date such new Account is established such new Account shall be the "Collection Account" or the "Certificate Account".

          Section 6.03.  Investment of Amounts.  To the extent there are
                         ---------------------
uninvested amounts in the Collection Account or the Certificate Account prior to 11:00 a.m. New York City time of any Business Day, the Trustee shall, at the written direction of the Servicer, invest such amounts in Eligible Investments. All such investments shall be made in the name of the Trustee. The maturity of such investments shall be no later than the day preceding the next Distribution Date; provided, that the funds will be available for distribution on such
      --------
Distribution Date pursuant to this Agreement. The choice of Eligible Investments shall be determined by the Servicer; provided, that if the Servicer
                                                 --------
does not notify the Trustee of any such choice, the Trustee may invest such funds, without any liability for losses thereon, in investments within the meaning of clause (e) of the definition of "Eligible Investment" that are administered through an affiliate of the Trustee. The Servicer shall be entitled to any income on such investments and shall be liable for any losses thereon and shall deposit the amount of losses immediately upon realization without any right of reimbursement. The Trustee shall, on the fifth Business Day of the month following each Distribution Date, remit by wire transfer to the Servicer the net investment income earned with respect to the Collection Account.

          Section 6.04.  Collections.  (a)  The Servicer shall remit or cause to
                         -----------
be remitted by wire transfer to the Collection Account, as appropriate (i) within five Business Days after the Closing Date, the aggregate amount of all Collections received by the Servicer from but excluding the Cut-Off Date through and including the Closing Date and (ii) beginning from and excluding the Closing Date, all Collections (other than penalty interest, late charges, prepayment penalties and premiums, modification fees and assumption and substitution fees and Escrow Amounts), including all payments by or on behalf of the Mortgagors on the Mortgage Loans and all amounts with respect to the Mortgage Loans, as collected not later than one Business Day following the Business Day on which such amounts are received by the Lock-Box Bank (or by the Servicer directly and are identified by the Servicer as relating to the Mortgage Loans); provided, however, that it shall not be necessary for
                        --------  -------
the Servicer to remit Collections on any Business Day when the aggregate amount in the Servicer's possession from the Collections prior to such Business Day is less than $1,000.

          (b) The Servicer shall provide the Lock-box Bank with instructions to transfer by wire transfer in immediately available funds all amounts on deposit in the Lock-box Account which constitute Collections to the Collection Account on each Business Day during the term of this Agreement.

          (c) On each Determination Date, the Servicer shall determine the amount of Collections received by the Servicer with respect to the Mortgage Loans during the prior Collection Period (including, with respect to the first Distribution Date, all Collections with respect to the Mortgage Loans received by the Sellers from the Cut-off Date to the Closing Date), together with the aggregate Repurchase Price applicable to such Determination Date, which in each case have been deposited in the Collection Account in accordance with the terms of this Agreement (the "Gross Available Funds").

          (d) On each Servicer Remittance Date, the Servicer shall direct the Trustee to remit to the Servicer the aggregate Servicing Fees, and to pay to the Trustee the Trustee's Fee, in each case from the Gross Available Funds then on deposit in the Collection Account, and to deposit the remainder of the Gross Available Funds (the "Available Funds") to the Certificate Account.

          Section 6.05.  Flow of Funds.  On each Distribution Date the Trustee
                         -------------
shall distribute from the Certificate Account the Available Funds in the following order of priority as follows:

               (a) first, from the Available Funds, the Senior Interest
                   -----
     Distribution Amount, pari passu, as follows:
                          ---- -----

               (i) to the Class A-1 Certificateholders, the Class A-1 Interest Distribution Amount;

               (ii) to the Class A-2-A Certificateholders, the Class A-2-A Interest Distribution Amount;

               (iii) to the Class A-2-B Certificateholders, the Class A-2-B Interest Distribution Amount;

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

               (iv) to the Class A-2-C Certificateholders, the Class A-2-C Interest Distribution Amount;

               (v) to the Class F-IO Certificateholders, the Class F-IO Interest Distribution Amount;

               (vi) to the Class A-IO Certificateholders, the Class A-IO Interest Distribution Amount;

               (b) second, from the Class PO Distribution Amount, the Class PO
                   ------
     Principal Distribution Amount;

               (c) third, from the Senior Scheduled Principal Distribution
                   -----
     Amount, the following amounts, pari passu:
                                    ----------

               (i) to the Class A-1 Certificateholders, the lesser of (x) the Class A-1 Scheduled Principal Distribution Amount and (y) the amount necessary to reduce the Class A-1 Principal Balance to zero;

               (ii) to the Class A-2-A Certificateholders, the lesser of (x) the Class A-2-A Scheduled Principal Distribution Amount and (y) the amount necessary to reduce the Class A-2-A Principal Balance to zero;

               (iii) to the Class A-2-B Certificateholders, the lesser of (x) the Class A-2-B Scheduled Principal Distribution Amount and (y) the amount necessary to reduce the Class A-2-B Principal Balance to zero;

               (iv) to the Class A-2-C Certificateholders, the lesser of (x) the Class A-2-C Scheduled Principal Distribution Amount and (y) the amount necessary to reduce the Class A-2-C Principal Balance to zero;

               (d) fourth, from the Senior Unscheduled Principal Distribution
                   ------
     Amount, the following amounts, in the following order of priority:

               (i) first, the following amounts, pari passu:
                   -----                         ---- -----

                         (A)  to the Class A-1 Certificateholders, the lesser of
               (x) the Class A-1 Unscheduled Principal Distribution Amount and
               (y) the amount necessary to reduce the Class A-1 Principal Balance to zero;

                         (B) to the Class A-2-A Certificate holders, the lesser of (x) the Class A-2-A Unscheduled Principal Distribution Amount and (y) the amount necessary to reduce the Class A-2-A Principal Balance to zero;

                         (C) to the Class A-2-B Certificate holders, the lesser of (x) the Class A-2-B Unscheduled Principal Distribution Amount and (y) the amount necessary to reduce the Class A-2-B Principal Balance to zero;

                         (D) to the Class A-2-C Certificateholders, the lesser of (x) the Class A-2-C Unscheduled Principal Distribution Amount and (y) the amount necessary to reduce the Class A-2-C Principal Balance to zero;

               (ii) second, the Shifted Unscheduled Principal Distribution
                    ------
          Amount shall be paid in the following order of priority:

                         (A) if the Class A-1 Principal Balance is greater than
               zero (after taking into account any reductions thereof resulting from the application of amounts described in clauses (c)(i) and
               (d)(i)(A) above), to the Class A-1 Certificateholders, the lesser of (x) the Shifted Unscheduled Principal Distribution Amount and
               (y) the amount necessary to reduce the Class A-1 Principal Balance to zero;

                         (B) if the Class A-1 Principal Balance is zero (after
               taking into account any reductions thereof resulting from the applications of amounts described in clauses (c)(i) and (d)(i)(A) preceding), the Unscheduled Principal Distribution Amount (less, on the Distribution Date on which the Class A-1 Principal Balance is reduced to zero, any portion thereof described in clause
               (d)(ii)(A) preceding) to the Holders of the Class A-2-A, Class A-2-B and Class A-2-C Certificates, the lesser of (x) the Shifted Unscheduled Principal Distribution Amount (less, on the Distribution Date on which the Class A-1 Principal Balance is reduced to zero, any portion thereof described in clause
               (d)(ii)(A) preceding) and (y) the amount necessary to reduce the sum of the Class A-2-A Principal Balance, the Class A-2-B Principal Balance and the Class A-2-C Principal Balance to zero, the following amounts, pro rata:
                                      --- ----

                         (x) to the Class A-2-A Certificateholders, the lesser
                    of (i) the Class A-2-A Shifted Unscheduled Principal Distribution Amount and (ii) the amount necessary to reduce the Class A-2-A Principal Balance to zero;

                         (y) to the Class A-2-B Certificateholders, the lesser
                    of (i) the Class A-2-B Shifted Unscheduled Principal Distribution Amount and (ii) the amount necessary to reduce the Class A-2-B Principal Balance to zero; and

                         (z) to the Class A-2-C Certificateholders, the lesser
                    of (i) the Class A-2-C Shifted Unscheduled Principal Distribution Amount and (ii) the amount necessary to reduce the Class A-2-C Principal Balance to zero;

               (e) fifth, from the Subordinate Interest Distribution Amount, the
                   -----
     following amounts, in the following order of priority:

               (i) to the Class M-1 Certificateholders, the Class M-1 Interest Distribution Amount;

               (ii) to the Class M-2 Certificateholders, the Class M-2 Interest Distribution Amount;

               (iii) to the Class M-3 Certificateholders, the Class M-3 Interest Distribution Amount;

               (iv) to the Class B-1 Certificateholders, the Class B-1 Interest Distribution Amount;

               (v) to the Class B-2 Certificateholders, the Class B-2 Interest Distribution Amount;

               (vi) to the Class B-3 Certificateholders, the Class B-3 Interest Distribution Amount;

               (f) sixth, to the Class M-1 Certificateholders, the lesser of (x)
                   -----
     the Class M-1 Scheduled Principal Distribution Amount and (y) the amount necessary to reduce the Class M-1 Principal Balance to zero;

               (g) seventh, to the Class M-1 Certificateholders, the lesser of
                   -------
     (I) the Class M-1 Unscheduled Principal Distribution Amount and (II) the amount necessary to reduce the Class M-1 Principal Balance (after taking into account any reductions therein resulting from the application of amounts described in clause (f) above) to zero;

               (h) eighth, to the Class M-2 Certificateholders, the lesser of
                   ------
     (x) the Class M-2 Scheduled Principal Distribution Amount and (y) the amount necessary to reduce the Class M-2 Principal Balance to zero;

               (i) ninth, if the Class M-2 Certificates are an Eligible
                   -----
     Subordinate Class as of such Distribution Date,to the Class M-2 Certificateholders, the lesser of (I) the Class M-2 Unscheduled Principal Distribution Amount and (II) the amount necessary to reduce the Class M-2 Principal Balance (after taking into account any reductions therein resulting from the application of amounts described in clause (h) above) to zero;

               (j) tenth, to the Class M-3 Certificateholders, the lesser of (x)
                   -----
     the Class M-3 Scheduled Principal Distribution Amount and (y) the amount necessary to reduce the Class M-3 Principal Balance to zero;

               (k) eleventh, if the Class M-3 Certificates are an Eligible
                   --------
     Subordinate Class as of such Distribution Date, to the Class M-3 Certificateholders, the lesser of (I) the Class M-3 Unscheduled Principal Distribution Amount and (II) the amount necessary to reduce the Class M-3 Principal Balance (after taking into account any reductions therein resulting from the application of amounts described in clause (j) above) to zero;

               (l) twelfth, to the Class B-1 Certificateholders, the lesser of
                   -------
     (x) the Class B-1 Scheduled Principal Distribution Amount and (y) the amount necessary to reduce the Class B-1 Principal Balance to zero;

               (m) thirteenth, if the Class B-1 Certificates are an Eligible
                   ----------
     Subordinate Class as of such Distribution Date, to the Class B-1 Certificateholders, the lesser of (I) the Class B-1 Unscheduled Principal Distribution Amount and (II) the amount necessary to reduce the Class B-1 Principal Balance (after taking into account any reductions therein resulting from the application of amounts described in clause (l) above) to zero;

               (n) fourteenth, to the Class B-2 Certificateholders, the lesser
                   ----------
     of (x) the Class B-2 Scheduled Principal Distribution Amount and (y) the amount necessary to reduce the Class B-2 Principal Balance to zero;

               (o) fifteenth, if the Class B-2 Certificates are an Eligible
                   ---------
     Subordinate Class as of such Distribution Date, to the Class B-2 Certificateholders, the lesser of (I) the Class B-2 Unscheduled Principal Distribution Amount and (II) the amount necessary to reduce the Class B-2 Principal Balance (after taking into account any reductions therein resulting from the application of amounts described in clause (n) above) to zero;

               (p) sixteenth, to the Class B-3 Certificateholders, the lesser of
                   ---------
     (x) the Class B-3 Scheduled Principal

     Distribution Amount and (y) the amount necessary to reduce the Class B-3 Principal Balance to zero;

               (q) seventeenth, if the Class B-3 Certificates are an Eligible
                   -----------
     Subordinate Class as of such Distribution Date, to the Class B-3 Certificateholders, the lesser of (I) the Class B-3 Unscheduled Principal Distribution Amount and (II) the amount necessary to reduce the Class B-3 Principal Balance (after taking into account any reductions therein resulting from the application of amounts described in clause (p) above) to zero; and

               (r) eighteenth, to the Class RU Certificateholders, any remaining
                   ----------
     amounts.

          Section 6.06.  Disbursement of Funds.  All distributions shall be made
                         ---------------------
pursuant to Section 6.05 by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date; provided that, a Certificateholder
                                             --------
shall only be entitled to receive distributions by wire transfer if such Certificateholder is the registered Holder of Certificates having an initial aggregate principal amount equal to or in excess of $5,000,000 or a Percentage Interest equal to or in excess of 25%; and in all other cases by check mailed to each such Class A Certificateholder at such Holder's address appearing in the Certificate Register.

          Section 6.07.  Allocation of Realized Losses.  On each Distribution
                         -----------------------------
Date, following the application of the Available Funds as described in Section
6.05 above, and after taking into account such application, the Aggregate Realized Loss Amount, if any, with respect to the related Collection Period shall be allocated as a reduction in the Aggregate Certificate Principal Balance, as follows:

               (a) if the Class R Amount is greater than zero, as a reduction in the Class R Amount, until the Class R Amount has been reduced to zero;

               (b) if the Class B-3 Principal Balance is greater than zero, any remaining amount of the Aggregate Realized Loss Amount, after taking into account any portion thereof previously allocated on such Distribution Date, as described in clause (a) preceding, as a reduction in the Class B-3 Principal Balance until the Class B-3 Principal Balance has been reduced to zero;

               (c) if the Class B-2 Principal Balance is greater than zero, any remaining amount of the Aggregate Realized Loss Amount, after taking into account any portion thereof previously allocated on such Distribution Date, as described in clauses (a)
     - (b) preceding, as a reduction in the Class B-2 Principal Balance until the Class B-2 Principal Balance has been reduced to zero;

               (d) if the Class B-1 Principal Balance is greater than zero, any remaining amount of the Aggregate Realized Loss Amount, after taking into account any portion thereof previously allocated on such Distribution Date, as described in clauses (a) - (c) preceding, as a reduction in the Class B-1 Principal Balance until the Class B-1 Principal Balance has been reduced to zero;

               (e) if the Class M-3 Principal Balance is greater than zero, any remaining amount of the Aggregate Realized Loss Amount, after taking into account any portion thereof previously allocated on such Distribution Date, as described in clauses (a) - (d) preceding, as a reduction in the Class M-3 Principal Balance until the Class M-3 Principal Balance has been reduced to zero;

               (f) if the Class M-2 Principal Balance is greater than zero, any remaining amount of the Aggregate Realized Loss Amount, after taking into account any portion thereof previously allocated on such Distribution Date, as described in clauses (a) - (e) preceding, as a reduction in the Class M-2 Principal Balance until the Class M-2 Principal Balance has been reduced to zero;

               (g) if the Class M-1 Principal Balance is greater than zero, any remaining amount of the Aggregate Realized Loss Amount, after taking into account any portion thereof previously allocated on such Distribution Date, as described in clauses (a) - (f) preceding, as a reduction in the Class M-1 Principal Balance until the Class M-1 Principal Balance has been reduced to zero; and

               (h) if the Senior Principal Balance is greater than zero, any remaining amount of the Aggregate Realized Loss Amount after taking into account any portion thereof previously allocated on such Distribution Date, as described in clauses (a) through (g) preceding, (the "Remaining Aggregate Realized Loss Amount") as a reduction in the Senior Principal Balance until the Senior Principal Balance has been reduced to zero, such reduction to be applied:

               (i) as a reduction in the Class A-1 Principal Balance in an amount equal to the product of (x) the Remaining Aggregate Realized Loss Amount and (y) a fraction, the numerator of which is the Class A-1 Principal Balance and the denominator of which is the Senior Principal Balance;

               (ii) as a reduction in the Class A-2-A Principal Balance in an amount equal to the product of (x) the Remaining Aggregate Realized Loss Amount and (y) a fraction, the numerator of which is the Class A-2-A Principal Balance and the denominator of which is the Senior Principal Balance;

               (iii) as a reduction in the Class A-2-B Principal Balance in an amount equal to the product of (x) the Remaining Aggregate Realized Loss Amount and (y) a fraction, the numerator of which is the Class A-2-B Principal Balance and the denominator of which is the Senior Principal Balance; and

               (iv) as a reduction in the Class A-2-C Principal Balance in an amount equal to the product of (x) the Remaining Aggregate Realized Loss Amount and (y) a fraction, the numerator of which is the Class A-2-C Principal Balance and the denominator of which is the Senior Principal Balance.

          Section 6.08.  Reports to Certificateholders.  On each Distribution
                         -----------------------------
Date, concurrently with the distribution to the Certificateholders, the Trustee shall furnish, or cause to be furnished by the Paying Agent to the Certificateholders, the Depositor and each Rating Agency, a report, based solely on information provided to the Trustee by the Servicer in the Servicer's Monthly Report, containing the following information:

               (i) the amount of the distribution with respect to each class of the Certificates;

               (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included therein;

               (iii)  the amount of such distributions allocable to interest;

               (iv) the Certificate Principal Balance (or Notional Balance) for the related Class of Certificates as of such Distribution Date together with the principal amount of the Certificates of the related Class (based on a Certificate in the original principal amount or Notional Balance of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

               (v) the Pass-Through Rate for the next Distribution Date;

               (vi) the amount of any Delinquency Advances for such Distribution Date, and the amount of any unreimbursed

     Delinquency Advances or unreimbursed Servicing Advances remaining after such Distribution Date;

               (vii) the amount of any Repurchase Prices deposited into the Collection Account;

               (viii) information furnished by the Trustee pursuant to Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Certificateholders in computing their market discount.

          Items (i) through (iii) above shall, with respect to the Certificates be presented on the basis of a Certificate having an original $1,000 denomination and on an aggregate basis. Each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to items (i), (ii) and (iii) above with respect to the related Certificates for such calendar year.

          In addition, on each Distribution Date the Trustee, based upon information provided to it by the Servicer, will distribute to each Certificateholder (which shall be DTC as long as the Certificates are in book-entry form), the following information as of the close of business on the last business day of the prior calendar month:

               (i) the total number of Mortgage Loans in the Trust and the aggregate principal balances thereof, together with the number and aggregate principal balances of Mortgage Loans in the Trust (a) 31-60 days delinquent, (b) 61-90 days delinquent and (c) 91 or more days delinquent;

               (ii) the number and aggregate principal balance of all Mortgage Loans in the Trust in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

               (iii) the number and aggregate principal balance of all Mortgage Loans in the Trust relating to "REO" properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

               (iv) the book value of any "REO" property in the Trust.

          Annually, in January of each year, the Trustee shall furnish to each Person which was a Certificateholder during the prior calendar year a statement showing the aggregate interest and the aggregate principal received by such Person with respect to the Certificates during the prior calendar year, together with any standard federal income tax reporting form for such information.

          The Depositor and the Servicer, on behalf of Certificateholders and the Trust (the "Trust Parties") hereby authorize the Trustee to include the loan level information with respect to the Mortgage Loans contained in reports provided to the Trustee by the Servicer hereunder and, if so directed by an Authorized Officer of the Servicer in writing to the Trustee, the monthly report to the Certificateholders prepared by the Trustee (the "Information") on The Bloomberg, an on-line computer based on-line information network maintained by Bloomberg L.P. ("Bloomberg") or on any other on-line computer based on-line information network or service ("Information Network"), or in other electronic or print information services deemed acceptable by the Servicer as designated in writing to the Trustee by an Authorized Officer of the Servicer. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Trustee or its affiliates or any of the Trustee's or its affiliates' respective agents, representatives, directors, officers or employees (collectively, the "Designated Parties"), arising out of, or related to or in connection with the dissemination and/or use of any Information by the Trustee, including, but not limited to, claims based on allegations of inaccurate or incomplete information by the Trustee to Bloomberg or to any Information Network or otherwise (other than in connection with the Trustee's negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Designated Parties and fully and finally release the Designated Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with such Designated Parties' negligence or willful misconduct). The Trustee makes no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The authorizations, covenants and obligations of the Trust Parties under this section shall be irrevocable and shall survive the termination of this Agreement.



          Section 6.09.  Presentation of Certificates.  Upon receipt of notice
                         ----------------------------
of the final Distribution Date with respect to Certificates, the Trustee will notify each Certificateholder that the next Distribution Date will be the final Distribution Date. In the event that a Certificateholder fails to deliver its Certificate(s) for cancellation on the final Distribution Date, by its purchase of a Certificate it agrees to indemnify the Unaffiliated Seller, each Seller, the Depositor, the Trustee, and the Trust against all claims with respect to such Certificate(s) arising following such Distribution Date. Claims against the Trust for payment on such Certificate shall be void unless made within three years from the Trust termination date.

                                  ARTICLE VII

                                    REMEDIES

          Section 7.01.  Limitation on Suits.  No Certificateholder shall have
                         -------------------
any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) there is a continuing Event of Servicer Default and such Certificateholder has previously given written notice to the Trustee of a continuing Event of Servicer Default;

          (b) the Required Certificateholders shall have made written request to the Trustee to institute proceedings in respect of such Event of Servicer Default in its own name as Trustee hereunder;

          (c) such Certificateholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Required
Certificateholders;

it being understood and intended that no one or more Certificate holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Class A Certificate holders, or to obtain or to seek to obtain priority or preference over any other Certificateholders or to enforce any right under this Agreement, except in the manner herein provided and for the ratable benefit of all the Class A Certificateholders as provided herein.

          Section 7.02.  Restoration of Rights and Remedies.  If the Trustee or
                         ----------------------------------
any Certificateholder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Certificateholder, then and in every such case, subject to any determination in such proceeding, the Unaffiliated Seller, the Trustee and the Certificateholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, and the Certificateholders shall continue as though no such proceeding had been instituted.

          Section 7.03.  Rights and Remedies Cumulative.  Except as otherwise
                         ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in Section 5.04, no right or remedy herein conferred upon or reserved to the Trustee or to the Certificateholders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 7.04.  Delay or Omission Not Waiver.  No delay or omission of
                         ----------------------------
the Trustee or of any Class A Certificateholder to exercise any right or remedy accruing upon any Event of Servicer Default shall impair any such right or remedy or constitute a waiver of any such Event of Servicer Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Certificateholders may be exercised from time to time, and as often as may be deemed expedient, as permitted under the terms hereof, by the Trustee or by the Certificate holders, as the case may be.

          Section 7.05.  Control by Certificateholders.  (a) Subject to Section
                         -----------------------------
7.06 hereof, the Required Certificateholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided,
                                                                       --------
that (i) such direction shall not be in conflict with any rule of law or with this Agreement, (ii) such direction shall not involve any action for which the Trustee reasonably believes it may not obtain compensation for hereunder or, if the Trustee determines that such compensation is not available, such Certificateholders have not offered the Trustee reasonable indemnity for the cost of such actions, and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          (b) Prior to the occurrence of an Event of Servicer Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Required Certificateholders; provided, however, that if the payment within a reasonable
                    --------  -------
time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer if an Event of Servicer Default shall have occurred and be continuing, and otherwise by the Certificateholders requesting the investigation.

          Section 7.06.  Waiver of Past Defaults.   The Required
                         -----------------------
Certificateholders may on behalf of the Certificateholders of all the Certificates waive any past default hereunder and its consequences.

          Upon any such waiver, such default shall cease to exist, and any Event of Servicer Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Section 7.07.  Undertaking for Costs.  All parties to this Agreement
                         ---------------------
agree, and each Certificateholder by the acceptance of a Certificate shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and disbursements, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 7.07 shall not apply to any suit instituted by the Unaffiliated Seller, by the Depositor, by the Trustee, by any Certificateholder or group of Certificateholders holding in the aggregate more than 10% in Percentage Interest of the outstanding Certificates, or to any suit instituted by any Certificateholder for the enforcement of the payment of any principal of or interest on any Certificate.

          Section 7.08.  Waiver of Stay or Extension Laws.  The Unaffiliated
                         --------------------------------
Seller covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Unaffiliated Seller (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE VIII

                      LIMITATION ON LIABILITY; INDEMNITIES

          Section 8.01.  Liabilities of Mortgagors.  No obligation or liability
                         -------------------------
of any Mortgagor under any of the Mortgage Loans is intended to be assumed by the Unaffiliated Seller, the Depositor, the Servicer, the Trust, the Trustee, the Back-Up Servicer, the Holder of any Trust Interest under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Unaffiliated Seller, the Servicer, the Back-Up Servicer, the Trustee and the Holders of each Trust Interest expressly disclaim such assumption.

          Section 8.02.  Liability of the Unaffiliated Seller, Back-Up Servicer,
                         -------------------------------------------------------
Depositor and the Servicer.  (a)  The Back-Up Servicer, the Depositor and the
--------------------------
Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

          (b) None of the Depositor, the Servicer, the Back-Up Servicer, nor any of the directors, officers, employees or agents of the Depositor or the Servicer, shall be under any liability to each other, the Trust, or the Holder of any Trust Interest for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment;

provided, however, that this provision shall not protect the Servicer, or any
--------  -------
such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Servicer, the Back-Up Servicer, and any director, officer, employee or agent of the Back-Up Servicer or of the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate
            ----- -----
Person respecting any matters arising hereunder.

          (c) The Unaffiliated Seller shall be generally liable for, and shall pay, any and all obligations of the Trust, to the extent that the payment of any such obligations is not the responsibility of any other Person.

          Section 8.03.  Relationship of Servicer.  The relationship of the
                         ------------------------
Servicer (and of any Successor Servicer under this Agreement) to the Trustee, the Depositor and the Back-Up Servicer under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, partner or agent of the Trustee, the Depositor or the Back-Up Servicer.

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

          Section 8.04.  Indemnities of the Servicer.  (a)  The Servicer agrees
                         ---------------------------
to indemnify the Trust, the Trustee, the Depositor, each Holder of a Certificate, the Back-Up Servicer and the Unaffiliated Seller, and any of their respective directors, officers, employees or agents from, and hold them harmless against, any and all costs, expenses (including reasonable attorney fees and disbursements), losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Trust, or with respect to any taxes imposed on the Trust, the Trustee, the Depositor, the Holder of such Certificate, the Back-Up Servicer, or the Unaffiliated Seller and their respective directors, officers, employees and agents through the Servicer's acts or omissions in violation of this Agreement (other than with respect to recourse on the Mortgage Loans and subject to the servicing standard set forth in Section 4.01), except to the extent such indemnified party's own bad faith, willful misconduct or negligence contributes to the costs, expense, loss, claim, damage or liability.

          (b) The Servicer also agrees to indemnify the Trustee, its directors, officers, employees or agents from, and hold it harmless against, any and all losses, liabilities, damages, claims, expenses (including attorneys fees and disbursements), fines or penalties, or judgments arising out of or in connection with the performance by the Trustee of its duties hereunder, or the issuance of the Certificates except to the extent such indemnified party's own bad faith, willful misconduct or negligence contributes to the loss, liability, damage, claim or expense.

          (c) This Section 8.04 shall survive the termination of this Agreement, the resignation or removal of WSC as Servicer, and the resignation or removal of the Trustee, with respect to the acts or omissions of WSC while it acted as Servicer.

          (d) This indemnification provision shall apply to and bind each Successor Servicer (including, without limitation, the Back-Up Servicer) with respect to its acts and omissions during the period it shall act as Servicer.


                                   ARTICLE IX

                                  THE TRUSTEE

          Section 9.01.  Certain Duties.  (a) Except during the occurrence and
                         --------------
continuance of an Event of Servicer Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

          (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the require ments of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

          (c) In case an Event of Servicer Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided, however, that no provision in this
                           --------  -------
Agreement shall be construed to limit the obligations of the Trustee to provide notices under Section 9.02.

          (d) No provision of this Agreement shall be construed to require the Trustee to exercise any of its duties under this Agreement in any case in which the Trustee has not been offered reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in the exercise of such duty.

          (e) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
                                       ------

             (i)  this Section shall not be construed to limit the effect of
     Section 9.01(a) and (b);

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer;

           (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Required Certificateholders or other applicable percentage of Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iv) no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 9.01.

          (g) The Trustee shall have no liability in connection with activities of the Servicer or compliance of the Servicer or the Unaffiliated Seller with statutory or regulatory requirements related to the Trust Asset. The Trustee makes no representations or warranties with respect to the Trust Asset or the validity or sufficiency of any assignment of the Mortgage Loans to the Unaffiliated Seller or to the Trustee. Notwithstanding anything in this Agreement to the contrary, the Trustee shall have no duty or obligation to supervise, verify or monitor the performance of the Servicer nor recompute, recalculate or verify an information provided to it by the Servicer.

          (h) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Servicer Default hereof or any Event of Servicer Default hereof unless a Responsible Officer has actual knowledge thereof or unless written notice of such an Event of Servicer Default or Event of Servicer Default is received by the Trustee at the Corporate Trust Office, and such notice references this Agreement.

          (i) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability that is adjudicated in connection with any action so taken.

          (j) Subject to the other provisions of this Agreement and without limiting the generality of this Section 9.01, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust from funds available in the Collection Account,
(D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties;

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

          (k) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

          Section 9.02.  Notice of Defaults.  Within five Business Days after
                         ------------------
the earlier of a Responsible Officer (i) receiving actual knowledge and (ii) receiving written notice, of an Event of Servicer Default or of any default hereunder, the Trustee shall transmit to the Depositor and all Certificateholders, as their names and addresses appear in the Certificate Register and the Rating Agency, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived.

          Section 9.03.  Certain Matters Affecting the Trustee.
                         -------------------------------------
Subject to the provisions of Section 9.01:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebted ness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) Whenever in the performance of its duties hereunder the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifical ly prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate or Opinion of Counsel with respect to its actions or its inaction;

          (c) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;

          (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compli ance with such request or direction;

          (e) Prior to the occurrence of an Event of Servicer Default, or after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Certificate-
holders; provided, however, that if the payment within a reasonable time to the
         --------  -------
Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and

          (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (which may be Affiliates of the Trustee) and the Trustee shall not be liable for any acts or omissions of the Servicer hereunder or of such agents, attorneys or custodians appointed with due care by it hereunder.

          Section 9.04.  Trustee Not Liable for Certificates or Mortgages.  (a)
                         ------------------------------------------------
The Trustee makes no representations as to the validity or sufficiency of this Agreement or any Related Document, the Certificates (other than the execution and authentication thereof), the Fixed Rate Transferor's Interest or of any Mortgage Loan. The Trustee shall not be accountable for the use or application by the Unaffiliated Seller of funds paid to the Unaffiliated Seller in consideration of conveyance of the Mortgage Loans to the Trust.

          (b) The Trustee shall have no responsibility or liability for or with respect to: the validity of any security interest in any Loan Collateral; the perfection of any such security interest (whether as of the date hereof or at any future time) or the maintenance of or the taking of any action to maintain such perfection; the existence or validity of any Mortgage, the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment; the review of any Mortgage Loan, any Loan File or the Electronic Ledger (except as otherwise specified herein); the completeness of any Loan File, the receipt by it or its custodian of any Mortgage Loan or Loan File (it being understood that the Trustee has not reviewed and does not intend to review such matters); the performance or enforcement of any Mortgage Loan; the performance of the Servicer; the compliance by the Unaffiliated Seller or the Servicer with any covenant or the breach by the Unaffiliated Seller or the Servicer of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation; any investment of monies in the Collection Account or any loss resulting therefrom; the acts or omissions of the Servicer or the Back-Up Servicer or any Mortgagor or originator of the related Mortgage Loans; any action of the Servicer taken in the name of the Trustee; any action by the Trustee taken at the instruction of the Servicer, the Unaffiliated Seller or the Required Certificateholders. No recourse shall be had for any claim based on any provision of this

Agreement, the Certificates, the Fixed Rate Transferor's Interest or any Mortgage Loan against the Trustee in its individual capacity, and the Trustee shall not have any personal obligation, liability or duty whatsoever to any Class A Certificateholder, the Holder of the Fixed Rate Transferor's Interest, or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein.

          Section 9.05.  Trustee May Own Certificates.  The Trustee in its
                         ----------------------------
individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

          Section 9.06.  Eligibility Requirements for Trustee. The Trustee
                         ------------------------------------
hereunder shall at all times (a) be a corporation, depository institution, or trust company organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000,
(b) be subject to supervision or examination by Federal or state authority and
(c) have a long-term unsecured debt rating of not less than A from each Rating Agency (or to the extent not rated by the Rating Agency, not less than an equivalent rating from each nationally recognized statistical rating organization that the Servicer requested to rate such debt) or such other rating as may be acceptable to the Rating Agency, and the Required Certificateholders. If such institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.06, the combined capital and surplus of such institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

          Section 9.07.  Resignation or Removal of Trustee.  (a)  The Trustee
                         ---------------------------------
may at any time resign and be discharged from the Trust hereby created by giving 30 days' written notice thereof to the Servicer, the Back-Up Servicer, the Depositor, the Unaffiliated Seller, each Certificateholder, and each Rating Agency. Upon receiving such notice of resignation, the Required Certificateholders shall promptly appoint a successor Trustee by written instrument, a counterpart of which instrument shall be delivered to each of the Unaffiliated Seller, each Certificateholder, the successor Trustee and the predecessor Trustee. A copy of such instrument shall be delivered to each Rating Agency. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Required Certificateholders, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or the Required Certificateholders may remove the Trustee. If the Trustee is removed under the authority of the immediately preceding sentence, the Required Certificateholders shall promptly appoint a successor Trustee by written instrument, a counterpart of which instrument shall be delivered to each of the Unaffiliated Seller, each Certificateholder, the successor Trustee and the predecessor Trustee. Copies of such instrument shall also be delivered by the Servicer to each Rating Agency.

          (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provi sions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

          Section 9.08.  Successor Trustee.  (a) Any successor Trustee appointed
                         -----------------
as provided in Section 9.07 shall execute, acknowledge and deliver to each of the Unaffiliated Seller, the Servicer, each Certificateholder and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee or its custodian any related documents and statements held by it or its custodian hereunder (provided, that so long as no Event of Servicer
                                  --------
Default shall have occurred, the Servicer shall continue as custodian of the Loan Files hereunder); and the Unaffiliated Seller, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for the full and certain vesting and confirmation in the successor Trustee of all such rights, powers, duties and obligations.

          (b)  No successor Trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

          (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the Servicer shall mail notice of the succession of such Trustee hereunder to each Certificateholder at its address as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Unaffiliated Seller.

          Section 9.09.  Merger or Consolidation of Trustee.  Any corporation
                         ----------------------------------
into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible
                                    --------
under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.10.  Appointment of Co-Trustee or Separate Trustee.  (a)
                         ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Asset may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders Interest, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

              (iii) the Trustee may at any time accept the resignation or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer, and to the Back-Up Servicer, the Depositor.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 9.11.  Tax Matters.  (a)  The Trustee shall prepare all tax
                         -----------
returns and any other information, returns or reports, if any, that need to be filed for the Trust. The Trustee shall execute and file all such tax returns and other information, returns or reports.

          (b) The Trustee shall take all action reasonably necessary to assure compliance with the provisions of the Code relating to (i) certain withholding requirements applicable to non-U.S. Person taxpayers; (ii) backup withholding requirements and (iii) certain taxpayer certification requirements relating to clauses (i) and (ii) above.

          Section 9.12.  Trustee's Fees and Expenses.  (a)  On each Distribution
                         ---------------------------
Date, the Trustee shall be entitled to withdraw from the Collection Account, pursuant to Section 6.04, the Trustee's Fee. The Servicer covenants and agrees to pay from the Certificate Account to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation to be withdrawn from the Collection Account pursuant to Section 6.05, or directly (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee. The Servicer will pay or reimburse the Trustee and any co-trustee upon request, from the Collection Account, or directly, for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 9.10) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

          Section 9.13.  Reporting; Withholding.  (a)  The Trustee shall timely
                         ----------------------
provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Seller, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

          (b) The Trustee shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable. Furthermore, the Trustee shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Trustee by the Seller with respect to such allocation of expenses. The Trustee shall collect any forms or reports from the Owners determined by the Seller to be required under applicable federal, state and local tax laws.

          (c) The Trustee shall provide to the Internal Revenue Service and to persons described in section 860(E)(e)(3) and (6) of the Code the information described in Treasury Regulation section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Treasury Regulation section 1.860E-2(a)(5), or any successor regulation thereto.

                                   ARTICLE X

                                 MISCELLANEOUS

          Section 10.01. Termination of Agreement.  The respective obligations
                         ------------------------
and responsibilities of the Unaffiliated Seller, the Servicer, the Depositor, the Back-Up Servicer and the Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the date (the "Trust Termination Date") which is the earlier to occur of:

               (i) the day after the day on which the Certificates are paid in full (including payment pursuant to Section 10.02 below); and

              (ii) the date that is 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof; and

             (iii)  the August 25, 2032 Distribution Date.

          Section 10.02.  Optional Purchase of Trust Assets.  (a)  On any
                          ---------------------------------
Distribution Date on or after the Distribution Date on which the then-outstanding aggregate Principal Balances of the Mortgage Loans in the Trust is less than or equal to ten percent of $27,828,593, the Holders of the Class RL Certificates or the Servicer, acting directly or through one or more affiliates, may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans in the Trust and all property theretofore acquired in respect of any such Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust at a price equal to the sum of (x) the greater of (i) 100% of the aggregate Principal Balances of the related Mortgage Loans and related accrued interest as of the day of purchase minus the amount actually remitted by the Servicer representing the related Servicer Remittance Amount on the related Servicer Remittance Date for the related Collection Period and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), and (y) the amount of any difference between the related Servicer Remittance Amount actually remitted by the Servicer on such Servicer Remittance Date and the Servicer Remittance Amount due on the related Servicer Remittance Date (such amount, the "Termination Price"). The right of the Holder of the Class RL Certificates so to exercise such optional purchase right is superior to such right of the Servicer. The Servicer may only exercise such optional right if the Holder of the Class RL Certificates decline to do so. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Collection Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

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

          (b) In connection with any such purchase, the Servicer shall provide to the Trustee an opinion of counsel, at the expense of the Servicer, experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation of each REMIC held by the Trust.

          (c) Promptly following any such purchase, the Trustee will release the Loan Files to the Servicer, or otherwise upon its order.

          Section 10.03. Certain Notices upon Final Payment.  The Servicer shall
                         ----------------------------------
give the Trustee, each Rating Agency, each Certificateholder, the Back-Up Servicer, the Depositor and the Unaffiliated Seller at least 30 days' prior written notice of the date on which the Trust is expected to terminate in accordance with Section 10.01, or the date on which the Certificates will be optionally redeemed in accordance with Section 10.02. Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 4.15 covering the period during the then-current calendar year through the date of such notice. Not later than the fifth Business Day in the Collection Period in which the final distribution in respect to the Certificates is payable to the Certificateholders, the Trustee shall mail to the Holders of the Certificates a notice specifying the procedures with respect to such final distribution. The Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Certificateholders. Following the final distribution thereon, the Certificates shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans or the Loan Files or any proceeds of the foregoing.

          Section 10.04. Beneficiaries.  This Agreement will inure to the
                         -------------
benefit of and be binding upon the parties hereto, the Holders of the Certificates, and their respective successors and permitted assigns. No other Person will have any right or obligation hereunder.

          Section 10.05. Amendment.  (a) This Agreement may be amended from time
                         ---------
to time by the Unaffiliated Seller, the Back-Up Servicer, the Depositor, the Servicer and the Trustee, without the consent of any of the Holders of the Certificates, (i) to cure any ambiguity or defect of, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; (ii) upon receipt of an opinion of counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust or upon the transferor of a Residual Certificate as a result of the ownership of any Residual Certificate by an Disqualified Organization, removing the restriction on transfer set forth n Section 5.8(b) hereof or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however,
            --------  -------
that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Holder.

          (b) This Agreement may also be amended from time to time by the Unaffiliated Seller, the Servicer, the Back-Up Servicer, the Depositor and the Trustee, with the consent of Required Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment shall (a)
                             --------  -------
reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate then outstanding, (b) reduce the percentage required to consent to any such amendment or (c) modify this Section 10.04(b) without the consent of the Holders of all of the Holders of the Certificates. The Servicer may set a record date for purposes of determining the holders entitled to give a written consent or waive compliance as authorized or permitted by this Section 10.04(b). Such record date shall not be more than 30 days prior to the first solicitation to such consent or waiver.

          (c) Promptly after the execution of any amendment or consent pursuant to this Section 10.04, the Trustee shall furnish a copy of such amendment to each Holder of a Certificate and, not later than the tenth Business Day preceding the effectiveness of any such amendment, to each Rating Agency.

          (d) The manner of obtaining consents and of evidencing the authorization of the execution thereof by Holders of the Certificates be subject to such reasonable requirements as the Trustee may prescribe.

          (e) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

          (f) In connection with any amendment pursuant to this Section 10.03, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Agreement.

          Section 10.06. Notices.  (a) All communications and notices to the
                         -------
parties hereto shall be in writing and delivered or mailed first class mail, postage prepaid to it at the following address:

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

     If to the Unaffiliated
       Seller at:             Wilshire Mortgage
                                Funding Company IV, Inc.
                              1705 S.W. Taylor Street
                              Portland, Oregon  97205
                              Attn:  Lawrence Mendelsohn
                              Telephone:   (503) 223-5600
                              Telecopier:  (503) 223-8799

                              with a copy to the Servicer.

     If to the Servicer, at:  Wilshire Servicing Corporation
                              1776 S.W. Madison Street
                              Portland, Oregon  97205
                              Attn:  Andrew Wiederhorn
                              Telephone:   (503) 223-5600
                              Telecopier:  (503) 223-8799

                              with copies to

                              James Waddington
                              Proskauer Rose Goetz & Mendelsohn
                              1585 Broadway
                              New York, New York  10036
                              Telephone:   (212) 969-3110
                              Telecopier:  (212) 969-2900

     If to the Trustee, at:   Bankers Trust Company of California, N.A.
                              3 Park Plaza
                              16th Floor
                              Irvine, CA  92714
                              Attn:      Wilshire Funding Corporation Mortgage-
                                         Backed Certificates, Series 1996-3
                              Telephone:   (714) 253-7575
                              Telecopier:  (714) 253-7577

     If to the Depositor:     CS First Boston Mortgage Securities Corp.
                              11 Madison Avenue
                              New York, New York  10010
                              Attn:  Vice President
                                     Mortgage Products Group

     If to the Rating
       Agencies:              Moody's Investors Service
                              99 Church Street
                              New York, New York  10007
                              Attn:  Wilshire Funding 1996-3
                              Telephone: (212) 553-0300
                              Telecopier:  (212) 553-0881

                              Duff & Phelps Credit Rating Co.
                              55 East Monroe Street
                              Chicago, IL  60603
                              Attn:  ABS Monitoring Group
                              Telephone:  (312) 368-3100
                              Telecopier: (312) 368-3155

                              Fitch Investors Service, L.P.
                              One State Street Plaza
                              New York, NY  10004
                              Telephone:  (212) 908-0500
                              Telecopier: (212) 480-4438

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

          (b) All communications and notices given pursuant hereto shall be in writing and delivered or mailed first class mail, postage prepaid at the address shown above, or, in the case of the Class A Certificateholders, at the address shown in the Certificate Register.

          Section 10.07. Merger and Integration.  Except as specifically stated
                         ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

          Section 10.08. Headings.  The headings herein are for purposes of
                         --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          Section 10.09. Certificates Nonassessable and Fully Paid.  The
                         -----------------------------------------
interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee, each Certificate shall be deemed fully paid.

          Section 10.10. Severability of Provisions.  If any one or more of the
                         --------------------------
covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the rights of the Certificateholders or the rights of the Trustee.

          Section 10.11. No Proceedings.  The Servicer, the Depositor and the
                         --------------
Unaffiliated Seller each hereby agrees that it will not, directly or indirectly institute, or cause to be instituted, against the Unaffiliated Seller or the Trust any proceeding of the type referred to in Section 7.01(c) so long as there shall not have elapsed one year plus one day since the Trust Termination Date.

          Section 10.12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
                         ------------------------------------------------------
TRIAL.  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
-----
WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

          (b) THE UNAFFILIATED SELLER, THE SERVICER, THE BACK-UP SERVICER, THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND TRANSFER AGENT, THE PAYING AGENT, EACH CUSTODIAN AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 10.06 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT THEREOF. THE UNAFFILIATED SELLER, THE SERVICER, THE CERTIFICATE REGISTRAR AND TRANSFER AGENT, THE PAYING AGENT, THE CUSTODIAN AND THE TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY
                   --------------------
ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE UNAFFILIATED SELLER, THE SERVICER, THE CERTIFICATE REGISTRAR AND TRANSFER AGENT, THE PAYING AGENT, THE CUSTODIAN AND THE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY SUCH PERSON TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

          (c) THE UNAFFILIATED SELLER, THE SERVICER, THE BACK-UP SERVICER, THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND TRANSFER AGENT, THE PAYING AGENT, EACH CUSTODIAN AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          Section 10.13. Counterparts.  This Agreement may be executed in
                         ------------
counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 10.14.  Tax Matters.  (a)  The Trustee shall prepare all tax
                          -----------
returns and any other information, returns or reports, if any, that need to be filed for the Trust. The Trustee shall execute and file all such tax returns and other information, returns or reports.

          (b) The Servicer shall take all action reasonably necessary to assure compliance with the provisions of the Code relating to (i) certain withholding requirements applicable to non-U.S. Person taxpayers; (ii) backup withholding requirements and (iii) certain taxpayer certification requirements relating to clauses (i) and (ii) above.

          Section 10.15. REMIC.  The Servicer covenants and agrees for the
                         -----
benefit of the Owners (i) to take no action which would result in the termination of REMIC status for either REMIC, (ii) not to engage in any "Prohibited Transaction", as such term is defined in Section 860F(a)(2) of the Code and (iii) not to engage in any other action which may result in the imposition of any other taxes under the Code.

          Section 10.16.  REMIC Status; Taxes.  (a)  The Tax Matters Person
                          -------------------
shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax or information returns with respect to each REMIC and the Certificates containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Owners such statements or information at the times and in such manner as may be required thereby. For this purpose, the Tax Matters Person may, but need not, rely on any proposed regulations of the United States Department of the Treasury. The Tax Matters Person shall indicate the election to treat each REMIC as a REMIC (which election shall apply to the taxable period ending December 31, 1996 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee, as Tax Matters Person appointed pursuant to Section 10.18 hereof shall sign all tax information returns filed pursuant to this Section 10.16. The Tax Matters Person shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest. The Trustee shall not be required to file a separate tax return for the Supplemental Interest Trust.

          (b) The Tax Matters Person shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Tax Matters Person shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Tax Matters Person by the Seller with respect to such allocation of expenses. The Tax Matters Person shall collect any forms or reports from the Owners determined by the Seller to be required under applicable federal, state and local tax laws.

          (c) The Tax Matters Person shall provide to the Internal Revenue Service and to persons described in Section 860E(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

          (d) The Seller and the Depositor covenant and agree to within ten Business Days after the Startup Day provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (b) and (c) above.

          (e) The Trustee, the Seller and the Master Servicer each covenants and agrees for the benefit of the Owners (i) to take no action which would result in the termination of "REMIC" status for either REMIC, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code and (iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code, including, without limitation, for purposes of this paragraph any alteration, modification, amendment, extension, waiver or forbearance with respect to any Mortgage Loan.

          (f) The Trust shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

          (g) No Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Section 10.02 hereof).

          (h) Neither the Seller nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust Estate, other than as expressly contemplated by this Agreement.

          (i) Notwithstanding the foregoing clauses (g) and (h), the Trustee, the Seller may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trustee or cause a termination of REMIC status for either REMIC; provided, however, that such transaction is otherwise
                  --------  -------
permitted under this Agreement.

          Section 10.17.  Additional Limitation on Action and Imposition of Tax.
                          ------------------------------------------------------
(a) Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for either REMIC, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or (iii) agree to any modification of this Agreement.

          (b) In the event that any tax is imposed on "prohibited transactions" as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" as defined in Section 860G(c) of the Code, on any contribution to either REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from the Trustee's negligence or willful misconduct, (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, or otherwise (iii) the Owners of the Residual Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the Owners of the Residual Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Owners of the Residual Certificates on any Payment Date sufficient funds for the payment of such tax.

          Section 10.18.  Appointment of Tax Matters Person.  A Tax Matters
                          ---------------------------------
Person will be appointed by the Owners of the Residual Certificates for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions, as are required to be performed or taken by the Tax Matters Person under the Code. The Trustee hereby agrees to act as the Tax Matters Person (and the Trustee is hereby appointed by the Owners of the Residual Certificates as the Tax Matters Person) for each REMIC held by the Trust.

          IN WITNESS WHEREOF, the parties hereto have caused this Pooling and Servicing Agreement to be executed by their respective officers thereunto duly authorized on the day and year first above written.


                           CS FIRST BOSTON MORTGAGE SECURITIES CORP., as
                              Depositor



                           By   /s/ Heidi Davis
                              -----------------
                              Name:  Heidi Davis
                              Title: Vice President

                               WILSHIRE MORTGAGE FUNDING COMPANY IV, INC., as
                              Unaffiliated Seller



                           By    /s/ Lawrence Mendelsohn
                              --------------------------
                              Name:  Lawrence Mendelsohn
                              Title: President


                           WILSHIRE SERVICING CORPORATION,
                              as Servicer



                           By    /s/ Lawrence Mendelsohn
                              --------------------------
                              Name:  Lawrence Mendelsohn
                              Title: President


                           BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                              as Trustee and as Back-Up Servicer



                           By    /s/ Holly Holland
                              --------------------
                              Name:  Holly Holland
                              Title: Vice President



                [Signature Page to Pooling Servicing Agreement]